Filed pursuant to Rule 424(b)(3)

Registration No. 333-263457

PROSPECTUS

JE Cleantech Holdings Limited

3,000,000 Ordinary Shares

and

750,000 Ordinary Shares offered by the Selling Shareholder

This is an initial public offering of our ordinary shares, US$0.001 par value per share (“Ordinary Shares”). We are offering, on a firm commitment engagement basis, 3,000,000 Ordinary Shares. The Selling Shareholder (as defined herein) is offering 750,000 Ordinary Shares to be sold in the offering pursuant to this prospectus. We will not receive any proceeds from the sale of the Ordinary Shares to be sold by the Selling Shareholder. The assumed initial public offering price of the Ordinary Shares is US$4.00 per Ordinary Share.

Prior to this offering, there has been no public market for our Ordinary Shares. Our Ordinary Shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol JCSE.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 19 to read about factors you should consider before buying our Ordinary Shares.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Prospectus Summary — Implications of Our Being an Emerging Growth Company” and “Prospectus Summary — Implications of Our Being a Foreign Private Issuer” beginning on pages 14 and 15, respectively, of this prospectus for more information.

We are a holding company that is incorporated in the Cayman Islands. As a holding company with no operations, we conduct all of our operations through our subsidiaries in Singapore. The Ordinary Shares offered in this offering are shares of the holding company that is incorporated in the Cayman Islands. Investors in our Ordinary Shares should be aware that they may never directly hold equity interests in our subsidiaries.

Upon completion of this offering, our issued and outstanding shares will consist of 15,562,500 Ordinary Shares, assuming the over-allotment option is exercised in full. We will be a controlled company as defined under Nasdaq Marketplace Rule 5615(c) because JE Cleantech Global Limited, our controlling shareholder, owns 64.0% of our total issued and outstanding Ordinary Shares, representing 64.0% of the total voting power, and it will own 61.7% of our total issued and outstanding Ordinary Shares, representing 61.7% of the total voting power, if the over-allotment option is exercised in full.

Neither the United States Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share		Total(3)
Initial public offering price	US$	4.00	US$	17,250,000	(4)
Underwriting discounts and commissions(1)	US$	0.32	US$	1,380,000
Proceeds to the Company before expenses(2)	US$	3.68	US$	13,110,000
Proceeds to the Selling Shareholder	US$	3.68	US$	2,760,000

(1) We have agreed to pay the underwriters a discount equal to 8.0% of the gross proceeds of the offering. This table does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering payable to the representative of the underwriters. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 144.

(2) Excludes fees and expenses payable to the underwriters. The total amount of underwriters’ expenses related to this offering is set forth in the section entitled “Underwriting— Discounts, Commission and Expenses” commencing on page 145.

(3) Assumes that the underwriters exercise their over-allotment option in full. As of the date of this prospectus, the underwriters have exercised their over-allotment option to the extent of 20,000 Ordinary Shares.

(4) Includes US$14,250,000 gross proceeds from the sale of 3,562,500 Ordinary Shares offered by our Company, including 562,500 Shares underlying the underwriters’ over-allotment option, and US$3,000,000 gross proceeds from the sale of 750,000 Ordinary Shares offered by the Selling Shareholder. As of the date of this prospectus, gross proceeds to the Company have been US$12,080,000 and to the Selling Shareholder have been US$3,000,000.

We have granted the underwriters an option, exercisable from time to time in whole or in part, to purchase up to 562,500 additional Ordinary Shares from us at the initial public offering price, less underwriting discounts and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any. As of the date of this prospectus, the underwriters have exercised their over-allotment option to the extent of 20,000 Ordinary Shares.

If we complete this offering, net proceeds will be delivered to us on the final closing date.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

VIEWTRADE SECURITIES, INC.

The date of this prospectus is May 19, 2022.

Until June 13, 2022 (the 25th day after the date of this prospectus), all dealers that effect transactions in these Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

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ABOUT THIS PROSPECTUS

Neither we, the Selling Shareholder nor any of the underwriters have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we, the Selling Shareholder nor the underwriters take responsibility for, or provide any assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the Selling Shareholder nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data.

PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them, and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated, may not be the arithmetic aggregation of the percentages that precede them.

For the sake of undertaking a public offering of its Ordinary Shares, on December 28, 2021, the Company completed a series of re-organizing transactions resulting in 12,000,000 Ordinary Shares outstanding that have been retroactively restated to the beginning of the first period presented herein.

Financial Information in U.S. Dollars

Our reporting currency is the Singapore dollar. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations of Singapore dollars into U.S. dollars were made at S$1.3520 to US$1.00, the exchange rate set forth in the statistical release of the Federal Reserve Board on December 30, 2021. We make no representation that the Singapore dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Singapore dollars, as the case may be, at any particular rate or at all.

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MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate,” “will,” “aim” and “anticipate,” or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, regional, national or global political, economic, business, competitive, market and regulatory conditions, the risk factors set forth in “Risk Factors” and the following:

●	our business and operating strategies and our various measures to implement such strategies;

●	our operations and business prospects, including development and capital expenditure plans for our existing business;

●	changes in policies, legislation, regulations or practices in the industry and those countries or territories in which we operate that may affect our business operations;

●	our financial condition, results of operations and dividend policy;

●	changes in political and economic conditions and competition in the area in which we operate, including a downturn in the general economy;

●	the regulatory environment and industry outlook in general;

●	future developments in the cleaning solutions market and actions of our competitors;

●

catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

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●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

●	the overall economic environment and general market and economic conditions in the jurisdictions in which we operate;

●	our ability to execute our strategies;

●	changes in the need for capital and the availability of financing and capital to fund those needs;

●	our ability to anticipate and respond to changes in the markets in which we operate, and in client demands, trends and preferences;

●	exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our business;

●	changes in interest rates or rates of inflation; and

●	legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The markets for cleaning systems and centralized dishwashing services may not grow at the rate projected by such market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

INITIAL CLOSING ON OFFERING

The offering is being conducted as a firm commitment underwriting with View Trade Securities Inc. serving as the Representative of the several underwriters pursuant to a Registration Statement on Form F-1 that was filed with the Securities Exchange Commission on March 10, 2022 and declared effective on March 31, 2022. On April 26, 2022, the Company closed on the sale of 3,020,000 of its Ordinary Shares pursuant to its Initial Public Offering and the Selling Shareholder closed on the sale of 750,000 Ordinary Shares of the Company owned by it (the “Initial Closing”). Gross proceeds to the Company from the sale of the Ordinary Shares were $12,080,000, for net proceeds after underwriting discount and commissions and expenses of the offering of $10,068,126 and gross proceeds to the Selling Shareholder were $3,000,000, for net proceeds to the Selling Shareholder of $2,730,000. The Ordinary Shares of the Company closed on included 20,000 of the 562,500 Shares underlying the underwriters’ over-allotment option, leaving a balance of 542,500 Shares subject thereto, which may be sold not later than June 6, 2022.

DEFINITIONS

“AI” means artificial intelligence, which refers to intelligence demonstrated by machines.

“Amended and Restated Memorandum of Association” or “Amended Memorandum” means the amended and restated memorandum of association of our Company adopted on January 18, 2022 and as supplemented, amended or otherwise modified from time to time, a copy of which is filed as Exhibit 3.1 to our Registration Statement filed with the SEC on March 10, 2022.

“Amended and Restated Articles of Association” means the amended and restated articles of association of our Company adopted on January 18, 2022, as amended from time to time, a copy of which is filed as Exhibit 3.2 to our Registration Statement filed with the SEC on March 10, 2022.

“ASEAN “ means the Association of Southeast Asian Nations.

“B2B” means business-to-business, the exchange of products, services or information between businesses, rather than between businesses and consumers.

“bizSAFE” means a five-step program to assist companies build up their workplace safety and health capabilities in order to achieve quantum improvements in safety and health standards at the workplace, and organized under the Workplace Safety and Health Council of Singapore.

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“Business Day” means a day (other than a Saturday, Sunday or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.

“BVI” means the British Virgin Islands.

“CAGR” means compound annual growth rate.

“Circuit Breaker Period” means the period from April 7, 2020 to June 1, 2020 (inclusive).

“CNC” means computer numerical control, which is the automated operation of machines using computers.

“Company” or “our Company” means JE Cleantech Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act on January 29, 2019.

“Companies Act” means the Companies Act (2022 Revision) of the Cayman Islands.

“COVID-19” means the Coronavirus Disease 2019.

“Euromonitor” means Euromonitor International Limited, a business consulting firm involved in market research, analysis and growth strategy consulting and an Independent Third Party.

“Evoluxe” means Evoluxe Pte. Ltd., a company incorporated in Singapore with limited liability on May 6, 2016 and an indirect wholly-owned subsidiary of the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Greater China” means mainland China, Hong Kong, Macau and Taiwan in East Asia.

“Group,” “our Group,” “we,” “us” or “our” means our Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company became the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

“Halal certification” means an award of endorsement given by a credible Islamic body to attest that a product or service is suitable for Muslim consumption or use.

“Halal dishware” means dishware used at food and beverage establishments that have obtained a Halal certification and are suitable for Muslim use.

“HDD” means hard-disk drive.

“Hygieia” means Hygieia Warewashing Pte. Ltd., a company incorporated in Singapore on December 29, 2010 and an indirect wholly-owned subsidiary of the Company.

“Hygieia Facility” means the centralized dishwashing facility and office leased by Hygieia, located at 17 Woodlands Sector 1, Singapore 738354.

“Independent Third Party” means a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company.

“Industry 4.0” means the Fourth Industrial Revolution, which is the ongoing automation of traditional manufacturing and industrial practices, using modern smart technology. In Singapore the movement toward the Industry 4.0 model is backed by government support and funding.

“Initial Closing” means the initial closing on April 26, 2022 on the initial public offering of the Company’s Ordinary Shares.

“Initial Public Offering” means the initial public offering of 3,000,000 of the Company’s Ordinary Shares, plus 562,500 Ordinary Shares subject to the underwriters’ over-allotment option and 750,000 Ordinary Shares offered by the Selling Shareholder, pursuant to the Registration Statement on Form F-1, which was filed with the Securities and Exchange Commission on March 10, 2022 and declared effective on March 31, 2022.

“IoT” means Internet of Things, which describes physical objects that are embedded with sensors, processing ability, software and other technologies that connect and exchange data with other devices and systems over the Internet or other communications networks.

“ISO 9001: 2015” means a quality management system standard that is based on a number of quality management principles including a strong customer focus, the motivation and implication of top management, the process approach and continual improvement.

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“ISO 45001:2018” means a quality management system standard that specifies requirements for an occupational health and safety management system and gives guidance for its use enabling organizations to provide safe and healthy workplaces by preventing work-related injury and ill health as well as by proactively improving its occupational health and safety management system performance.

“ISO 22000:2005” means a quality management system standard that specifies requirements for a food safety management system where an organization in the food chain needs to demonstrate its ability to control food safety hazards in order to ensure that food is safe at the time of human consumption.

“JCS” means JCS-Echigo Pte Ltd., a company incorporated in Singapore with limited liability on November 25, 1999 and an indirect wholly-owned subsidiary of the Company.

“JCS Facility” means the manufacturing and office facility leased by JCS, located at 3 Woodlands Sector 1 Singapore 738361.

“JOBS Act” means the U.S. Jumpstart Our Business Startups Act of 2012.

“kHz” means kiloHertz, which is equivalent to 1,000 Hertz or 1,000 cycles per second.

“megasonic” means frequency acoustic energy of between 0.8 to 1.2 mHz.

“mHz” means megaHertz, which is equivalent to 1,000,000 Hertz, or 1,000,000 cycles per second.

‘‘MYR’’ means Ringgit Malaysia, the lawful currency of Malaysia.

“NAS” means North Asian sources, being countries from which foreign workers can be employed by Singapore entities, comprising Hong Kong, Macau, South Korea and Taiwan.

“Non-IPO Selling Shareholders” means Ever Bloom Properties Company Limited, a company incorporated in Samoa that owns 4% of our outstanding shares prior to this offering and Aqua Lady Group Limited, a company incorporated in the British Virgin Islands that owns 2% of our outstanding shares prior to this offering.

“PRC” means the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, the Macau Special Administrative Region of the People’s Republic of China and Taiwan.

“Pre-IPO Investors” means Triple Business Limited, a company incorporated in the British Virgin Islands that owns 14% of our outstanding shares prior to this offering, and the Non-IPO Selling Shareholders.

“R&D” means research and development.

“S$” or “SGD” means Singapore dollars(s), the lawful currency of Singapore.

“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selling Shareholder” means Triple Business Limited, a company formed under the laws of the British Virgin Islands and an existing shareholder of the Company that is selling a portion of its Ordinary Shares pursuant to this prospectus.

“SME 1000” means the part of the Singapore Family of Ranking organized by Experian, the official ranking body of companies in Singapore, which is a guide that profiles the success of businesses based on financial indicators such as revenue, net profit, return on equity and overseas revenue.

“SSD” means solid state drive.

“ultrasonic” means frequency acoustic energy of generally between 20 and 200 kHz.

“US$,” “$” or “USD” means United States dollar(s), the lawful currency of the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Overview

Our Group’s history began in November 1999 when JCS was founded by Ms. Hong Bee Yin, our Chairman, executive Director and chief executive officer, and her then business partner, Mr. Yeo Hock Huat. Our Group commenced business in the selling of cleaning systems in 2005, before starting our business in the design, development, manufacture and sale of cleaning systems in Singapore in 2006. We manufacture a broad range of cleaning systems, including aqueous washing systems, plating and cleaning systems, train cleaning systems and other equipment. Since 2013, we have also been in the business of providing centralized dishwashing services for the food and beverage industry, mainly for food and beverage establishments in Singapore such as food courts, hawker centers, restaurants, cookhouses, eldercare homes and an inflight catering service provider. We have also provided general cleaning services since 2015, mainly for food courts in Singapore.

Our mission is to be an industry leader in the cleaning systems and provision of centralized dishwashing services industry and in the design, development and manufacturing of precision cleaning systems industry.

Competitive Advantages

We have a long and proven track record in precision cleaning in Singapore.

We have been providing cleaning systems to our customers for over 15 years and have accumulated extensive industry experience. We believe our strong research and development and engineering capabilities enable us to design, develop and manufacture quality precision cleaning systems and other cleaning systems for various industrial end-use applications, which are customized for our customers’ specific needs.

Our Group was ranked fifth in the precision cleaning equipment manufacturing market in Singapore in 2020, with a market share of approximately 2.0% in terms of revenue. We ranked first in the precision cleaning equipment manufacturing market in Malaysia in 2020, with a market share of approximately 27.0% in terms of revenue.

We believe our strong track record in precision cleaning will facilitate the promotion and demand for our products with both existing and new customers, as well as the expansion of our business. We intend to continue to develop products for different industrial end-use applications and to meet the needs of our customers across various industries by expanding our product portfolio. To this end, we have developed an initial prototype of a robot floor scrubber, which comprises a robotic enhancement that can be attached to floor cleaning equipment to enable such floor cleaning equipment to be used without manual operation. We have also entered into a collaboration with a statutory board in Singapore, whose functions and duties include the management and operation of the segment of the public transportation system in Singapore, to co-develop an autonomous train interior cleaning robot that will be capable of cleaning the floor of the interior of public trains autonomously based on the train type and car configuration.

We provide and maintain quality business operations.

We strive to provide and maintain quality business operations, and to this end, the management system of JCS, our wholly-owned subsidiary that is engaged in the manufacture and sale of cleaning systems and other equipment, has been assessed as conforming to ISO 9001:2015 and ISO 45001:2018 for design, manufacture, supply, installation and servicing of integrated cleaning systems. The management system of Hygieia, our wholly-owned subsidiary that is engaged in the provision of centralized dishwashing and general cleaning services and leasing of dishwashing equipment, has been assessed and certified as meeting the requirements of ISO 22000:2005 for the cleaning of serviceware and cookware for use in the food industry.

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We have stable relationships with our major customers.

Since the inception of our business in 2006, we have developed stable relationships with our major customers and we believe that our engineering know-how and ability to design, develop and manufacture customized cleaning systems to meet our customers’ requirements and specifications and our ability to provide centralized dishwashing services have been the key drivers for them to appoint us as their suppliers over the years.

We have strived to maintain stable business relationships with our major customers. For the three years ended December 31, 2019, 2020 and 2021, our top five customers included renowned HDD manufacturers, a public transportation operator and food and beverages establishment operators in Singapore, and three of our top five customers have more than 10 years of business relationships with us.

We have an experienced team with strong research and development and engineering capabilities that allow us to design and develop customized products to cater to our customers’ needs.

We have an experienced research and development and engineering team led by Mr. Zhao Liang, who is also a member of our senior management team. We believe that our Group has strong in-house research and development and engineering capabilities to design high quality precision cleaning systems and other cleaning systems customized to meet the standards and particular needs of our customers, including HDD and semiconductor and industrial electronic equipment/product manufacturers.

With our strong research and development and engineering team, we are able to design and develop customized cleaning systems catered to our customers’ requirements and specifications. Against the backdrop of Industry 4.0 and an increasing demand for digitized and automated machinery in the manufacturing space, we have entered into collaborations to develop new customized cleaning solutions. In addition to previously co-developing a high performance dryer with one of our customers, we have also developed an initial prototype of a robot floor scrubber, which comprises a robotic enhancement that can be attached to floor cleaning equipment, which will then enable such floor cleaning equipment to be used without manual operation. We have entered into a collaboration with a statutory board in Singapore, whose functions and duties include the management and operation of the segment of the public transportation system in Singapore, to co-develop an autonomous train interior cleaning robot that would be capable of cleaning the floor of the interior of public trains autonomously based on the train type and car configuration. We believe that such customized cleaning systems and collaborations demonstrate our customers’ belief in the strength of our research and development and engineering capabilities.

We have an experienced management team.

We have an experienced management team, led by Ms. Hong, our Chairman, executive Director and chief executive officer, who has been instrumental in spearheading the growth of our Group. Ms. Hong has over 20 years of experience in the cleaning solutions industry in Singapore and is primarily responsible for planning and execution of our Group’s business strategies, including product development, and managing our Group’s customer relationships.

Our Group is supported by a senior management team with substantial experience in the cleaning solutions industry. Our senior management team includes members such as Mr. Zhao Liang, the head of our research and development and engineering team, who has over 13 years of experience in the precision cleaning equipment industry.

Growth strategies

Our principal objective is to sustain a continuous growth in our business and strengthen our market position in the cleaning systems industry in Singapore, Malaysia and other countries such as Thailand, Belgium and South Korea, and in the centralized dishwashing services industry in Singapore with the following strategies:

●	Expand our product portfolio;

●	Expand our research and development and engineering team;

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●	Improve the production efficiency of our centralized dishwashing services business;

●	Expand our production capability for cleaning systems and other equipment;

●	Acquire additional software systems and hardware; and

●	Establish a new office in Malaysia.

Risks and Challenges

Investing in our Ordinary Shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 19 of this prospectus, which you should carefully consider before making a decision to purchase Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment.

These risks include but are not limited to the following:

Risks related to our business and industry:

●	We only have a limited number of customer groups and our business is significantly dependent on our major customer groups’ demands and our relationships with them. Our aggregate sales generated from our top five customer groups amounted to approximately 68.5%, 88.4% and 80.6% of our revenue for the years ended December 31, 2019, 2020 and 2021, respectively. In particular, our largest customer group, which is principally engaged in the manufacture of HDD, accounted for approximately 28.8%, 61.5% and 32.7% of our revenue for our fiscal years ended December 31, 2019, 2020 and 2021. The concentration of our customers has not changed materially through the date of this prospectus. Thus, any change in our relationship with our largest customer group could result in a material adverse change to our business, financial condition or results of operations. And, in addition to maintaining and growing our business with existing customers, the success of our business also depends on our ability to attract new customers. If we are unable to attract new customers, our business growth will be hampered and our business, financial condition, results of operations and prospects may be materially and adversely affected.

●	We are exposed to the credit risks of our customers. We extend credit terms to our customers. Our average accounts receivable turnover days were approximately 103.4 days, 120.3 days and 138.5 days for the years ended December 31, 2019, 2020 and 2021, respectively. Our customers may be unable to meet their contractual payment obligations to us, either in a timely manner or at all. We may not be able to enforce our contractual rights to receive payment through legal proceedings. In the event that we are unable to collect payments from our customers, we are still obliged to pay our suppliers in a timely manner and thus our business, financial condition and results of operations may be adversely affected.

●	We are subject to risks relating to the operation of our production and processing facilities. We are dependent on our JCS Facility and Hygieia Facility for our operations. Our production and processing facilities are subject to the risk of operational breakdowns. Any interruption in, or prolonged suspension of any part of production at, or any damage to or destruction of, any of our production and processing facilities arising from unexpected or catastrophic events may prevent us from carrying out our businesses of the sale of cleaning systems and other equipment and provision of centralized dishwashing services to our customers and/or failure to supply our products and services thus resulting in breach of contract and loss of sales, which in turn may result in a material adverse effect on our results of operations and financial condition. Also, the operation of our production and processing facilities is subject to risks and issues in respect of our production processes, such as mechanical and system failures, equipment upgrades and delays in the delivery of machinery and equipment or accidents or injuries to our workers caused by the use of machinery or equipment, any of which could cause interruption or suspension of the production process and reduced output.

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●	We may be affected by the prospects of the industries in which our customers are engaged. Our cleaning systems and other equipment sales business is largely dependent on orders and contracts from our major customers, which are primarily in the hard disk drive, semiconductor and industrial electronics equipment/product manufacturing industries in Singapore and Malaysia. Our provision of centralized dishwashing services and ancillary services is dependent on contracts from our customers in the food and beverage industry in Singapore. We are therefore dependent on the outlook for these industries and are indirectly exposed to the uncertainties and business fluctuations of these industries, such as any slowdown in the growth and development of such industries. A decline in the number of new contracts and orders due to these factors may cause us to operate in a more competitive environment, and we also may be required to be more competitive in our pricing which, in turn, may adversely impact our business, financial condition, results of operations and prospects.

●	We are vulnerable to fluctuations in the cost or supply of our raw materials. Expenses for raw materials, such as stainless steel, aluminum and electronic components, constitute most of our cost of revenues, representing approximately 41.8%, 57.8% and 43.5% of our total cost of revenues for the years ended December 31, 2019, 2020 and 2021, respectively. A shortage of raw materials or material increases in the cost of raw materials, which we may not be able to pass on to our customers, will increase our cost of production whereby our gross margin and profitability may be adversely affected.

●	We are exposed to risks arising from fluctuations of foreign currency exchange rates. Our reporting currency is Singapore dollars and our overseas sales and procurement are denominated in United States dollars. We may be exposed to foreign currency exchange gains or losses arising from transactions in currencies other than our reporting currency.

●	Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud. If we fail to maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud. Moreover, our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of the Ordinary Shares. This also could limit our access to capital markets and harm our results of operations.

Although our management has concluded that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. Our reporting obligations as a public company may also place a burden on our management, operational and financial resources and systems for the foreseeable future such that we may be unable to timely complete our evaluation testing and any required remediation. There can be no assurance that our internal controls will continue to be effectively implemented and ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from Nasdaq, to regulatory investigations and to civil or criminal sanctions.

●	We may be affected by adverse changes in the political, economic, regulatory or social conditions in the countries in which we and our customers and suppliers operate or into which we intend to expand, such as Singapore, Malaysia, Thailand, Belgium and South Korea. Any economic downturn, changes in policies, currency and interest rate fluctuations, capital controls or capital restrictions, labor laws, changes in environmental protection laws and regulations, duties and taxation and limitations on imports and exports in these countries may materially and adversely affect our business, financial condition, results of operations and prospects.

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●	Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19. If the development of the COVID-19 outbreak becomes more severe or if our customers, suppliers and sub-contractors are forced to close down their businesses after prolonged disruptions to their operations, we may experience a delay or shortage of raw materials, supplies and/or services by our suppliers and sub-contractors, or termination of our orders and contracts by our customers. In addition, if any of our employees or employees of our sub-contractors are suspected of having contracted COVID-19, some or all of our employees or the employees of our sub-contractors may be quarantined thus causing a shortage of labor and we will be required to disinfect our workplace and our production and processing facilities. In such event, our operations may be severely disrupted, which may have a material and adverse effect on our business, financial condition and results of operations.

Risks related to our Ordinary Shares:

●	An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly. The public offering price for our shares in this offering was determined by negotiation between us and the representative of the underwriter based upon several factors, and we can provide no assurance that the trading price of our shares after this offering will not decline below the public offering price. As a result, investors in our shares may experience a significant decrease in the value of their shares.

●	We may not maintain the listing of our Ordinary Shares on the Nasdaq which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions. In order to continue listing our shares on the Nasdaq, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. If the Nasdaq delists our Ordinary Shares and we are unable to list our shares on another national securities exchange, we expect our shares could be quoted on an over-the-counter market in the United States causing us to face significant material adverse consequences, such as reduced liquidity, decreased ability to obtain additional financing and limited availability of market quotations for our Ordinary Shares.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment. We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. Therefore, you should not rely on an investment in our shares as a source for any future dividend income. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our shares. You may not realize a return on your investment in our shares and you may even lose your entire investment.

●	Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution. You will experience immediate and substantial dilution of US$3.26 per share, representing the difference between our pro forma as adjusted net tangible book value per share of US$0.74 as of December 31, 2021, after giving effect to the net proceeds to us from this offering and assuming no additional exercise by the underwriters of the over-allotment option, and a public offering price of US$4.00 per share.

●	As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards. However, our audit committee is required to comply with the provisions of Rule 10A-3 of the Exchange Act, which is applicable to U.S. companies listed on the Nasdaq. Therefore, we intend to have a fully independent audit committee upon effectiveness of the registration statement of which this prospectus is a part, in accordance with Rule 10A-3 of the Exchange Act. However, because we are a foreign private issuer, our audit committee is not subject to additional Nasdaq corporate governance requirements applicable to listed U.S. companies, including the requirements to have a minimum of three members and to affirmatively determine that all members are “independent,” using more stringent criteria than those applicable to us as a foreign private issuer.

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●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States, and provide significantly less protection to investors. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

●	Certain judgments obtained against us by our shareholders may not be enforceable. Substantially all of our assets are located outside the United States. In addition, all of our current directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements applicable to other public companies that are not emerging growth companies. Most significantly this includes not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important. We will also not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have early adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

●	We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies. Certain of these exemption provisions are: (i) rules under the Exchange Act requiring the filing of quarterly reports or current reports with the SEC or the solicitation of proxies; and (ii) sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities. We will be required to file an annual report on Form 20-F within four months after the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

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●	Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions. Our controlling shareholder could control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions, including the power to prevent or cause a change in control. The interests of our largest shareholder may differ from the interests of our other shareholders.

●	If securities or industry analysts do not publish research or reports about our business causing us to lose visibility in the financial markets or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline. The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business.

Corporate Information

We were incorporated in the Cayman Islands on January 29, 2019. Our registered office in the Cayman Islands is at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111 Cayman Islands. Our principal executive office is at 3 Woodlands Sector 1, Singapore 738361. Our telephone number at this location is +65 6368 4198. Our principal website address is http://www.jecleantech.sg. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

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Corporate Structure

The chart below sets out our corporate structure as of the date of this prospectus.

Ms. Hong
100%
JE Cleantech Global Limited (BVI)
Public
Triple Business Limited (BVI)
Ever Bloom Properties Company Limited (Samoa)
Aqua Lady Group Limited (BVI)
64%
25%
6.2%
3.2%
1.6%
100%
Company (Cayman Islands)
100%
JE Cleantech International limited (BVI)
100%
JCS-Echigo Pte Ltd (Singapore)
100%
100%
Hygieia Warewashing Pte. Ltd. (Singapore)
Evoluxe Pte. Ltd. (Singapore)

Implications of Our Being a “Controlled Company”

Upon completion of this offering, JE Cleantech Global Limited, our controlling shareholder, will be the beneficial owner of an aggregate of 9,600,000 Ordinary Shares, which will represent 63.91% of the then total issued and outstanding Ordinary Shares (or 61.69% of the then total issued and outstanding Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full). As a result, we will remain a “controlled company” within the meaning of the Nasdaq Stock Market Rules and therefore we are eligible for, and, as long as we remain a controlled company as defined under Rule 5615(c)(1), we intend to rely on, certain exemptions from the corporate governance listing requirements of the Nasdaq.

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Implications of Our Being an Emerging Growth Company

As a company with less than US$1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

●	an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act on the effectiveness of our internal control over financial reporting.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.07 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which means the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the prior, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Our Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq. Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq, such that a majority of the directors on our board of directors are not required to be independent directors, our audit committee is not required to have a minimum of three members and neither our compensation committee nor our nomination committee is required to be comprised entirely of independent directors.

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The Offering

Offering Price	The initial public offering price is US$4.00 per Ordinary Share.

Ordinary Shares offered by us	3,000,000 Ordinary Shares (or 3,562,500 Ordinary Shares if the underwriters exercise the over-allotment option in full)

Ordinary Shares sold by us at Initial Closing	3,020,000 Ordinary Shares

Ordinary Shares offered by the Selling Shareholder	750,000 Ordinary Shares

Ordinary Shares sold by the Selling Shareholder at the Initial Closing	750,000 Ordinary Shares

Ordinary Shares issued and outstanding prior to this offering	12,000,000 Ordinary Shares

Ordinary Shares to be issued and outstanding immediately after this offering	15,020,000 Ordinary Shares (or 15,562,500 Ordinary Shares if the underwriters exercise the over-allotment option in full)

Over-allotment option	We have granted to the underwriters an option, exercisable until June 7, 2022, to purchase up to an aggregate of 562,500 Ordinary Shares at the initial public offering price, less underwriting discounts and commissions, solely for the purpose of covering over-allotments.

Indemnification escrow	Net proceeds of this offering in the amount of $600,000 have been used to fund an escrow account for a period of 12 months following the closing date of this offering, which account shall be used in the event we have to indemnify the underwriters pursuant to the terms of the underwriting agreement with the underwriters.

Use of proceeds	We currently intend to use the net proceeds from this offering to (i) expand our product portfolio, including an autonomous robot floor scrubber for industrial and commercial use; (ii) strengthen our production capability for cleaning systems and other equipment by purchasing more advanced machinery and equipment; (iii) improve production efficiency of our centralized dishwashing services by purchasing new machinery and equipment and enhancing our processing facility; (iv) build our brand by establishing a showroom, attendance at trade shows, exhibitions and industry forums and revamping our website; (v) repay interest free loans made to us by our controlling shareholder for paying the expenses of obtaining a listing of our Ordinary Shares and for general working capital and corporate purposes; (vi) build up our business development team and increase marketing efforts; (vii) set up a new office in Malaysia; and (viii) fund working capital and other general corporate purposes. We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholder.

Dividend policy	We do not intend to pay any dividends on our Ordinary Shares for the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business. See “Dividends and Dividend Policy” for more information.

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Lock-up	We, each of our directors and executive officers and our principal shareholders, except for the Selling Shareholder with respect to its Ordinary Shares sold in this offering, have agreed, subject to certain exceptions, for a period of 12 months after the date of this prospectus, not to, except in connection with this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities convertible into or exercisable or exchangeable for Ordinary Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares. See “Shares Eligible for Future Sale” and “Underwriting — Lock-Up Agreements.”

Risk factors	Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 19 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Listing	Our Ordinary Shares are listed on the Nasdaq.

Trading symbol	JCSE

Transfer agent	VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598; telephone: 212-828-8436, toll-free: 855-9VSTOCK; facsimile: 646-536-3179

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Summary Financial Data

You should read the following summary financial data together with our financial statements and the related notes appearing at the end of this prospectus, “Selected Consolidated Financial and Other Data,” “Capitalization and Indebtedness” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We have derived the financial data for the fiscal years ended December 31, 2019, 2020 and 2021 from our audited financial statements included in this prospectus.

Results of Operations Data:

	For the years ended December 31,
	2019	2020	2021	2021
	SGD’000	SGD’000	SGD’000	USD’000(1)

Revenues	18,219	21,397	14,764	10,920
Net income	342	1,727	2	1
Basic and diluted net income per Ordinary Share	0.03	0.14	0.00	0.00
Weighted average number of Ordinary Shares outstanding	12,000,000	12,000,000	12,000,000	12,000,000

(1) Calculated at the rate of US$0.7396 = SGD$1, as set forth in the statistical release of the Federal Reserve System on December 30, 2021.

Balance Sheet Data:

	As of December 31,
	2020	2021	2021
	SGD’000	SGD’000	US$’000

Cash and cash equivalents	550	1,108	820
Working capital	1,867	--	--
Total assets	21,763	18,440	13,639
Total liabilities	15,818	15,417	11,403
Total shareholders’ equity	5,945	3,023	2,236

(1) Calculated at the rate of US$0.7396 = SGD$1, as set forth in the statistical release of the Federal Reserve System on December 30, 2021.

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RISK FACTORS

Investing in our shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We only have a limited number of customer groups and our business is significantly dependent on our major customer groups’ needs and our relationships with them. We may be unsuccessful in attracting new customers.

Our aggregate sales generated from our top five customer groups amounted to approximately 68.5%, 88.4% and 80.6% of our revenue for the years ended December 31, 2019, 2020 and 2021, respectively. In particular, sales to our largest customer group, which is principally engaged in the manufacture of HDD, amounted to approximately S$5.2 million, S$13.2 million and S$4.8 million, representing approximately 28.8%, 61.5% and 32.7% of our revenue, for the years ended December 31, 2019, 2020 and 2021, respectively. The concentration of our customers has not changed materially during the year ending December 31, 2022. Accordingly, our sales would be significantly affected by changes in our relationship with or in the needs of our major customer groups, particularly our largest customer group, as well as other factors that may affect their purchases from us, many of which are beyond our control. Any adverse changes in the economic conditions in the markets in which our customer groups operate and in their business expansion plans may negatively affect their purchasing practices and result in a reduction in demand for our products and services. Furthermore, we have a limited number of customer groups for both our sale of cleaning systems and other equipment business and our centralized dishwashing and general cleaning services business. We sold cleaning systems and other equipment to 15, 14 and 11 customer groups during the years ended December 31, 2019, 2020 and 2021, respectively. Our centralized dishwashing services and general cleaning services business provided centralized dishwashing services to 35, 38 and 54 customer groups during the years ended December 31, 2019, 2020 and 2021, respectively, and provided general cleaning services to seven, customer groups during each of those years. If our major customer groups do not place their new orders with us, our business, financial condition, results of operations and prospects could be materially and adversely affected. In addition to maintaining and growing our business with existing customers, the success of our business also depends on our ability to attract new customers. If we are unable to attract new customers, our business growth will be hampered and our business, financial condition, results of operations and prospects may be materially and adversely affected.

We are dependent upon our largest customer group for a substantial amount of our revenue.

We derived a significant portion of our revenue from our largest customer group during the years ended December 31, 2019, 2020 and 2021. Our sales to that customer group amounted to approximately S$5.2 million, S$13.2 million and S$4.8 million for the years ended December 31, 2019, 2020 and 2021, respectively, which accounted for approximately 28.8%, 61.5% and 32.7% of our total revenue for the years ended December 31, 2019, 2020 and 2021, respectively. This dependence on our largest customer group has not changed materially and we expect that this customer group will continue to account for a significant portion of our total revenue for a considerable period of time if we cannot expand our customer base and our geographical coverage. There is no assurance that we will be able to maintain the same or achieve even higher sales amounts to that customer group. Our sales to such customer group will be affected by the results of operations of the companies within that group, which may in turn be affected by many factors such as global and/or regional political, economic or social conditions, foreign trade or monetary policies, legal or regulatory requirements or taxation or tariff regime, demand for their products and implementation of sales and marketing strategies for their products. If the companies within our largest customer group are unable to launch their marketing plans for their products successfully, or if there is any material and adverse change in political, economic or social conditions, foreign trade or monetary policies, legal or regulatory requirements or taxation or tariff regime or if the demand for their products weakens materially, and if we are unable to develop new customers and secure purchase orders of comparable size or under substantially the same terms, our business, financial condition, results of operations and prospects may be materially and adversely affected. Further, if we fail to achieve more diversified income or reduce our reliance on such customer group, or if we fail to secure a similar level of business from other customers on comparable commercial terms, such that the reduction in revenue from our largest customer group could be partly or wholly offset, our business, financial condition, results of operations and prospects may be materially and adversely affected.

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In addition, there is generally no long-term commitment from customers of our cleaning systems and other equipment business to purchase an agreed amount from us. Therefore, any material change in a customer’s product development plan may also directly affect its demand for our products. If we fail to quote a competitive price to our customer, if the quality of our products does not meet our customer’s specifications or if there is any disruption to our business relationship with our customer, we may be unable to secure further business from such customer. Any significant decrease in sales to any of our customers for any reason, including any disruption to our business relationship with them, may materially and adversely affect our business, financial condition, results of operations and prospects.

We are subject to risks relating to the operation of our production and processing facilities.

We are dependent on our JCS Facility and Hygieia Facility for our operations. Our production and processing facilities are subject to the risk of operational breakdowns caused by accidents occurring during the production process, including, but not limited to, faulty machines, suspension of utilities, human error or subpar output or efficiency. Any interruption in, or prolonged suspension of any part of production at, or any damage to or destruction of, any of our production and processing facilities arising from unexpected or catastrophic events or otherwise may prevent us from carrying out our businesses of the sale of cleaning systems and other equipment and provision of centralized dishwashing services to our customers, which in turn may result in a material adverse effect on our results of operations and financial condition. In addition, any interruption or suspension of the production process or failure to supply our products and/or services to our customers in a timely manner may result in breach of contract and loss of sales, as well as expose us to liability and the requirement to pay compensation under the relevant contracts with our customers, lawsuits and damage to our reputation, which may have a material and adverse effect on our business, financial condition, results of operations and prospects.

The operation of our production and processing facilities is also subject to risks and issues in respect of our production processes such as mechanical and system failures, equipment upgrades and delays in the delivery of machinery and equipment, any of which could cause interruption or suspension of the production process and reduced output.

Additionally, there may be accidents or injuries to our workers caused by the use of machinery or equipment at our production and processing facilities, which could interrupt our operations and result in legal and regulatory liabilities. While none of our workers were involved in any work-related accidents or suffered any work-related injuries during the years ended December 31, 2019, 2020 and 2021, or during the period from January 1, 2022 through the date of this prospectus, there is no assurance that there will not be any such accidents or injuries in the future, which could cause operational breakdowns. Any such operational breakdowns, interruptions or suspensions may affect our business, financial condition, results of operations and prospects.

The non-recurring nature of our cleaning systems and other equipment business means that there is no guarantee that we will be able to secure new orders, leading to fluctuations in revenue.

We do not enter into any long term agreements with our customers for sale of cleaning systems and other equipment, and sell cleaning systems and other equipment on an order-by-order basis. Therefore, our customers are under no obligation to continue to award contracts to or place orders with us and there is no assurance that we will be able to secure new orders in the future. In this regard, the number of contracts and orders and the amount of revenue that we are able to derive therefrom are affected by a series of factors including but not limited to changes in our customers’ businesses and changes in market and economic conditions.

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Accordingly, there is uncertainty as to whether we will be able to secure new contracts and orders in the future and in the event that our Group fails to secure new contracts or orders of contract values, size and/or margins comparable to previous orders, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We do not enter into long-term agreements for the provision of centralized dishwashing and general cleaning services and there is no assurance that such agreements will be renewed in the future.

The term of our agreements for our provision of centralized dishwashing services and general cleaning services is usually for a period of one to two years. Our customers are not obliged to renew the agreement or engage us again for the provision of such services upon the expiration of the agreement. We do not have any long-term agreements with our customers.

There is no assurance that our existing customers will renew their agreements or that we will be able to secure new contracts from our existing and new customers with similar or better terms. In the event we are unable to secure new contracts from existing or new customers, there may be a significant decrease in revenue and our business, financial condition, results of operations and prospects may be materially and adversely affected.

We depend on our key management team and our experienced and skilled personnel and our business may be severely disrupted if we are unable to retain them or to attract suitable replacements.

Our performance depends on the continued service and performance of our Directors and senior management because they play an important role in guiding the implementation of our business strategies and future plans. We also depend on our key employees, Mr. Wui Chin Hou and Mr. Zhao Liang. The relationships that our experienced management team has developed with our customers over the years is important to the future development of our business. If any of our Directors, any members of our senior management or either of our key employees were to terminate their services or employment, there is no assurance that we would be able to find suitable replacements in a timely manner. The loss of services of either of these key personnel and/or the inability to identify, hire, train and retain other qualified engineering, technical and operations personnel in the future may materially and adversely affect our business, financial condition, results of operations and prospects.

As Ms. Bee Yin Hong, our Chairman, executive Director and chief executive officer, contributes significantly to various key aspects of our business, including business development and operations, the continued success and growth of our Group is dependent on our ability to retain her services. We do not carry key person life insurance on the life of Ms. Hong or any of our Directors or executive officers. The loss of Ms. Hong’s services as our Chairman, executive Director and chief executive officer may materially and adversely affect our business, future plans and prospects.

We also rely on experienced and skilled personnel for our operations and our ability to design and manufacture quality products and provide good customer care service depends to a large extent on whether we are able to secure adequately skilled personnel for our operations. In particular, we rely on our team of qualified engineers for the design and manufacture of our cleaning systems. If we are unable to employ suitable personnel, or if our personnel do not fulfil their roles or if we experience a high turnover of experienced and skilled personnel without suitable, timely or sufficient replacements, the quality of our products and/or services may decline, which may adversely affect our business, financial condition, results of operations and prospects.

We may be affected by the prospects of the industries in which our customers are engaged.

Our cleaning systems and other equipment sales business is largely dependent on orders and contracts from our major customers, which are primarily in the hard disk drive, semiconductor and industrial electronics equipment/product manufacturing industries in Singapore and Malaysia. Our provision of centralized dishwashing services and ancillary services is dependent on contracts from our customers in the food and beverage industry in Singapore. We are therefore dependent on the outlook for these industries, and are indirectly exposed to the uncertainties and business fluctuations of these industries. Accordingly, our business may be adversely affected if there is any slowdown in the growth and development of such industries that compels industry participants to reduce their capital expenditures and budgets. These industries are also subject to the impact of the industry cycle, general market and economic conditions and government policies and expenditures, which are factors beyond our control. A decline in the number of new contracts and orders due to these factors may cause us to operate in a more competitive environment, and we also may be required to be more competitive in our pricing which, in turn, may adversely impact our business, financial condition, results of operations and prospects.

The war in Ukraine could materially and adversely affect our business and results of operations.

The recent outbreak of war in Ukraine has already affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our customers’ businesses and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions. In addition, Russia and Ukraine are major exporters of critical minerals needed for semiconductors, which could have a significant negative impact on many of our customers. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on our business, financial condition, results of operations and prospects.

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We may be unable to meet the specifications of our customers or keep up with fast-changing technological developments.

The needs of our customers may change as a result of new developments in technology. Our future success depends on our ability to launch better cleaning systems that meet evolving market demands of our customers, and in particular, new cleaning systems that are compatible with new products sold by our customers. The preferences and purchasing patterns of our customers can change rapidly due to technological developments in their respective industries. There is no assurance that we will be able to respond to changes in the specifications of our customers in a timely manner. Our success depends on our ability to adapt our products to the requirements and specifications of our customers. There is also no assurance that we will be able to sufficiently and promptly respond to changes in customer preferences to make corresponding adjustments to our products or services, and failing to do so may have a material and adverse effect on our business, financial condition, results of operations and prospects.

We are vulnerable to fluctuations in the cost or supply of our raw materials.

Expenses for raw materials, such as stainless steel, aluminum, and electronic components, constitute most of our cost of revenues, representing approximately 41.8%, 57.8% and 43.5% of our total cost of revenues for the years ended December 31, 2019, 2020 and 2021, respectively. Expenses for raw materials as a percentage of our total cost of revenue have not materially changed through the date of this prospectus. A shortage of raw materials or material increases in the cost of raw materials may materially and adversely affect our operations and profitability, and there is no assurance that we will be able to identify suitable alternatives at comparable prices and quality in order to meet our contract requirements.

As our contract price is fixed at the time that our customer confirms an order, it is difficult for us to manage the pricing of our cleaning systems and other equipment to pass on any increase in costs to our customers. In the event of a shortage of raw materials, there may be a resultant material increase in the purchase prices of such key materials. In such event, if we are unable to pass on such price increases to our customers, our cost of production will increase whereupon our gross margin and profitability may be adversely affected.

We are subject to risks relating to computer hardware or software systems and potential computer system failure and disruptions.

Part of our work is carried out by computers and software systems used for design and engineering works such as the ANSYS Discovery, SolidWorks and AutoCAD software systems. During the years ended December 31, 2019, 2020 and 2021 and during the period from January 1, 2022 to the date of this prospectus, we engaged third party information technology service providers to provide support services for our various hardware and software systems. The computer systems of our Group are currently located at our office in Singapore, with access restricted to authorized personnel. A physical breakdown of and/or damage to our computer hardware and software systems and/or data storage facilities may lead to a loss of data. In addition, our software systems may be vulnerable to interruptions due to events beyond our control, including, but not limited to, telecommunications or electricity failure, computer viruses, hackers and other security issues, and any such interruption or failure could disrupt our business and operations. There is no assurance that we have sufficient ability to protect our computer hardware and software systems and data storage facilities from all possible damage, including telecommunications or electricity failure or other unexpected events.

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We are subject to environmental, health and safety regulations and penalties, and may be adversely affected by new and changing laws and regulations.

We are subject to laws, regulations and policies relating to the protection of the environment and to workplace health and safety. We are required to adopt measures to control the discharge of polluting matters, toxic substances or hazardous substances and noise at our production and processing facilities in accordance with such applicable laws and regulations and to implement such measures that ensure the safety and health of our employees. Changes to current laws, regulations or policies or the imposition of new laws, regulations and policies in the cleaning systems or the dishwashing industry could impose new restrictions or prohibitions on our current practices. We may incur significant costs and expenses and need to budget additional resources to comply with any such requirements, which may have a material and adverse effect on our business, financial condition, results of operations and prospects.

We may be unable to successfully implement our business strategies and future plans.

As part of our business strategies and future plans, we intend to expand our product portfolio, expand our research and development and engineering team, strengthen our production capability for cleaning systems and other equipment and improve the production efficiency of our centralized dishwashing services business. While we have planned such expansion based on our outlook regarding our business prospects, there is no assurance that such expansion plans will be commercially successful or that the actual outcome of those expansion plans will match our expectations. The success and viability of our expansion plans are dependent upon our ability to successfully implement our research and development projects, hire and retain skilled employees to carry out our business strategies and future plans and implement strategic business development and marketing plans effectively and upon an increase in demand for our products and services by existing and new customers in the future.

Further, the implementation of our business strategies and future plans may require substantial capital expenditure and additional financial resources and commitments. There is no assurance that these business strategies and future plans will achieve the expected results or outcome such as an increase in revenue that will be commensurate with our investment costs or the ability to generate any costs savings, increased operational efficiency and/or productivity improvements to our operations. There is also no assurance that we will be able to obtain financing on terms that are favorable, if at all. If the results or outcome of our future plans do not meet our expectations, if we fail to achieve a sufficient level of revenue or if we fail to manage our costs efficiently, we may not be able to recover our investment costs and our business, financial condition, results of operation and prospects may be adversely affected.

Increased labor costs could affect our financial performance.

We intend to recruit additional staff to expand our research and development and engineering team and to build up our business development team. Both the cleaning equipment industry and the dishwashing industry face labor shortages and rising labor costs in Singapore. This may result in a need to employ more foreign workers for companies involved in the manufacturing sector in Singapore. If we are unable to recruit and retain sufficient and qualified staff, including foreign workers, for us to execute our business, or if we have to increase our costs to attract and maintain such staff, our results of operations and financial performance may be materially and adversely affected and our future growth may be inhibited. Further, we may be unable to recruit additional staff necessary to implement our business strategies. We incurred employee benefit expenses of approximately S$3.3 million, S$3.1 million and S$3.2 million, representing approximately 18.1%, 14.4% and 21.6% of our total revenue for the years ended December 31, 2019, 2020 and 2021, respectively. Although our labor costs will increase upon recruitment of additional staff, there is no assurance that our revenue or gross profit will increase accordingly. As such, in the event we are unable to obtain more orders for both our sale of cleaning systems and other equipment business and our centralized dishwashing and ancillary services business after implementation of such planned investment, our business, financial position and profitability may be adversely affected.

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Non-renewal of permits and business licenses would have a material adverse effect on our operations.

In order to carry on our business operations, we are required to obtain certain permits, licenses and certificates from various governmental authorities and organizations. As of the date of this prospectus, we have obtained all material permits and licenses for our business operations. However, certain of these permits and licenses are subject to periodic renewal and reassessment by the relevant government authorities and organizations, and the standards of compliance required in relation thereto may be subject to change. Non-renewal of our permits, licenses and certificates would have a material adverse effect on our operations. We would be unable to carry on our business without such permits, licenses and certificates being granted or renewed. In addition, if there are any subsequent modifications of, additions or new restrictions to compliance standards for our permits, licenses or certificates, it may be costly for us to comply with such subsequent modifications of, additions or new restrictions to, these compliance standards. In such event, we may incur additional costs to comply with such new or modified standards which may adversely affect our profitability.

We depend on the quality of the work of our sub-contractors.

We engage third party sub-contractors, mainly for specific works during the production and manufacturing of our cleaning systems and other equipment and for the provision of labor for our centralized dishwashing operations and on-site cleaning services from time to time. We generally select our sub-contractors based on their pricing, quality of services, capacity and market reputation. However, there is no assurance that the sub-contractors will meet the requirements of our Group and our customers. We may be unable to monitor the performance of our sub-contractors as directly and efficiently as with our own staff. As we remain contractually responsible for the delivery of products and/or services in accordance with the requirements and contract terms of our customers, any delay, non-performance or poor performance by our sub-contractors may cause us to breach our contracts with our customers and expose us to the risk of damages. If such events were to occur, there may be a material and adverse effect on our business, financial condition and results of operations, as well as reputational damage to our Group.

We are exposed to the credit risks of our customers.

We extend credit terms to our customers. Our average accounts receivable turnover days were approximately 103.4 days, 120.3 days and 138.5 days for the years ended December 31, 2019, 2020 and 2021, respectively. Our customers may be unable to meet their contractual payment obligations to us, either in a timely manner or at all. The reasons for payment delays, cancellations or default by our customers may include insolvency or bankruptcy, or insufficient financing or working capital due to late payments by their respective customers. While we did not experience any material order cancellations by our customers during the years ended December 31, 2019, 2020 and 2021, or during the period from January 1, 2022 to the date of this prospectus, there is no assurance that our customers will not cancel their orders and/or refuse to make payment in the future in a timely manner or at all. We may not be able to enforce our contractual rights to receive payment through legal proceedings. In the event that we are unable to collect payments from our customers, we are still obliged to pay our suppliers in a timely manner and thus our business, financial condition and results of operations may be adversely affected.

If we are unable to maintain and protect our intellectual property, or if third parties assert that we infringe on their intellectual property rights, our business could suffer.

Our business depends, in part, on our ability to identify and protect proprietary information and other intellectual property such as our client lists and information and business methods. We rely on trade secrets, confidentiality policies, non-disclosure and other contractual arrangements and copyright and trademark laws to protect our intellectual property rights. However, we may not adequately protect these rights, and their disclosure to, or use by, third parties may harm our competitive position. Our inability to detect unauthorized use of, or to take appropriate or timely steps to enforce, our intellectual property rights may harm our business. Also, third parties may claim that our business operations infringe on their intellectual property rights. These claims may harm our reputation, be a financial burden to defend, distract the attention of our management and prevent us from offering some services. Intellectual property is increasingly stored or carried on mobile devices, such as laptop computers, which increases the risk of inadvertent disclosure if the mobile devices are lost or stolen and the information has not been adequately safeguarded or encrypted. This also makes it easier for someone with access to our systems, or someone who gains unauthorized access, to steal information and use it to our disadvantage. Advances in technology, which permit increasingly large amounts of information to be stored on mobile devices or on third-party “cloud” servers, may increase these risks.

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If we fail to maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Although our management has concluded that our internal control over financial reporting is effective, our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. After conducting its own independent testing, it may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. Our reporting obligations as a public company may also place a burden on our management, operational and financial resources and systems for the foreseeable future such that we may be unable to timely complete our evaluation testing and any required remediation.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud. There can be no assurance that our internal controls will continue to be effectively implemented.

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of the Ordinary Shares.

Upon the completion of our Initial Public Offering in April 2022, we became a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify material weaknesses and deficiencies in our internal control over financial reporting. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.”

In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from Nasdaq, to regulatory investigations and to civil or criminal sanctions.

We may be unable to detect, deter and prevent all instances of fraud or other misconduct committed by our employees or other third parties.

We are exposed to the risk of fraud or other misconduct by our employees and other third parties. Misconduct by such parties may include theft, unauthorized business transactions, bribery or breaches of applicable laws and regulations, which may be difficult to detect or prevent. We are not aware of any instances of fraud, theft and other misconduct involving employees and other third parties that had any material and adverse impact on our business and results of operations during the years ended December 31, 2019, 2020 and 2021, or during the period from January 1, 2022 to the date of this prospectus. However, there is no assurance that there will not be any such instances in the future. We may be unable to prevent, detect or deter all instances of misconduct. Any misconduct committed against our interests, which may include past acts that have gone undetected or future acts, could subject us to financial losses and harm our reputation and may have a material and adverse effect on our business, financial condition, results of operations and prospects.

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We may be harmed by negative publicity.

We operate in highly competitive industries and there are other companies in the market that offer similar products and services. We derive most of our customers through word of mouth and we rely on the positive feedback of our customers. Thus, customer satisfaction with our cleaning systems and other equipment, and with our centralized dishwashing and ancillary services, is critical to the success of our business as this will also result in potential referrals from our existing customers. If we fail to meet our customers’ expectations, there may be negative feedback regarding our products and/or services, which may have an adverse impact on our business and reputation. In the event we are unable to maintain a high level of customer satisfaction or any customer dissatisfaction is inadequately addressed, our business, financial condition, results of operations and prospects may also be adversely affected.

Our reputation may also be adversely affected by negative publicity in reports, publications such as major newspapers and forums, or any other negative publicity or rumors. There is no assurance that our Group will not experience negative publicity in the future or that such negative publicity will not have a material and adverse effect on our reputation or prospects. This may result in our inability to attract new customers or retain existing customers and may in turn adversely affect our business and results of operations.

Our insurance coverage may be inadequate.

We maintain insurance coverage for our major assets and operations, including insurance covering plant and machinery, fire, theft and accident. However, we do not have or are unable to obtain insurance in respect of losses arising from certain operating risks, such as acts of terrorism. Our insurance policies may be insufficient to cover all of our losses in all events. The occurrence of certain incidents, including fraud, confiscation by investigating authorities or misconduct committed by our employees or third parties, severe weather conditions, war, flooding and power outages may not be covered adequately, if at all, by our insurance policies. If our losses exceed the insurance coverage or are not covered by our insurance policies, we may be liable to bear such losses. Our insurance premiums may also increase substantially due to claims made. In such circumstances, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We are exposed to risks in respect of acts of war, terrorist attacks, epidemics, political unrest, adverse weather conditions and other uncontrollable events.

Unforeseeable circumstances and other factors such as power outages, labor disputes, adverse weather conditions or other catastrophes, epidemics or outbreaks of communicable diseases such as COVID-19, Severe Acute Respiratory Syndrome, Middle East Respiratory Syndrome, Ebola or other contagious diseases, may disrupt our operations and cause loss and damage to our production and processing facilities, and acts of war, terrorist attacks or other acts of violence may further materially and adversely affect the global financial markets and consumer confidence. Our business may also be affected by macroeconomic factors in the countries in which we operate, such as general economic conditions, market sentiment, social and political unrest and regulatory, fiscal and other governmental policies, all of which are beyond our control. Any such events may cause damage or disruption to our business, markets, customers and suppliers, any of which may materially and adversely affect our business, financial condition, results of operations and prospects.

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Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19.

The global pandemic outbreak of COVID-19 announced by the World Health Organization in early 2020 has disrupted our operations, and the operations of our customers, suppliers and/or sub-contractors. If the development of the COVID-19 outbreak becomes more severe or if our customers, suppliers and sub-contractors are forced to close down their businesses after prolonged disruptions to their operations, we may experience a delay or shortage of raw materials, supplies and/or services by our suppliers and sub-contractors, or termination of our orders and contracts by our customers. In such event, our operations may be severely disrupted, which may have a material and adverse effect on our business, financial condition and results of operations. In addition, if any of our employees or employees of our sub-contractors are suspected of having contracted COVID-19, some or all of our employees or the employees of our sub-contractors may be quarantined and we will be required to disinfect our workplace and our production and processing facilities. In the event our employees are placed under quarantine orders under the Infectious Diseases Act 1976 of Singapore, we may face a shortage of labor and our operations may be severely disrupted. Our revenue and profitability may also be materially affected if the COVID-19 outbreak continues to materially affect the overall economic and market conditions in Singapore and the economic slowdown and/or negative business sentiment could potentially have an adverse impact on our business and operations. We are uncertain as to when the outbreak of COVID-19 will be contained, and we cannot predict if the impact of the outbreak will be short-lived or long-lasting. If the outbreak of COVID-19 is not effectively controlled within a short period of time, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We are exposed to risks arising from fluctuations of foreign currency exchange rates.

Our business is exposed to certain foreign currency exchange risks as our reporting currency is Singapore dollars and our overseas sales and procurement were denominated in United States dollars during the years ended December 31, 2019, 2020 and 2021. To the extent that our Group’s sales and purchases and operating costs are not denominated in the same currency and to the extent that there are timing differences between invoicing and payment from our customers and to our suppliers, we may be exposed to foreign currency exchange gains or losses arising from transactions in currencies other than our reporting currency.

We may be affected by adverse changes in the political, economic, regulatory or social conditions in the countries in which we and our customers and suppliers operate or into which we intend to expand.

We and our customers and suppliers are governed by the laws, regulations and government policies in each of the countries in which we and our customers and suppliers operate or into which we intend to expand our business and operations, such as Singapore, Malaysia, Thailand, Belgium and South Korea. Our business and future growth are dependent on the political, economic, regulatory and social conditions in these countries, which are beyond our control. Any economic downturn, changes in policies, currency and interest rate fluctuations, capital controls or capital restrictions, labor laws, changes in environmental protection laws and regulations, duties and taxation and limitations on imports and exports in these countries may materially and adversely affect our business, financial condition, results of operations and prospects.

We may face the risk of inventory obsolescence.

As of December 31, 2019, 2020 and 2021, we had inventories of S$3.1 million, S$1.4 million and S$2.6 million, respectively. The higher inventory for the year ended December 31, 2021 was primarily the result of purchasing more raw materials in anticipation of slower delivery times due to supply chain issues and increased orders for 2022. Our inventory turnover days for the years ended December 31, 2019, 2020 and 2021 were 87.5 days, 51.7 days, and 75 days, respectively. The higher number of days for the year ended December 31, 2021 was mainly due to increased raw materials inventory purchased in anticipation of slower delivery lead times and increased orders for 2022. Our business relies on customer demand for our products. Any reduction in customer demand for our products may have an adverse impact on our product sales, which may in turn lead to inventory obsolescence, decline in inventory value or inventory write-off. In that case, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Our business is subject to various cybersecurity and other operational risks.

We face various cybersecurity and other operational risks relating to our businesses on a daily basis. We rely heavily on financial, accounting, communication, and other data processing systems as well as the experienced staff who operate them to securely process, transmit and store sensitive and confidential customer information, and communicate with our staff, customers, partners, and suppliers. We also depend on various third-party software and cloud-based storage platforms as well as other information technology systems in our business operations. These systems may fail to operate properly or become disabled as a result of tampering or a breach of our network security systems or otherwise, including for reasons beyond our control.

Our customers typically provide us with sensitive and confidential information as part of our business arrangements. We are susceptible to attempts to obtain unauthorized access to such sensitive and confidential customer information. We also may be subject to cyber-attacks involving leaks and destruction of sensitive and confidential customer information and our proprietary information, which could result from an employee’s or agent’s failure to follow data security procedures or from actions by third parties, including actions by government authorities. Although cyber-attacks have not had a material impact on our operations to date, breaches of our or third-party network security systems on which we rely could involve attacks that are intended to obtain unauthorized access to and disclose sensitive and confidential customer information and our proprietary information, destroy data or disable, degrade or sabotage our systems, often through the introduction of computer viruses and other means, and could originate from a wide variety of sources, including state actors or other unknown third parties. The increase in using mobile technologies can heighten these and other operational risks.

We cannot assure you that we or the third parties on which we rely will be able to anticipate, detect or implement effective preventative measures against frequently changing cyber-attacks. We may incur significant costs in maintaining and enhancing appropriate protections to keep pace with increasingly sophisticated methods of attack. In addition to the implementation of data security measures, we require our employees to maintain the confidentiality of the proprietary information that we hold. If an employee’s failure to follow proper data security procedures results in the improper release of confidential information, or our systems are otherwise compromised, malfunctioning or disabled, we could suffer a disruption of our business, financial losses, liability to customers, regulatory sanctions and damage to our reputation.

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Risks Related to Our Securities and This Offering

An active trading market for our Ordinary Shares may not continue and the trading price for our Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Ordinary Shares will continue. If an active public market for our Ordinary Shares does not continue, the market price and liquidity of our shares may be materially and adversely affected. The public offering price for our shares in our Initial Public Offering was determined by negotiation between us and the representative of the underwriter based upon several factors, and we can provide no assurance that the trading price of our shares will not decline below the public offering price. As a result, investors in our shares may experience a significant decrease in the value of their shares.

We may not maintain the listing of our Ordinary Shares on the Nasdaq which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

Our Ordinary Shares are listed on Nasdaq. In order to continue listing our shares on Nasdaq, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our shares will continue to be listed on Nasdaq in the future.

If Nasdaq delists our Ordinary Shares and we are unable to list our shares on another national securities exchange, we expect our shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;

●	reduced liquidity for our Ordinary Shares;

●	a determination that our Ordinary Shares are “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Ordinary Shares are listed on Nasdaq, U.S. federal law prevents or preempts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on the Nasdaq, we would be subject to regulations in each state in which we offer our shares.

The trading price of our Ordinary Shares has been volatile, which could result in substantial losses to investors.

Since our Ordinary Shares commenced trading on April 22, 2022, the trading price of our Ordinary Shares has been volatile and has fluctuated widely due to factors beyond our control. This may continue in the future because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in Singapore that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our shares may be highly volatile for factors specific to our own operations, including the following:

●	fluctuations in our revenues, earnings and cash flow;

●	changes in financial estimates by securities analysts;

●	additions or departures of key personnel;

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●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our shares to decline.

The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the market price of our shares and could materially impair our ability to raise capital through equity offerings in the future. We currently have 15,020,000 Ordinary Shares outstanding, of which 4,490,000 shares are freely tradable without restriction or further registration under the Securities Act. The remaining shares may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and applicable lock-up agreements. In conjunction with our Initial Public Offering in April 2022, our directors and officers and certain shareholders agreed not to sell any shares until April 22, 2023 without the prior written consent of the representative of the underwriters of that offering, subject to certain exceptions, although the representative of the underwriters may release these securities from these restrictions at any time. In addition, the shares that are the subject of the Resale Prospectus may be sold in the public market only in accordance with that prospectus. In addition, the shares that are the subject of the Resale Prospectus may be sold in the public market only in accordance with that prospectus. We cannot predict what effect, if any, market sales of securities held by our controlling shareholder or any other shareholder or the availability of these securities for future sale will have on the market price of our shares.

Short selling may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

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Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our shares as a source for any future dividend income. Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Singapore law. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors as determined by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value or even maintain the price at which you purchase our shares. You may not realize a return on your investment in our shares and you may even lose your entire investment.

Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase shares in this offering, you will pay substantially more than our net tangible book value per share. As a result, you will experience immediate and substantial dilution of US$3.26 per share, representing the difference between our pro forma as adjusted net tangible book value per share of US$0.74 as of December 31, 2021, after giving effect to the net proceeds to us from this offering, assuming no additional exercise by the underwriters of the over-allotment option, at a public offering price of US$4.00 per share. See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon the completion of this offering.

Our founders and initial investors purchased their shares at a price that may be significantly less than the current trading price of the shares and will be able to sell their shares after expiration of the restrictions under Rules 144 and 701 and their lock-up agreements.

Our founders and initial investors purchased their shares at an average price of approximately US$1.41 per share, which may be substantially lower than the current trading price of our shares. The Ordinary Shares issued to our founders and initial investors are “restricted” securities under applicable U. S. federal and state securities laws and may be sold in the public market only in accordance with Rule 144 and Rule 701 under the Securities Act and applicable lock-up agreements entered into in conjunction with our Initial Public Offering. Because these shareholders paid a lower price per Ordinary Share, when they are able to sell their shares, they may be more willing to accept a lower sales price than public investors. This fact could impact the trading price of the Ordinary Shares to the detriment of our public investors.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

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Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

It is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. We treat our affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

Ms. Hong, our Chairman, executive director and chief executive officer, beneficially owns an aggregate of approximately 64% of our issued and outstanding Ordinary Shares. Accordingly, our controlling shareholder could control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions, including the power to prevent or cause a change in control. The interests of our largest shareholder may differ from the interests of our other shareholders. Without the consent of our controlling shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Item 7. Major Shareholders and Related Party Transactions – Major Shareholders.”

As a “controlled company,” we are exempt from certain Nasdaq corporate governance requirements, which may result in our independent directors not having as much influence as they would if we were not a controlled company.

We are a “controlled company” as defined under the Nasdaq Stock Market Rules, because one of our shareholders holds more than 50% of our voting power. As a result, for so long as we remain a controlled company as defined under that rule, we are exempt from, and our shareholders generally are not provided with the benefits of, some of the Nasdaq Stock Market corporate governance requirements, including that:

●	a majority of our board of directors must be independent directors;

●	our compensation committee must be composed entirely of independent directors; and

●	our corporate governance and nomination committee must be composed entirely of independent directors.

Although we intend to have a majority of independent directors, that may change in the future.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer whose Ordinary Shares are traded on Nasdaq, we rely on a provision in the Nasdaq corporate governance listing standards that allows us to follow Cayman Islands law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on Nasdaq.

For example, we are exempt from Nasdaq regulations that require a listed U.S. company to:

●	have a majority of the board of directors consist of independent directors;

●	require non-management directors to meet on a regular basis without management present;

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●	have an independent compensation committee;

●	have an independent nominating committee; and

●	seek shareholder approval for the implementation of certain equity compensation plans and dilutive issuances of Ordinary Shares, such as transactions, other than a public offering, involving the sale of 20% or more of our Ordinary Shares for less than the greater of book or market value of the shares.

As a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements. Our audit committee is required to comply with the provisions of Rule 10A-3 of the Exchange Act, which is applicable to U.S. companies listed on the Nasdaq. Therefore, we intend to maintain a fully independent audit committee in accordance with Rule 10A-3 of the Exchange Act. However, because we are a foreign private issuer, our audit committee is not subject to additional Nasdaq corporate governance requirements applicable to listed U.S. companies, including the requirements to have a minimum of three members and to affirmatively determine that all members are “independent,” using more stringent criteria than those applicable to us as a foreign private issuer.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our Amended Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which are generally of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States, and provide significantly less protection to investors. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the Amended Memorandum and Articles of Association) or to obtain copies of lists of shareholders of these companies. Our directors are not required under our Amended Memorandum and Articles of Association to make our corporate records available for inspection by our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as U.S. states. Currently, we plan to rely on home country practice with respect to any corporate governance matter. Accordingly, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as shareholders of a company incorporated in a U.S. state.

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Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. In addition, all of our current directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have early adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

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We are required to file an annual report on Form 20-F within four months after the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on, 2022. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our officers, directors and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we would incur significant additional legal, accounting and other expenses that we do not incur as a foreign private issuer.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on Nasdaq.

We will incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

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ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of the directors and executive officers of our Company and the auditors of our Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Singapore

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities laws that permit punitive damages against us and our directors or executive officers, we are unaware of any decision by the Singapore courts that has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

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USE OF PROCEEDS

As of the Initial Closing, we have received approximately US$10,029,626 of net proceeds from this offering after deducting underwriting discounts and commissions of US$966,400 and offering expenses of approximately US$1,083,974 paid by us. If the underwriter exercises its over-allotment option in full, we expect to receive approximately US$11,985,926 of net proceeds from this offering after deducting underwriting discounts of US$1,140,000 and estimated offering expenses of approximately US$1,105,674 payable by us. We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholder.

Proceeds from this offering in the amount of $600,000 shall be used to fund an escrow account for a period of 12 months following the closing date of this offering, which account shall be used in the event we have to indemnify the underwriters pursuant to the terms of an underwriting agreement with the underwriters.

We currently intend to use:-

(i)	approximately US$3.1 million (US$3.8 million if the over-allotment is exercised in full) to expand our product portfolio, including an autonomous robot floor scrubber for industrial and commercial use, leveraging on our know-how from the design and development of an autonomous train interior cleaning robot;

(ii)	approximately US$2.0 million (US$2.4 million if the over-allotment is exercised in full) to strengthen our production capability for cleaning systems and other equipment by purchasing more advanced machinery and equipment;

(iii)	approximately US$0.7 million (US$0.8 million if the over-allotment is exercised in full) to improve the production efficiency of our centralized dishwashing services business by purchasing new machinery and equipment to enhance the capabilities and productivity of our Hygieia Facility;

(iv)	approximately US$0.9 million (US$1.1 million if the over-allotment is exercised in full) for brand building, including the establishment of a showroom at our JCS Facility and attending trade shows, exhibitions and industry forums, as well as revamping our corporate website;

(v)	approximately US$1.0 million to repay interest free loans made to us by our controlling shareholder for the purpose of paying the expenses of obtaining a listing of our Ordinary Shares, as well as for general working capital and corporate purposes;

(vi)	approximately US$0.4 million (US$0.5 million if the over-allotment is exercised in full) for building up our business development team and increasing our marketing efforts, including the hiring of business development managers and business development executives;

(vii)	approximately US$0.3 million (US$0.4 million if the over-allotment is exercised in full) to set up a new office in Malaysia; and

(viii)	approximately US$1.6 million (US$2.0 million if the over-allotment is exercised in full) for working capital and other general corporate purposes, including the $600,000 to be held in the indemnification escrow account.

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CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and our indebtedness as of December 31, 2021:

●	on an actual basis; and

●	on a pro forma as adjusted basis to reflect (i) the above; (ii) the issuance and sale of 3,020,000 Ordinary Shares by us in this offering at an initial public offering price of US$4.00 per Ordinary Share, which includes 20,000 Shares underlying the underwriters’ over-allotment option that were issued at the Initial Closing; and (iii) the issuance and sale of 3,562,500 Ordinary Shares by us in this offering at an initial public offering price of US$4.00 per Ordinary Share, assuming the underwriters exercise the over-allotment option in full, after deducting underwriting discounts and offering expenses paid by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Selected Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Actual	As adjusted for Initial Closing(1)	As adjusted for Exercise of Full Over-Allotment Option(2)
	Audited
	(US$’000)	(US$’000)	(US$’000)
Cash and Cash Equivalents	$820	$10,888	$12,863

Total Liabilities	$11,403	$11,403	$11,403

Shareholders’ Equity
Ordinary Shares, par value US$0.001 per share, 100,000,000 Ordinary Shares authorized, 12,000,000 Ordinary Shares outstanding on an actual basis, 15,020,000 Ordinary Shares outstanding as adjusted for the Initial Closing and 15,562,500 Ordinary Shares outstanding on an as adjusted basis (assuming the over-allotment option is exercised in full)	$12	$15	$16
Additional paid-in capital	2,683	12,710	14,665
Retained earnings/deficit	(433)	(433)	(433)
Accumulated other comprehensive loss	(26)	(26)	(26)
Total Shareholders’ Equity	2,236	12,266	14,222
Total Capitalization	$13,639	$23,669	25,625

(1) Reflects the issuance and sale of 3,020,000 Ordinary Shares at the Initial Closing, including 20,000 Shares issued by the Company pursuant to the underwriters’ over-allotment option

(2) Assuming full exercise of the underwriters’ over-allotment option

DIVIDENDS AND DIVIDEND POLICY

Dividends of approximately S$1.5 million and nil were paid by the companies comprising our Group for the years ended December 31, 2019 and 2020. On September 24, 2021, the companies comprising our Group declared a further dividend of S$2.9 million payable on or before December 31, 2021, to our shareholders. The dividend has been paid to our shareholders. Such dividend payments should not be considered as a guarantee or indication that those companies will declare and pay dividends in such manner in the future or at all.

We have adopted a dividend policy, according to which our board of directors shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our board may consider relevant. The payment of dividends, in certain circumstances is also subject to the approval of our Shareholders, the Cayman Islands Companies Act and our Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio.

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Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

DILUTION

Investors purchasing our Ordinary Shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their Ordinary Shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our Ordinary Shares and the pro forma as adjusted net tangible book value per share of our Ordinary Shares immediately after the offering.

As of December 31, 2021, we had a historical net tangible book value of US$1,138,000, or US$0.09 per share. Historical net tangible book value per share represents our total tangible assets (total assets excluding goodwill and other intangible assets, net) less total liabilities, divided by the number of outstanding Ordinary Shares. After giving effect to the sale of 3,020,000 Ordinary Shares in this offering by the Company at an Initial Public Offering price of US$4.00 per share, after deducting US$966,400 in underwriting discounts and commissions and offering expenses paid by the Company of US$1,083,974, the pro forma as adjusted net tangible book value as of December 31, 2021 would have been approximately US$11,167,626, or US$0.74 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.65 per share to our existing stockholders and an immediate dilution of US$3.26 per share to new investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per share basis to new investors.

	US$
Initial public offering price per share		4.00
Historical net tangible book value per share as of December 31, 2021(1)	0.09
Increase in as adjusted net tangible book value per share attributable to the investors included in the Initial Closing	0.65
Pro forma net tangible book value per share after the Initial Closing		0.74
Dilution per share to new investors participating in this offering		3.26

(1) Total historical net tangible book value as of December 31, 2021 was US$1,138,000.

If the representative exercises the option to purchase additional shares to cover over-allotments in full, the pro forma net tangible book value per Ordinary Share after giving effect to this offering would be approximately US$0.84 per share, and the dilution to investors in this offering would be approximately US$3.16 per Ordinary Share.

The following table sets forth the number of Ordinary Shares owned, the total amount paid and the average price per Ordinary Share paid by (i) the Pre-IPO Investors, and (ii) investors purchasing Ordinary Shares in this offering, before deducting the estimated discounts to the underwriters and the estimated offering expenses payable by the Company.

	Shares purchased				Total consideration
	Number		Percent(1)(3)		Amount (US$)		Percent		Average price per share (US$)
Pre-IPO Investors(2)	2,400,000	(3)	16.0%		$3,374,400		18.3%		$1.41
New Investors from Public Offering	3,770,000	(3)	25.1%		$15,080,000	(3)	81.7	%(3)	$4.00

Total	6,170,000	(4)	41.1	%(4)	$18,454,400		100.0%

(1) Represents the percent ownership after this offering. Prior to the offering, the Pre-IPO Investors owned an aggregate of 20% of the outstanding Ordinary Shares of the Company.

(2) Comprised of Triple Business Limited, which owned 1,680,000 Ordinary Shares prior to the offering, Ever Bloom Properties Company Limited, which owned 480,000 Ordinary Shares and Aqua Lady Group Limited, which owned 240,000 Ordinary Shares. Triple Business Limited sold 750,000 Ordinary Shares in this offering, which reduced the ownership of the Pre-IPO Investors to 1,650,000. These 750,000 shares have been included in the number of shares to be purchased by new investors from the public offering.

(3) Assumes no additional exercise of the over-allotment option by the underwriters. The underwriters exercised their option to purchase 20,000 Shares pursuant to the over-allotment option at the Initial Closing.

(4) The remaining 9,599,999 Ordinary Shares, or 64% of the outstanding Ordinary Shares following this offering, are owned by JE Cleantech Global Limited, which is 100% owned by Ms. Hong, our CEO. Ms. Hong and one other person founded the Company in 1999 and she is our only remaining founder-shareholder. The Company’s current business and financial position are the direct result of Ms. Hong’s investment of time, money and labor over approximately the last 23 years, the value of which cannot be accurately calculated.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following selected consolidated financial data as of December 31, 2020 and 2021 and for the years ended December 31, 2019, 2020 and 2021 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected financial data set forth below should be read in conjunction with, and are qualified by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate results expected for any future period.

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CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE LOSS

(Amounts in thousands, except for share and per share data, or otherwise noted)

	For the years ended December 31,
	2019	2020	2021	2021
	SGD’000	SGD’000	SGD’000	USD’000(1)

Revenues	18,219	21,397	14,764	10,920
Cost of revenues	(13,268)	(15,493)	(12,416)	(9,183)
Gross profit	4,951	5,904	2,348	1,737

Operating expenses:
Selling and marketing expenses	(46)	(20)	(22)	(16)
General and administrative expenses	(2,592)	(2,350)	(2,267)	(1,677)
Total operating expenses	(2,638)	(2,370)	(2, 289)	(1,693)

Income from operations	2,313	3,534	59	44

Other income (loss):
Other income	529	753	707	523
Interest expense	(458)	(320)	(217)	(161)
Other expense	(1,743)	(1,623)	(550)	(407)
Change in fair value in financial instrument	(57)	1	3	2
Total other income (loss)	(1,729)	(1,189)	(57)	(43)

Income before tax expense	584	2,345	2	1
Income tax expense	(242)	(618)	-	-
Net income	342	1,727	2	1
Other comprehensive income
Foreign currency translation gain/ (loss), net of taxes	(49)	54	(24)	(18)
Total comprehensive income	293	1,781	(22)	(17)

Net income per share attributable to ordinary shareholders
basic and diluted	0.03	0.14	0.00	0.00
Weighted average number of ordinary shares used in computing net income per share
basic and diluted	12,000,000	12,000,000	12,000,000	12,000,000

(1) Calculated at the rate of US$0.7396 = SGD$1, as set forth in the statistical release of the Federal Reserve System on December 30, 2021.

39

CONSOLIDATED BALANCE SHEETS
(Amount in thousands, except for share and per share data, or otherwise noted)

	As of December 31,
	2020	2021	2021
	SGD’000	SGD’000	US$’000(1)

Assets
Current assets:
Cash and cash equivalents	550	1,108	820
Accounts receivable, net	9,230	3,220	2,382
Prepaid expenses and other current assets, net	326	847	624
Inventory	1,380	2,557	1,892
Total current assets	11,486	7,732	5,718

Financial instrument	240	243	180
Property, plant and equipment, net	8,914	8,981	6,643
Deferred financing costs	960	1,321	977
Deferred tax assets	163	163	121
Total non-current assets	10,277	10,708	7,921
TOTAL ASSETS	21,763	18,440	13,639

Liabilities
Current liabilities:
Bank loans - current	5,654	5,457	4,036
Lease payable - current	110	158	117
Accounts payable, accruals, and other current liabilities	3,296	2,290	1,694
Warranty liabilities	28	22	16
Income taxes payable	531	-	-
Loan from controlling shareholder	-	1,523	1,126
Total current liabilities	9,619	9,450	6,989

Bank loans – non-current	4,862	4,421	3,270
Lease payable – non-current	1,149	1,395	1,032
Deferred tax liabilities	188	151	112
Total non-current liabilities	6,199	5,967	4,414

TOTAL LIABILITIES	15,818	15,417	11,403

Shareholders’ equity
Ordinary shares US$0.001 par value per share; 100,000,000 authorized as of December 31, 2020 and 2021; 12,000,000 shares issued and outstanding	16	16	12
Additional paid-in capital	3,626	3,626	2,683
Retained earnings/(deficit)	2,313	(593)	(439)
Accumulated other comprehensive income	(10)	(26)	(20)
Total shareholders’ equity	5,945	3,023	2,236

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	21,763	18,440	13,639

(1) Calculated at the rate of US$0.7396 = SGD$1, as set forth in the statistical release of the Federal Reserve System on December 31, 2021

40

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

Our Group is based in Singapore and is principally engaged in (i) the sale of cleaning systems and other equipment; and (ii) the provision of centralized dishwashing and ancillary services. Our Group commenced business in the selling of cleaning systems in 2005, before starting our business in the design, development, manufacture and sale of cleaning systems in Singapore in 2006. We design, develop, manufacture and sell cleaning systems for various industrial end-use applications to our customers mainly in Singapore and Malaysia. We also have provided centralized dishwashing services since 2013 and general cleaning services since 2015 mainly for food and beverage establishments in Singapore.

For the years ended December 31, 2019, 2020 and 2021, our revenue amounted to approximately S$18.2 million, S$21.4 million and S$14.8 million, respectively. Our net income amounted to approximately S$0.3 million, S$1.7 million and S$2,000 for the years ended December 31, 2019, 2020 and 2021, respectively.

Key Factors Affecting the Results of Our Group’s Operations

Our financial condition and results of operation have been and will continue to be affected by a number of factors, many of which may be beyond our control, including those factors set out in the section headed ‘‘Risk Factors’’ in this prospectus and those set out below:

Demand from our major customer groups

Our aggregate sales generated from our top five customers were approximately 68.5%, 88.4% and 80.6% of our revenue for the years ended December 31, 2019, 2020 and 2021, respectively. In particular, sales to our largest customer amounted to approximately S$5.2 million, S$13.2 million and S$4.8 million, representing approximately 28.8%, 61.5% and 32.7% of our revenue for the years ended December 31, 2019, 2020 and 2021, respectively. Accordingly, our sales would be significantly affected by the demands of our top five customer groups, and particularly our largest customer group, as well as certain inherent risks, among others, changes and development in the local political, regulatory and business conditions, that may affect their purchases from us, many of which are beyond our control. These uncertainties could have a material adverse effect on our business, results of operations and financial conditions, and affect our ability to remain profitable and achieve business growth.

Non-recurring nature of our sale of cleaning systems and other equipment business

We design, manufacture and sell cleaning systems and other equipment on an order-by-order basis. Our customers are under no obligation to continue to award contracts to or place orders with us and there is no assurance that we will be able to secure new orders in the future. Moreover, our Group generally must go through a tendering or quotation process to secure new orders, and the number of orders and the amount of revenue that we are able to derive therefrom are affected by a series of factors including but not limited to changes in our clients’ businesses and changes in market and economic conditions. The result of such process is beyond our control and there is no assurance that our Group will secure new projects from future tender submissions or new orders. Accordingly, our results of operations, revenue and financial performance may be adversely affected if our Group is unable to obtain new orders from our customers of contract values, size and/or margins comparable to previous orders.

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Fluctuations in the cost of our raw materials

Raw materials, such as steel and electronic components, are the largest component of our cost of revenues, representing approximately 41.8%, 57.8% and 46.3% of our total cost of revenues for the years ended December 31, 2019, 2020 and 2021, respectively. As our contract price is fixed once our customer confirms an order for a cleaning system or other equipment, it is difficult for us to manage the pricing of our cleaning systems and other equipment to pass on any increase in costs to our customers. Any fluctuations in the cost of raw materials would affect our profitability.

The prices at which we purchase such raw materials are determined principally by market forces such as the relevant supply and demand of such raw materials, as well as our bargaining power with our suppliers. During the years ended December 31, 2019, 2020 and 2021, the majority of our raw materials were commonly available from the market and their prices have been fairly stable. We monitor supply and cost trends of these raw materials and take appropriate action to obtain the materials we need for production. We expect fluctuations in the cost of key materials to continue to affect our margins.

All of the raw materials we procure, including stainless steel, aluminum and electronic components, are purchased from a number of suppliers to ensure adequate supply and efficient delivery to our production and processing facilities.

Financial impact of COVID-19

We experienced a steady growth in our business for several years until the outbreak of COVID-19 in 2020 when the government in Singapore and other countries where we had sales implemented measures as attempts to reduce the number of local transmissions of COVID-19, including closing most physical workplace premises and suspending all business, social and other activities that could not be conducted through telecommuting from home, save for certain essential services (“Lockdown Measures”). These measures restricted our business activities in a significant manner in 2020. In the last quarter of 2020, the Lockdown Measures eased off, but our operations were still affected by the safe distancing measures, COVID-19 testing and other COVID-19 precautionary measures imposed by the governments in Singapore and other countries where we have sales. During the first half of 2021, restrictions were eased and our centralized dishwashing and ancillary services business rebounded such that our revenue for the year exceeded that for the year ended December 31, 2020 by 30%. Nonetheless, our sale of cleaning systems and other equipment business has been negatively affected by the safe distancing measures, COVID-19 testing and other COVID-19 precautionary measures imposed by the governments in other countries where we have sales, and revenue from that business decreased by 47% between the year ended December 31, 2020 and the year ended December 31, 2021. For further details, see “Business — Impact of COVID-19 on our business and operations.”

Description and Analysis of Principal Components of Our Results of Operations

The following discussion is based on our Group’s historical results of operations and may not be indicative of our Group’s future operating performance.

42

Revenue

During the years ended December 31, 2019, 2020 and 2021, our revenue was derived from (i) sale of cleaning systems and other equipment business; and (ii) provision of centralized dishwashing and ancillary services business. The following table sets out the revenue generated from each of our business sectors during the years ended December 31, 2019, 2020 and 2021:

	Year ended December 31,
	2019		2020		2021
	SGD’000%		SGD’000%		SGD’000%

Sale of cleaning systems and other equipment business
Sale of precision cleaning systems	8,283	45.5	12,920	60.4	4,757	32.2
Sale of other cleaning systems and other equipment	2,440	13.4	2,863	13.4	3,056	20.7
Repair and servicing of cleaning systems and sale of related parts	1,503	8.2	1,162	5.4	1,162	7.9
Sub-total	12,226	67.1	16,945	79.2	8,975	60.8

Provision of centralized dishwashing and ancillary services business
Provision of centralized dishwashing and general cleaning services	5,901	32.4	4,357	20.4	5,636	38.2
Leasing of dishwashing equipment	92	0.5	95	0.4	153	1.0
Sub-total	5,993	32.9	4,452	20.8	5,789	39.2

Total	18,219	100.0	21,397	100.0	14,764	100.0

Our total revenue increased by approximately S$3.2 million or 17.4% to approximately S$21.4 million for the year ended December 31, 2020 from approximately S$18.2 million in December 31, 2019, and it decreased by approximately S$6.6 million or 31.0% to approximately S$14.8 million for the year ended December 31, 2021. The increase from 2019 to 2020 was mainly attributable to the increase in revenue generated from our sale of cleaning systems and other equipment business of approximately S$4.7 million, while partially offset by the decrease in revenue generated from our provision of centralized dishwashing and ancillary services business of approximately S$1.5 million. The decrease from 2020 to 2021 was mainly attributable to the decrease in revenue generated from our sale of cleaning systems and other equipment business of approximately S$8.0 million, while partially offset by the increase in revenue generated from our provision of centralized dishwashing and ancillary services business of approximately S$1.3 million. The decrease in revenue generated from our sale of cleaning systems and other equipment business for the year ended December 31, 2021 was primarily attributable to an approximately S$8.3 million decrease in revenue from subsidiaries of a certain customer group in Malaysia caused by the disruption by COVID-19 of their expansion in production facilities that resulted in the postponement of delivery of their orders until the year ending December 31, 2022. Our group did not experience any material order cancellations by our customers during the years ended December 31, 2019, 2020 and 2021, or during the period from January 1, 2022 to the present date. The outstanding contract value as of April 24, 2022 is approximately S$34.4 million. For further details of the movement in orders backlog, please refer to the paragraphs headed “Sale of Cleaning Systems” in this prospectus.

For the years ended December 31, 2019, 2020 and 2021, our revenue amounted to approximately S$18.2 million, S$21.4 million and S$14.8 million, respectively. Our net income amounted to approximately S$0.3 million, S$1.7 million and S$2,000 for the years ended December 31, 2019, 2020 and 2021, respectively.

For the years ended December 31, 2019, 2020 and 2021, approximately 46.6%, 25.8% and 43.6% of our total revenue, respectively, was generated from customers located in Singapore and approximately 26.2%, 57.4% and 33.1% of our total revenue, respectively, was generated from customers located in Malaysia. For the same years, our revenue generated from customers located in other countries accounted for approximately 27.2%, 16.8% and 23.3% of our total revenue, respectively.

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Revenue by geographical locations

Our Group’s provision of centralized dishwashing and ancillary services business is located in Singapore. During the years ended December 31, 2019, 2020 and 2021, the customers for our cleaning systems and other equipment were mainly located in Singapore and Malaysia. The following table sets out a breakdown of our revenue by geographic location of our customers for the years ended December 31, 2019, 2020 and 2021:

	Year ended December 31,
	2019		2020		2021
	SGD’000	%	SGD’000	%	SGD’000	%

Singapore
Sale of precision cleaning systems	1,876	10.2	142	0.7	—	—
Sale of other cleaning systems and other equipment	32	0.2	502	2.3	83	0.6
Repair and servicing of cleaning systems and sale of related parts	593	3.3	431	2.0	568	3.8
Provision of centralized dishware washing and general cleaning services	5,901	32.4	4,357	20.4	5,636	38.2
Leasing of dishware washing equipment	92	0.5	95	0.4	153	1.0
Sub-total	8,494	46.6	5,527	25.8	6,440	43.6

	Year ended December 31,
	2019		2020		2021
	SGD’000%		SGD’000%		SGD’000%

Malaysia
Sale of precision cleaning systems	3,940	21.7	11,672	54.5	4,415	29.9
Sale of other cleaning systems and other equipment	40	0.2	—	—	—	—
Repair and servicing of cleaning systems and sale of related parts	791	4.3	617	2.9	462	3.2
Sub-total	4,771	26.2	12,289	57.4	4,877	33.1

44

	Year ended December 31,
	2019		2020		2021
	SGD’000%		SGD’000%		SGD’000%

Other countries(1)
Sale of precision cleaning systems	2,467	13.5	1,106	5.2	343	2.3
Sale of other cleaning systems and other equipment	2,368	13.0	2,361	11.0	2,998	20.3
Repair and servicing of cleaning systems and sale of related parts	119	0.7	114	0.6	106	0.7
Sub-total	4,954	27.2	3,581	16.8	3,447	23.3
Total	18,219	100.0	21,397	100.0	14,764	100.0

(1) For the years ended December 31, 2019, 2020 and 2021, other countries include the U.S., Thailand, Belgium, Philippines, India, South Korea, Taiwan, Japan and the PRC.

The following table sets out a breakdown of number of customers by geographical locations of our customers for the years ended December 31, 2019, 2020 and 2021:

	Year ended December 31,
	2019	2020	2021

Singapore
Sale of precision cleaning systems	3	2	—
Sale of other cleaning systems and other equipment	—	3	2
Repair and servicing of cleaning systems and sale of related parts	19	18	27
Provision of centralized dishware washing and general cleaning services	23	28	67
Leasing of dishware washing equipment	16	18	23
Sub-total	61	69	119

45

	Year ended December 31,
	2019	2020	2021

Malaysia
Sale of precision cleaning systems	1	2	1
Sale of other cleaning systems and other equipment	1	—	—
Repair and servicing of cleaning systems and sale of related parts	8	9	9
Sub-total	10	11	10

	Year ended December 31,
	2019	2020	2021

Other countries(1)
Sale of precision cleaning systems	5	2	1
Sale of other cleaning systems and other equipment	5	5	4
Repair and servicing of cleaning systems and sale of related parts	15	13	10
Sub-total	25	20	15
Total	96	100	144

(1) For the years ended December 31, 2019, 2020 and 2021, other countries include the U.S., Thailand, Belgium, Philippines, India, South Korea, Taiwan, Japan and the PRC.

Singapore

The decrease in revenue in Singapore for the year ended December 31, 2020 was mainly because of (i) the decrease in revenue from the year ended December 2019 to the year ended December 31, 2020 from a particular customer of approximately S$1.1 million; (ii) two customers only procured our repairing services and/or related parts, which contributed revenue of approximately S$24,000 for the year ended December 31, 2020, whereas they purchased precision cleaning systems and contributed revenue of approximately S$0.8 million in aggregate for the year ended December 31, 2019; and (iii) the decrease in revenue generated from provision of centralized dishwashing and general cleaning services as discussed above.

The increase in revenue in Singapore for the year ended December 31, 2021 was mainly due to the increase in revenue generated from provision of centralized dishwashing and general cleaning services by approximately S$1.3 million.

46

Malaysia

The increase in revenue in Malaysia for the year ended December 31, 2020 was primarily attributable to the increase in revenue from subsidiaries of a certain customer group in Malaysia of approximately S$7.6 million.

The decrease in revenue in Malaysia for the year ended December 31, 2021 was primarily attributable to the decrease in revenue from subsidiaries of a certain customer group in Malaysia of approximately S$8.3 million mainly due to the delivery for the orders received for the sales of precision cleaning machines will take place in FY2022 as their progress of expansion in production facilities has been disrupted by COVID-19.

Other countries

The decrease in revenue in other countries for the year ended December 31, 2020 was primarily due to (i) a decrease in revenue from a customer in the Philippines of approximately S$1.0 million; and (ii) the failure of a customer in Thailand to place orders for the year ended December 31, 2020, whereas it contributed revenue of approximately S$0.7 million for the year ended December 31, 2019.

Revenue in other countries for the year ended December 31, 2021 is relatively stable with only marginal fluctuation as compared to revenue in other countries for the year ended December 31, 2020.

Cost of revenues

During the years ended December 31, 2019, 2020 and 2021, our Group’s cost of revenues was mainly comprised of raw materials costs, labor costs, sub-contracting costs and production overhead. For the years ended December 31, 2019, 2020 and 2021, our cost of revenues amounted to approximately S$13.3 million, S$15.5 million, and S$12.4 million, respectively.

	Year ended December 31,
	2019		2020		2021
	SGD’000%		SGD’000%		SGD’000%

Cost of sale of cleaning systems and other equipment	7,697	58.0	11,224	72.4	6,885	55.5
Cost of provision of centralized dishwashing and ancillary services	5,571	42.0	4,269	27.6	5,531	44.5
Total	13,268	100.0	15,493	100.0	12,416	100.0

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Gross profit and gross profit margin

The table below sets forth our Group’s gross profit and gross profit margin by business sector during the years ended December 31, 2019, 2020 and 2021:

	Year ended December 31,
	2019		2020		2021
		Gross		Gross		Gross
	Gross	Profit	Gross	Profit	Gross	Profit
	profit	Margin	profit	Margin	profit	Margin
	SGD’000%		SGD’000%		SGD’000%

Sale of precision cleaning systems and other equipment business
Sale of precision cleaning systems	3,245	39.2	4,601	35.6	1,509	30.8
Sale of other cleaning systems and other equipment	840	34.5	847	29.6	475	15.9
Repair and servicing of cleaning systems and sale of related parts	444	29.5	273	23.4	106	9.7
Sub-total/overall	4,529	37.0	5,721	33.8	2,090	23.3

	Year ended December 31,
	2019		2020		2021
		Gross		Gross		Gross
	Gross	Profit	Gross	Profit	Gross	Profit
	profit	Margin	profit	Margin	profit	Margin
	SGD’000%		SGD’000%		SGD’000%
Provision of centralized dishwashing and ancillary services business	422	7.0	183	4.1	258	4.5
Total/overall	4,951	27.2	5,904	27.6	2,348	15.9

Our total gross profit amounted to approximately S$5.0 million, S$5.9 million and S$2.3 million for the years ended December 31, 2019, 2020 and 2021, respectively. Our overall gross profit margins were approximately 27.2%, 27.6% and 15.9% for the years ended December 31, 2019, 2020 and 2021, respectively. Our total gross profit increased during the years ended December 31, 2019 and 2020, which was generally in line with our revenue growth for those periods.

Our total gross profit decreased by approximately S$3.6 million, from approximately S$5.9 million for the year ended December 31, 2020 to approximately S$2.3 million for the year ended December 31, 2021, and our overall gross profit margin decreased from approximately 27.6% for the year ended December 31, 2020 to approximately 15.9% for the year ended December 31, 2021, which was mainly due to the decrease in our revenue from the sales of precision cleaning systems and other equipment business, thereby leading to a relatively higher proportion of fixed costs such as direct labor cost and depreciation as an overall percentage of revenue.

Selling and marketing expenses

Our selling and marketing expenses mainly included promotion and marketing expenses and transportation expenses. The following table sets forth the breakdown of our selling and distribution expenses for the years ended December 31, 2019, 2020 and 2021:

	Year ended December 31,
	2019	2020	2021
	SGD’000	SGD’000	SGD’000

Promotion and marketing expenses	29	12	13
Transportation expenses	17	8	9
Total	46	20	22

Our selling and marketing expenses amounted to approximately S$46,000, S$20,000 and S$22,000 for the years ended December 31, 2019, 2020 and 2021, respectively.

The substantially lower selling and marketing expenses, as a percent, for the year ended December 31, 2020 was primarily attributable to the decrease in participation in exhibitions as a result of the Circuit Breaker Measures.

The slight increase in promotion and marketing expenses for the year ended December 31, 2021 was primarily attributable to an increase in online marketing activities.

Administrative expenses

Our administrative expenses primarily consist of (i) staff cost; (ii) depreciation; (iii) office supplies and upkeep expenses; (iv) travelling and entertainment; (v) legal and professional fees; (vi) property and related expenses; and (vii) miscellaneous expenses. The following table sets forth the breakdown of our administrative expenses for the years ended December 31, 2019, 2020 and 2021:

	Year ended December 31,
	2019		2020		2021
	SGD’000%		SGD’000%		SGD’000%

Staff costs	1,370	52.9	1,412	60.1	1,383	61.0
Depreciation	399	15.4	339	14.4	379	16.7
Office supplies and upkeep expenses	176	6.8	160	6.8	150	6.6
Travelling and entertainment	263	10.1	123	5.2	105	4.6
Legal and professional fees	121	4.7	120	5.1	49	2.2
Property and related expenses	180	6.9	147	6.3	176	7.8
Miscellaneous expenses	83	3.2	49	2.1	25	1.1
Total	2,592	100.0	2,350	100.0	2,267	100.0

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Our administrative expenses remained relatively stable at approximately S$2.6 million, S$2.4 million, and S$2.3 million for the years ended December 31, 2019, 2020 and 2021, respectively, representing approximately 14.2%, 11.0% and 15.4% of our total revenue for the corresponding years.

Staff costs mainly represented the salaries, employee benefits and retirement benefit costs to our employees and Directors’ remuneration. The staff costs of our Group remained relatively stable at approximately S$1.4 million for the years ended December 31, 2019, 2020 and 2021.

Depreciation expense is charged on our property, plant and equipment which included (i) leasehold buildings; (ii) right-of-use assets; (iii) plant and machinery; and (iv) furniture and fittings.

Office supplies and upkeep expenses mainly represented office supplies, cleaning cost and the relevant utilities expenses such as electricity and water.

Travelling and entertainment mainly represented expenditure for business travel and cost incurred for social gathering and refreshment for our staff.

Legal and professional fees mainly represented auditor’s remuneration and other professional fees for training and development and staff recruitment services.

Property and related expenses mainly represented property tax and related expenses in Singapore.

Miscellaneous expenses were mainly comprised of insurance expenses, donation and other miscellaneous expenses.

Other income

Other income of our Group amounted to approximately S$0.5 million, S$0.8 million and S$0.7 for the years ended December 31, 2019, 2020 and 2021, respectively. The income was mainly derived from wholesale sales of STICO anti-slip shoes, Jobs Support Scheme, foreign worker levy rebate and net foreign exchange gain. The following table sets forth the breakdown of our other income for these periods:

	Year ended December 31,
	2019	2020	2021
	SGD’000	SGD’000	SGD’000

Wholesale sales of STICO anti-slip shoes	177	97	120
Impairment loss reversed	21	-	49
Jobs Support Scheme	-	320	87
Jobs Growth Incentive	-	-	72
Foreign worker levy rebate	-	70	-
Gain on disposal of plant and equipment	-	-	71
Other(1)	331	266	308
Total	529	753	707

(1) Other mainly consists of sale of scrap materials, other government grant and other miscellaneous income.

Wholesale of STICO anti-slip shoes represented the income generated from wholesale of STICO anti-slip shoes mainly to F&B establishments in Singapore, which amounted to approximately S$0.2 million for the year ended December 31, 2019. For the year ended December 31, 2020, our wholesale sales of STICO anti-slip shoes decreased by approximately 45.2% as compared to the previous year mainly because of the decrease in demand from F&B establishments during the outbreak of COVID-19, and for the year ended December 31, 2021 the wholesale sales of STICO anti-slip shoes increased by approximately 24% due to resumption of demand from F&B establishments.

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During the year ended December 31, 2019, we reversed the loss allowance provision of approximately S$21,000 which we had previously impaired.

Jobs Support Scheme is an initiative introduced by the Singapore Government in February 2020 in response to the outbreak of COVID-19, and further enhanced in April, May and August 2020, to provide wage support to employers to help them retain local employees by co-funding 25% to 75% of the first S$4,600 of monthly salaries paid to each local employee in a 10-month period up to August 2020, and 10% to 50% of the same in the subsequent seven-month period from September 2020 to March 2021. For the year ended December 31, 2020, our Jobs Support Scheme amounted to approximately S$0.3 million.

Foreign worker levy rebate refers to the rebate received by employers of work permit or S pass holders to relieve the cost of retaining foreign workers in April and May 2020, which amounted to approximately S$70,000 for the year ended December 31, 2020.

Interest expense

Our interest expense arose from lease liabilities and secured bank loans. For the years ended December 31, 2019, 2020 and 2021, our interest expense remained relatively stable at approximately S$0.5 million, S$0.3 million, and S$0.2 million, respectively. For more details of our bank borrowings, please see the paragraph headed ‘‘Bank Indebtedness’’ in this section.

Other expenses

Other expenses of our Group mainly consist of extraordinary expenses, cost of STICO anti-slip shoes, bank charges and net foreign exchange loss. The following table sets forth the breakdown of our other expenses for the years ended December 31, 2019, 2020 and 2021:

	Year ended December 31,
	2019	2020	2021
	SGD’000	SGD’000	SGD’000

Cost of STICO anti-slip shoes	98	72	96
Bank charges	17	28	22
Net foreign exchange loss	65	155	92
Extraordinary expenses	1,476	1,264	234
Others(1)	87	104	106

Total	1,743	1,623	550

(1) Others mainly consist of professional training expenses, withholding tax expenses and other miscellaneous expenses.

Other expenses of our Group decreased from approximately S$1.7 million for the year ended December 31, 2019 to approximately S$1.6 million for the year ended December 31, 2020. Such decrease was primarily attributable to a decrease in extraordinary expenses incurred related to business advisories and consultation. Other expenses of our Group decreased to approximately S$0.6 million for the year ended December 31, 2021, also mainly due to a decrease in extraordinary expenses incurred related to business advisories and consultation. The increase in net foreign exchange loss in 2020 was a result of depreciation of US$ assets against S$ assets.

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Income tax

During the years ended December 31, 2019, 2020 and 2021, our income tax expense was comprised of our current tax expense and deferred tax for the year. The following table sets forth the breakdown of our income tax for the years ended December 31, 2019, 2020 and 2021:

	Year ended December 31,
	2019	2020	2021
	SGD’000	SGD’000	SGD’000

Current tax expense	48	534	37
Deferred tax	194	84	(37)

Total	242	618	-

Pursuant to the rules and regulations of the Cayman Islands and the BVI, our Group is not subject to any income tax in the Cayman Islands and the BVI. Our Group’s operations are based in Singapore and we are subject to income tax on an entity basis on the estimated chargeable income arising in Singapore at the statutory rate of 17%.

For the year ended December 31, 2019, our income tax was approximately S$0.2 million, and our effective tax rate, calculated as income tax divided by profit before income tax, was approximately 41.4%. The relatively high effective tax rate for the year ended December 31, 2019, as compared to our tax rate for the year ended December 31, 2020, was mainly attributable to non-deductible expenses incurred for business advisories and consultation.

For the year ended December 31, 2020, our income tax increased to approximately S$0.6 million and our effective tax rate was approximately 26.3% due to decreased non-deductible expenses. Such income tax increase was generally in line with the increase in our profit for the year.

Our income tax decreased to nil for the year ended December 31, 2021. Such decrease was generally in line with the decrease in our profit for the year.

Our Group had no tax obligation arising from other jurisdictions during the years ended December 31, 2019, 2020 and 2021. During the years ended December 31, 2019, 2020 and 2021, our Group had no material dispute or unresolved tax issues with the relevant tax authorities.

Net Income for the Year

As a result of the foregoing, our net income for the year amounted to approximately S$0.3 million, S$1.8 million and S$2,000 for the years ended December 31, 2019, 2020 and 2021, respectively.

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Liquidity and Capital Resources

Our liquidity and working capital requirements primarily related to our operating expenses. Historically, we have met our working capital and other liquidity requirements primarily through a combination of cash generated from our operations and loans from banking facilities. Going forward, we expect to fund our working capital and other liquidity requirements from various sources, including but not limited to cash generated from our operations, loans from banking facilities, the net proceeds from our Initial Public Offering and other equity and debt financings as and when appropriate.

On September 24, 2021, prior to the reorganization and the Company’s Initial Public Offering, the Company declared a dividend of SGD2.9 million (approximately US$2.1 million) payable in cash to its shareholders – JE Cleantech Global Limited, which is wholly-owned by Ms. Bee Yin Hong, the Company’s controlling shareholder, and Triple Business Limited. The dividend was subsequently paid in full. Of this amount, SGD2.5 million (approximately US$1.9 million) was paid to JE Cleantech Global Limited and SGD406,000 (approximately US$0.3 million) was paid to Triple Business Limited. On October 5, 2021, the Company entered into a loan facility agreement with Ms. Bee Yin Hong, the Company’s controlling shareholder, for a revolving loan facility of up to US$1.1 million for general working capital and general corporate purposes, including the payment of expenses related to the Company’s initiative to raise capital through an initial public offering and simultaneous listing of the Company’s Ordinary Shares on a globally recognized stock exchange. Ms. Hong and the Company entered into a subsequent revolving loan facility on October 6, 2021 in the amount of US$0.7 million to be used for the same purposes. The total amount of the loan of approximately US$1.8 million from Ms. Bee Yin Hong, the Company’s controlling shareholder, is non-trade, unsecured, interest-free and payable on demand.

Cash flows

The following table summarizes our cash flows for the years ended December 31, 2019, 2020 and 2021:

	Year ended December 31,
	2019	2020	2021
	SGD’000	SGD’000	SGD’000

Cash and cash equivalents at beginning of the year	1,276	843	550

Net cash generated from operating activities	1,545	1,114	3,373
Net cash used in investing activities	(670)	(280)	(717)
Net cash used in financing activities	(1,259)	(1,181)	(2,082)
Foreign currency effect	(49)	54	(16)
Net increase/(decrease) in cash and cash equivalents	(433)	(293)	558

Cash and cash equivalents as at end of the year..	843	550	1,108

Cash flows from operating activities

During the years ended December 31, 2019, 2020 and 2021, the cash inflows from our operating activities were primarily derived from the revenue generated from our sale of cleaning systems and other equipment and provision of centralized dishwashing and ancillary services, whereas the cash outflows for our operating activities mainly comprised the purchase of raw materials, sub-contracting fees, staff costs and administrative expenses.

Our net cash generated from operating activities primarily reflected our net income, as adjusted for non-operating items, such as depreciation, loss on disposal of property, plant and equipment, reversal/provision of loss allowance change in fair value of financial instruments and effects of changes in working capital such as increase or decrease in inventories, accounts receivable, accounts and other payables, contract liabilities and accruals.

For the year ended December 31, 2019, our net cash generated from operating activities was approximately S$1.5 million, which primarily reflected our net income of approximately S$0.3 million, as positively adjusted by (i) the non-cash depreciation of property, plant and equipment of approximately S$1.0 million; (ii) the decrease in accounts receivable of approximately S$1.1 million; and (iii) the decrease in inventories of approximately S$0.3 million, while partially offset by the decrease in accounts and other payables, contract liabilities and provision of approximately S$1.2 million.

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For the year ended December 31, 2020, our net cash generated from operating activities was approximately S$1.1 million, which primarily reflected our net income of approximately S$1.7 million, as positively adjusted by (i) the non-cash depreciation of property, plant and equipment of approximately S$0.8 million; (ii) the increase in accounts and other payables and accruals of approximately S$1.5 million; and (iii) the decrease in inventories of approximately S$1.6 million. The effect of these adjustments was offset by the increase in accounts receivable of approximately S$4.5 million

For the year ended December 31, 2021, our net cash generated from operating activities was approximately S$3.4 million, which primarily reflected our profit before tax of approximately S$2,000, as positively adjusted by (i) the non-cash depreciation of property, plant and equipment of approximately S$0.6 million; (ii) the increase in accounts receivable of approximately S$5.5 million; and (iii) the decrease in inventory of approximately S$1.2 million. The effect of these factors was partially mitigated by the decrease in accounts and other payables, contract liabilities and provision of approximately S$1.5 million.

Cash flows from investing activities

Our cash flows used in investing activities primarily consisted of (i) the proceeds from disposal of property, plant and equipment; (ii) the purchase of property, plant and equipment; and (iii) the purchase of financial assets at Fair Value Through Profit or Loss (the “FVTPL”).

For the year ended December 31, 2019, our net cash used in investing activities was approximately S$0.7 million, primarily attributable to (i) the purchase of property, plant and equipment of approximately S$0.6 million for replacement of obsolete equipment; and (ii) the purchase of financial assets at FVTPL of approximately S$0.3 million, while mitigated by (i) the release of pledged fixed deposit of approximately S$0.2 million; and (ii) the proceeds from disposal of property, plant and equipment of approximately S$41,000.

For the year ended December 31, 2020, our net cash used in investing activities was approximately S$0.3 million, primarily due to the purchase of property, plant and equipment of approximately S$0.3 million for replacement of obsolete equipment.

For the year ended December 31, 2021, our net cash used in investing activities was approximately S$0.7 million, primarily due to the purchase of property, plant and equipment of approximately S$0.8 million for replacement of obsolete equipment and offset by the proceed from disposal of plant and equipment of approximately S$0.1 million.

Cash flows from financing activities

Our cash flows used in financing activities primarily consists of interest paid, proceeds from loans, repayment of loans, payment for interest portion of lease liabilities, payment for capital portion of lease liabilities, dividends paid and proceeds from issue of shares.

For the year ended December 31, 2019, our Group recorded net cash used in financing activities of approximately S$1.3 million, which was mainly attributable to (i) net repayment of bank borrowings of approximately S$1.3 million; (ii) payment for lease liabilities of approximately S$0.1 million; and (iii) dividends paid of approximately S$1.5 million, while mitigated by the proceeds from the issuance of Ordinary Shares of approximately S$1.6 million as a result of Pre-IPO Investments.

For the year ended December 31, 2020, our Group recorded net cash used in financing activities of approximately S$1.2 million, which was mainly attributable to the repayment of loans and lease liabilities of approximately S$0.8 million.

For the year ended December 31, 2021, our Group recorded net cash used in financing activities of approximately S$2.1 million, which was mainly attributable to (i) dividends paid of S$2.9 million; and (ii) net repayment of bank loans of approximately S$ 0.3 million (iii) payment of deferred financing costs of approximately S$0.4 million while mitigated by the cash inflow from the proceeds from a controlling shareholder loan of S$1.5 million.

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Working Capital

We believe that our Group has sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, in the absence of unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the net proceeds from our Initial Public Offering.

Accounts receivable

Our accounts receivable, net, increased from approximately S$4.8 million as of December 31, 2019 to approximately S$9.2 million as of December 31, 2020. The increase was primarily attributable to an increase of approximately S$6.2 million in amount due from our largest customer as of December 31, 2020, which resulted from an increase in revenue from that customer of approximately S$4.3 million during the year ended December 31, 2020 as compared to the year ended December 31, 2019. As of December 31, 2021, our accounts receivable decreased to approximately S$3.2 million mainly due to the receipt of payments from our largest customer group for increased amounts owed to us as of December 31, 2020.

We did not charge any interest on, or hold any collateral as security over these accounts receivable balances. We generally offer credit periods of 30 to 60 days to our customers in respect of the manufacture and sale of cleaning systems and other equipment, whereas our customers will be offered credit terms of seven days to 30 days in respect of the provision of centralized dishwashing services and general cleaning services.

The following table sets forth the ageing analysis of our accounts receivable, net, based on the invoiced date as of the dates mentioned below:

	As of December 31,
	2019	2020	2021
	SGD’000	SGD’000	SGD’000

Within 30 days	2,804	5,097	1,511
Between 31 and 60 days	883	1,290	587
Between 61 and 90 days	589	2,073	282
More than 90 days	563	770	840

Total accounts receivable, net	4,839	9,230	3,220

Movements in the provision for impairment of accounts receivable are as follows:

	As of December 31,
	2019	2020	2021
	SGD’000	SGD’000	SGD’000

Opening balance	40	19	82
(Reversal)/provision of loss allowance	(21)	63	(48)

Closing balance	19	82	34

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We have a policy for determining the allowance for impairment based on the evaluation of collectability and ageing analysis of accounts receivable and on management’s judgement, including the change in credit quality, the past collection history of each customer and the current market condition.

The loss allowance for accounts receivable related to a general provision for accounts receivable applying the simplified approach to providing for expected credit loss(es) (the ‘‘ECL(s)’’). Credit risk grades are defined using qualitative and quantitative factors that are indicative of the risk of default. An ECL rate is calculated based on historical loss rates of the industry in which our customers operate and ageing of the accounts receivable.

During the years ended December 31, 2019, 2020 and 2021, other than the loss allowance provision discussed above, no impairment loss was provided for amounts that were past due.

The following table sets forth our average accounts receivable turnover days for the years ended December 31, 2019, 2020 and 2021:

	Year ended December 31,
	2019	2020	2021

Average accounts receivable turnover days(1)	103.4	120.3	138.5

(1) Average accounts receivable turnover days is calculated as the average of the beginning and ending of accounts receivable balance for the respective year divided by revenue for the respective year and multiplied the number of days in the respective year.

Our average accounts receivable turnover days were approximately 103.4 days, 120.3 days and 138.5 days for the years ended December 31, 2019, 2020 and 2021, respectively. The increase in average accounts receivable turnover days for the years ended December 31, 2020 and 2021 was mainly due to slower collection of our accounts receivable as it generally took a longer time for our customers to settle our invoices as a result of the COVID-19 outbreak. During the years ended December 31, 2019, 2020 and 2021, the credit term offered to our major customers ranged from 7 days to 60 days. For details of the credit terms of our top five customers for the years ended December 31, 2019, 2020 and 2021, please refer to the section headed ‘‘Business — Our Customers’’ in this prospectus. Having taken into consideration the long-term business relationship with, the reputation of and the past settlement history of two customers, which in aggregate accounted for approximately 44.9%, 84.4% and 24.9% of our accounts receivable, net of loss allowance, as of December 31, 2019, 2020 and 2021, respectively, we permitted them to settle the payment after testing and commissioning of our products. Hence, our Group’s average accounts receivable turnover days for the years ended December 31, 2019, 2020 and 2021were longer than the credit periods granted to our customers.

As of December 31, 2021, our accounts receivable as of December 31, 2020 have been fully settled. During the years ended December 31, 2019, 2020 and 2021, accounts receivable were closely monitored and reviewed on a regular basis to identify any potential non-payment or delay in payment. Our Group conducted an individual review on each of the customers to determine the impairment, which is aligned with external credit rating agencies’ definition when it is available or based on other data such as available press information about the customer and past due status. Considering the increase in the average accounts receivable turnover days for the year ended December 31, 2020 and the increase in the balance of accounts receivable as of December 31, 2020, we have further implemented certain procedures to strengthen our credit control. For instance, we are actively monitoring the credit terms of our customers and follow up on collection regularly to ensure greater control over our accounts receivable. For details of the background of our top five customers for the years ended December 31, 2019, 2020 and 2021, please refer to the section headed ‘‘Business — Our Customers’’ in this prospectus.

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Prepaid expenses and other current assets, net

Prepaid expenses and other current assets, net of our Group mainly represents amounts due from investors and prepayment of expenses of listing our Ordinary Shares. The following table sets forth the breakdown of the prepaid expenses and other current assets, net as of the dates indicated:

	As of December 31,
	2019	2020	2021
	SGD’000	SGD’000	SGD’000

Other receivables	86	68	132
Deposits	79	79	68
Prepayments	55	179	647

Total	220	326	847

Our total other receivables, deposits and prepayments increased from approximately S$0.2 million as of December 31, 2019 to approximately S$0.3 million as of December 31, 2020, primarily attributable to the increase in prepayments of approximately S$0.1 million as a result of an increase in upfront payments to raw materials suppliers. Our total prepaid expenses and other current assets, net increased from approximately S$0.2 million as of December 31, 2020 to approximately S$0.6 million as of December 31, 2021, primarily attributable to the increase in prepayments of approximately S$0.6 million as a result of an increase in upfront payments to raw materials suppliers.

Accounts and other payables

Accounts payable

The general credit terms from our major suppliers are 15 to 90 days. Our accounts payable increased from approximately S$1.8 million as of December 31, 2019 to approximately S$2.4 million as of December 31, 2020, which was generally in line with the increase in our raw material costs. Our accounts payable decreased to S$1.9 million as of December 31, 2021, primarily due to more purchases from suppliers with payment on delivery terms.

The following table sets forth the ageing analysis of our accounts payable based on the invoice date as of the dates mentioned below:

	As of December 31,
	2019	2020	2021
	SGD’000	SGD’000	SGD’000

Within 30 days	1,076	1,040	1,712
Between 31 and 60 days	486	930	196
Between 61 and 90 days	192	394	5
More than 90 days	8	74	3

Total	1,762	2,438	1,916

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The following table sets forth our average accounts payable turnover days for the years ended December 31, 2019, 2020 and 2021:

	Year ended December 31,
	2019	2020	2021
Average accounts payable turnover days(1)	53.6	48.5	64.0

(1) Average accounts payable turnover days is calculated as the average of the beginning and ending of accounts payable balance for the respective year/period divided by cost of revenues for the respective year and multiplied the number of days in the respective year/period.

Our average payables turnover days remained relatively stable and amounted to approximately 53.6 days for the year ended December 31, 2019. The decrease in our average accounts payable turnover days to approximately 48.5 days for the year ended December 31, 2020 primarily resulted from the timing of billings of our raw materials suppliers and sub-contractors, and our timely settlement of the payments. Our average accounts payable turnover days increased to approximately 64.0 days for the year ended December 31, 2021, primarily due to the timing of billings by our raw materials suppliers and sub-contractors.

As of December 31, 2021, our accounts payable as of December 31, 2020 have been fully settled.

Our Group did not have any material default in payment of accounts payable during the years ended December 31, 2019, 2020 and 2021.

Accrued expenses

Accrued expenses mainly represented expenses related to our listing of our Ordinary Shares, salaries and bonus. As of December 31, 2019, our Group’s accrued expenses amounted to approximately S$0.4 million, which was mainly due to the accrued listing expenses of approximately S$0.6 million recognized in 2018. Our Group’s accrued expenses increased to approximately S$0.9 million as of December 31, 2020, primarily attributable to accrued listing expenses of approximately S$0.4 million. Our Group’s accrued expenses decreased to approximately S$0.4 million as of December 31, 2021, primarily attributable to the repayment of accrued listing expenses.

Our Group did not have any material default in payment of other payables during the years ended December 31, 2019, 2020 and 2021.

Contract liabilities

Our contract liabilities represent the sales deposits and instalments received during the year in respect of machineries still under production but not yet recognized as revenue under our revenue recognition policies. Our contract liabilities amounted to approximately S$29,000, nil and nil as of December 31, 2019, 2020 and 2021, respectively.

Bank indebtedness

As of December 31, 2021, our bank indebtedness equaled an aggregate of S$9,878,000, of which S$9,691,000 is denominated in Singapore dollars and bears interest at a variable rate ranging from 1.25% to 1.5% above the Singapore Interbank Offered Rate (“SIBOR”) and S$187,000 is denominated in US dollars and bears interest at 1.25% above the London Interbank Offer Rate (“LIBOR”). S$5,547,000 of our bank indebtedness constitutes current liability and S$4,421,000 constitutes non-current liability.

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Provisions

Our provisions during the years ended December 31, 2019, 2020 and 2021 mainly represented the provision for warranty for machines sold, which usually covers a 12-month period from the date on which the machines are delivered. The provision is based on estimates made from historical warranty data associated with similar products and services. As of December 31, 2019, 2020 and 2021, our Group recorded provision of approximately S$47,000, S$28,000 and S$16,000, respectively.

Tax payables

Our tax payables remained relatively stable at approximately S$59,000, S$0.5 million and nil as of December 31, 2019, 2020 and 2021, respectively. The decrease in our tax payables as of December 31, 2021 was generally due to our settlement of tax payable for 2020 in 2021.

Deferred tax (assets)/liabilities

Our deferred tax (assets)/liabilities during the years ended December 31, 2019, 2020 and 2021 mainly represented the Singapore tax implication on the temporary difference between the tax written down value and the net book value of the property, plant and equipment, which are owned by our Group. As of December 31, 2021, our deferred tax liabilities remained relatively stable.

Commitments

Operating lease commitments as a lessor

Our Group leases out the dishwashing machines pursuant to leases that are classified as non-cancellable operating leases.

The future minimum lease receivables under non-cancellable operating leases contracted for as of December 31, 2019, 2020 and 2021, but not recognized as receivables, are as follows:

	As of December 31,
	2019	2020	2021
	SGD’000	SGD’000	SGD’000

Within one year	28	40	40
After one but within two years	16	—	—
Total	44	40	40

Capital commitments

As of December 31, 2019, December 31, 2020 and December 31, 2021, our Group did not have any capital commitments.

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Capital Expenditures

Historical capital expenditures

Our capital expenditures during the years ended December 31, 2019, 2020 and 2021 mainly related to replacement of obsolete equipment. For the years ended December 31, 2019, 2020 and 2021, our capital expenditures in relation to property, plant and equipment were approximately S$0.6 million, S$0.3 million and S$0.8 million, respectively. We principally funded our capital expenditures through cash flows from operations and borrowings during the years ended December 31, 2019, 2020 and 2021.

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. While our significant accounting policies are more fully described in Note 2 to the consolidated financial statements included elsewhere in this prospectus, we believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act. As a result of our election, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in our consolidated financial statements include the useful lives of plant and equipment and intangible assets, impairment of long-lived assets, allowance for doubtful accounts, and allowance for deferred tax assets and uncertain tax position, and inventory allowance. Actual results could differ from these estimates.

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Revenue Recognition

We recognized our revenue under Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (ASC606). We recognize revenue to depict the transfer of promised goods or services (that is, an asset) to customers in an amount that reflects the consideration to which we expect to receive in exchange for those goods or services. An asset is transferred when the customer obtains control of that asset. It also requires us to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. We elected the modified retrospective method which required a cumulative adjustment to retained earnings instead of retrospectively adjusting prior periods. The adoption of ASC 606 did not have a material impact on the consolidated financial statements.

To achieve that core principle, we apply the five steps defined under Topic 606: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

We account for a contract with a customer when the contract is committed in writing, the rights of the parties, including payment terms, are identified, the contract has commercial substance and consideration to collect is substantially probable.

In accordance with ASC 340-40,which requires the capitalization of all incremental costs from obtaining and fulfilling a contract with a customer if such costs are expected to be recovered with the period of more than one year, we capitalize certain contract acquisition costs consisting primarily of consulting fees, and expect such consulting fees as a result of obtaining customer contracts to be recoverable. For contracts with the realization period of less than one year, the guidance provides a practical expedient that permits an entity to immediately expense contract acquisition costs when the asset that would have resulted from capitalizing these costs would have been amortized in one year or less.

Revenue recognition policies for each type of revenue stream are as follows:

(a) Goods and services sold

We recognize revenue for our goods and services sold when we have satisfied a performance obligation by transferring control of a promised good or service to the customer. The amount of revenue recognized is the amount of the transaction price allocated to the satisfied performance obligation, which is the amount of the consideration in the contract to which our Group expects to be entitled in exchange for transferring the promised goods or services.

Revenue may be recognized at a point in time or over time following the timing of satisfaction of the performance obligation. If a performance obligation is satisfied over time, revenue is recognized based on the percentage of completion reflecting the progress towards complete satisfaction of that performance obligation.

(b) Rental of dishware washing machines

We recognize revenue for our rental of our dishware washing machines on a straight-line basis over the term of the lease.

Recent Accounting Pronouncements

See Note 2 of the notes to the consolidated financial statements included elsewhere in this prospectus for a discussion of recently issued accounting standards.

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Impact of Inflation

In accordance with the Monetary Authority of Singapore, the year-over-year percentage changes in the consumer price index for 2019 and 2020 were 0.57% and -0.18%, respectively. The rate of inflation in 2021 was significantly higher and is expected to reach 0.9%. Inflation in Singapore has not materially affected our profitability and operating results. However, we can provide no assurance that we will be unaffected by higher inflation rates in Singapore in the future.

Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Risk

We are exposed to interest rate risk while we have short-term bank loans outstanding. Although interest rates for our short-term loans are typically fixed for the terms of the loans, the terms are typically twelve months and interest rates are subject to change upon renewal.

Credit Risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through in-house research and analysis of the relevant economy and the underlying obligors and transaction structures. We identify credit risk collectively based on industry, geography and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the “probability of default” by the customer on its contractual obligations and consider the current financial position of the customer and the current and likely future exposures to the customer.

Liquidity Risk

We are also exposed to liquidity risk, which is risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

Foreign Exchange Risk

While our reporting currency is the U.S. dollar, almost all of our consolidated revenues and consolidated costs and expenses are denominated in S$. All of our assets are denominated in S$. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rate between the U.S. dollar and S$. If the S$ depreciates against the U.S. dollar, the value of our S$ revenues, earnings and assets as expressed in our U.S. dollar financial statements will decline. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

HISTORY AND CORPORATE STRUCTURE

Our Group’s history can be traced back to November 1999 when JCS was founded by Ms. Hong, our Chairman, Executive Director and Chief Executive Officer, together with her then partner Mr. Yeo Hock Huat. Our Group commenced business in 2005. We have manufactured a broad range of cleaning systems, including aqueous washing systems, plating and cleaning systems, train cleaning systems and other equipment for our customers. Our business in the provision of centralized dishwashing services for the food and beverage industry commenced in 2013.

As of the date of this prospectus, our Group is comprised of the Company and its subsidiaries, JE Cleantech International Limited, JCS-Echigo Pte Ltd., Hygieia Warewashing Pte. Ltd. and Evoluxe Pte. Ltd.

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Corporate Structure

Our Company was incorporated in the Cayman Islands on January 29, 2019 under the Companies Act as an exempted company with limited liability. Our authorized share capital is US$100,000 divided into 100,000,000 Ordinary Shares, par value US$0.001 each. Prior to a group reorganization, JE Cleantech International Limited was the holding company of our group of companies comprised of JCS Echigo Pte. Limited, Hygieia Warewashing Pte. Limited and Evoluxe Pte. Limited. JE Cleantech International Limited was held 80% by JE Cleantech Global Limited (which is wholly-owned by Ms. Hong, our CEO), 14% by Triple Business Limited, 4% by Ever Bloom Properties Company Limited and 2% by Aqua Lady Group Limited. Upon completion of our reorganization, we are owned as to 9,600,000, 1,680,000, 480,000 and 240,000 Ordinary Shares by JE Cleantech Global Limited, Triple Business Limited, Ever Bloom Properties Company Limited and Aqua Lady Group Limited, respectively, and JE Cleantech International Limited, JCS Echigo Pte. Limited, Hygieia Warewashing Pte. Limited and Evoluxe Pte. Limited are our direct and indirect subsidiaries.

Organization Chart

The chart below sets out our corporate structure as of the date of this prospectus.

Ms. Hong
100%
JE Cleantech Global Limited (BVI)
Public
Triple Business Limited (BVI)
Ever Bloom Properties Company Limited (Samoa)
Aqua Lady Group Limited (BVI)
64%
25%
6.2%
3.2%
1.6%
100%
Company (Cayman Islands)
100%
JE Cleantech International limited (BVI)
100%
JCS-Echigo Pte Ltd (Singapore)
100%
100%
Hygieia Warewashing Pte. Ltd. (Singapore)
Evoluxe Pte. Ltd. (Singapore)

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Entities

A description of our subsidiaries is set out below.

JE Cleantech International Limited (“JEC International”)

On April 9, 2018, JEC International was incorporated in the BVI as a BVI business company with limited liability. JEC International is authorized to issue a maximum of 50,000 shares of a single class of US$1.00 par value each. As part of a group reorganization on December 28, 2021, JEC International became a direct wholly-owned subsidiary of our Company.

JEC International has been an investment holding company with no business operations since its incorporation.

JCS-Echigo Pte Ltd (“JCS”)

On November 25, 1999, JCS was incorporated in Singapore as a private company with limited liability. JCS commenced business in 2005 and is principally engaged in the manufacture and sale of cleaning systems and other equipment. As part of a group reorganization on December 28, 2021, JCS became an indirect wholly-owned subsidiary of our Company.

Hygieia Warewashing Pte. Ltd. (“Hygieia”)

On December 29, 2010, Hygieia was incorporated in Singapore as a private company with limited liability. Hygieia commenced business in 2013 and is principally engaged in the provision of centralized dishwashing services, general cleaning services and leasing of dishwashing equipment. As part of an internal reorganization on December 28, 2021, Hygieia became an indirect wholly-owned subsidiary of our Company.

Evoluxe Pte. Ltd. (“Evoluxe”)

On May 6, 2016, Evoluxe was incorporated in Singapore as a private company with limited liability. Evoluxe has been dormant since incorporation and has not engaged in any business activities since its incorporation. As part of an internal reorganization on December 28, 2021, Evoluxe became an indirect wholly-owned subsidiary of our Company.

Key Milestones

The key milestones in the development of our Group are highlighted chronologically below:

Year	Milestones
1999	JCS was established.

2005	JCS began its business in the sale of cleaning systems.

2006

We established the JCS Facility and commenced the business of the design, development, manufacture and sale of cleaning systems.

We completed our first order for a cassette washing system for a customer in the HDD industry.

2007	We registered our first patent in Singapore under JCS for a cleaning process and apparatus.

2010	Hygieia was established.

2011	We completed our first order for a medical cleaning system.

2012	We completed our first order for a dish cleaning system.

2013	Hygieia commenced provision of centralized dishwashing services at a customer’s premises.

2014	We established the Hygieia Facility.

2018	We received an invitation from a statutory board in Singapore to showcase a prototype of a robot floor scrubber for the interior of public trains.

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INDUSTRY OVERVIEW

We are principally engaged in (i) the sale of cleaning systems and other equipment; and (ii) provision of centralized dishwashing and ancillary services. Our cleaning systems business commenced in 2005. We design, develop, manufacture and sell cleaning systems for various industrial end-use applications to our customers primarily in Singapore and Malaysia.

PRECISION CLEANING INDUSTRY IN SINGAPORE AND MALAYSIA

The precision cleaning industry often requires the provision of a sophisticated cleaning process and equipment to ensure that items can be cleaned to a level that would meet the relevant industry standards for their specific use. In Singapore and Malaysia, the precision cleaning industry can be divided into two sub-segments of precision cleaning services and precision cleaning equipment manufacturing.

There are two major business models within the precision cleaning industry: (i) companies without manufacturing capability but providing precision cleaning product and services by selling standardized equipment and products to end-clients; and (ii) precision cleaning equipment manufacturers that offer both standardized and customized equipment and products to end-clients.

Precision Cleaning Industry in Singapore

The precision cleaning industry in Singapore saw a CAGR of 5.8% from 2016 to 2020, and market size was approximately S$88.8 million in 2020. Growth before COVID-19 was driven by technology advancement and demand for miniaturized components for machinery which in turn increased demand for precision cleaning services and equipment for these components. However, growth was slightly dampened when the airlines were adversely affected by COVID-19. Nonetheless, other industries such as electronics saw stable growth while pharmaceutical and medical devices saw accelerated growth in 2020, helping to cushion the decreased sales to the airline industry so the overall market only saw a slight decline.

The Singapore government’s initiatives to support Industry 4.0 has been supporting the growth of the precision cleaning industry. Presently, both the manufacturing sector and the cleaning sector fall under the S$4.5 billion Industry Transformation Map (ITM), and the Singapore government has been supporting technology trials for cleaning and waste management systems under the INCUBATE program.

						CAGR
Industry Revenue Receipts (SGD million)	2016	2017	2018	2019	2020	2016-2020
Precision Cleaning Industry	70.8	85.2	92.2	99.0	88.8	5.8%
Growth Rate (%)	4.0	20.3	8.2	7.3	–10.3	—
— Precision Cleaning Services	32.6	30.0	33.3	37.8	33.6	0.8%
—Precision Cleaning Equipment Manufacturing	38.3	50.0	55.1	60.7	55.2	9.6%

Source: Euromonitor estimates from desk research and trade interviews with precision cleaning equipment and services providers as well as the relevant trade associations in Singapore.

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Since the outbreak of the first COVID-19 case in Singapore on January 23, 2020, the Singapore government raised the DORSCON (the Disease Outbreak Response System Condition, a color-coded framework that shows the current disease situation in Singapore) level from yellow to orange and introduced several restrictions which tightened alongside increasing cases. This eventually culminated in a nationwide partial lockdown, known as the ‘‘circuit breaker’’ from April 7, 2020 to May 4, 2020 (which was eventually extended to June 1, 2020), where, apart from shopping for necessities and work for essential workers, all Singaporeans were required to stay at home.

Despite the significant impact on most of the retail and service industries, the overall cleaning industry, especially the precision cleaning industry, was less impacted since the key end client group are business-to-business (“B2B”) clients who are less likely to suffer direct impact from the downturn of consumer demand.

The precision cleaning industry is estimated to see an accelerated CAGR of 9.0% between 2021 and 2025. Such growth is expected to be driven by the manufacturing segment with a CAGR of 10.7% over the same period, which is expected to be benefited from Industry 4.0 as the industry continues to transform. Nonetheless, as Industry 4.0 requires a hefty capital outlay, this will favor larger players who are managing large facilities. In the near future, it is expected that precision cleaning companies will continue to invest in AI technology and data to fully automate tasks, linking to cloud drive storage, and potentially leveraging the latest 5G technology to enhance data transmission and processing speed.

Precision Cleaning Industry in Singapore, Forecast (2021F–2025F)

						CAGR
Industry Revenue Receipts (SGD million)	2021F	2022F	2023F	2024F	2025F	2021F–2025F
Precision Cleaning Industry	101.2	112.7	123.3	132.5	143.0	9.0%
Growth Rate (%)	14.0	11.4	9.4	7.4	7.9	—
— Precision Cleaning Services	39.4	42.8	45.1	47.1	50.2	6.2%
— Precision Cleaning Equipment Manufacturing	61.8	70.0	78.2	85.4	92.8	10.7%

Source: Euromonitor estimates from desk research and trade interviews with precision cleaning equipment and services providers as well as the relevant trade associations in Singapore.

Precision Cleaning Industry in Malaysia

The precision cleaning industry in Malaysia experienced a CAGR of 22.9% from 2016 to 2020, with a market size of MYR213.4 million in 2020. Sharp growth of 77.2% in the industry in 2020 was driven by the strong momentum in the manufacturing segment, resulting in 166.8% growth in 2020, due to the launch of 5G technology, the increase in demand experienced by the HDD and semiconductor industries and geopolitical issues that arose over that period.

Precision Cleaning Industry in Malaysia, Historic (2016–2020)

						CAGR
Industry Revenue Receipts (MYR million)	2016	2017	2018	2019	2020	2016–2020
Precision Cleaning Industry	93.5	105.1	112.6	120.4	213.4	22.9%
Growth Rate (%)	8.1	12.4	7.1	6.9	77.2	—
— Precision Cleaning Services	58.4	63.2	66.3	69.4	77.1	7.2%
— Precision Cleaning Equipment Manufacturing	35.1	41.9	46.3	51.1	136.3	40.4%

Source: Euromonitor estimates from desk research and trade interviews with precision cleaning equipment and services providers as well as the relevant trade associations in Malaysia.

The US-Sino relationship saw no improvement after the US presidential election in 2020. The geopolitical impact caused by the trade dispute between the world’s two largest economies constrained the growth of the semiconductor manufacturing industry in China. Leading semiconductor manufacturers were then looking for a cost-friendly market in which to expand their manufacturing capacity in order to better target the fast-growing Greater China and ASEAN markets. As a result, the demand for precision cleaning equipment manufacturing shifted from markets like Singapore to neighboring markets such as Thailand and Malaysia.

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The strongly promoted initiative of Industry 4.0 by the Malaysian government acted as another major growth driver to keep the industry growing. Despite the large capital outlay required for a company to transform into a highly automated manufacturer with AI technology and IoT capabilities, industry players, in general, believe that such transformation can increase overall operational efficiency enough to result in an approximately 20% increase in revenue, post-transformation.

Precision Cleaning Industry in Malaysia, Forecast (2021F–2025F)

						CAGR
Industry Revenue Receipts (MYR million)	2021F	2022F	2023F	2024F	2025F	2021F–2025F
Precision Cleaning Industry	236.4	258.9	279.1	299.5	319.8	7.8%
Growth Rate (%)	10.8	9.5	7.8	7.3	6.8	—
— Precision Cleaning Services	85.7	90.9	96.7	101.7	106.7	5.6%
— Precision Cleaning Equipment Manufacturing	150.8	168.0	182.3	197.7	213.1	9.0%

Source: Euromonitor estimates from desk research and trade interviews with precision cleaning equipment and services providers as well as the relevant trade associations in Malaysia.

It is expected that the growth of precision cleaning activities in the Malaysian domestic market will record moderate growth over the next few years. By 2025, it is expected that the industry will reach MYR319.8 million from MYR236.4 million in 2021 with a CAGR of 7.8%. (Source: Euromonitor estimates from desk research and trade interviews with precision cleaning equipment and services providers as well as the relevant trade associations in Malaysia.)

Precision Cleaning Equipment Manufacturing Industry In Singapore

Market Overview

In Singapore, precision cleaning equipment manufacturing is a niche market and is estimated to have grown at a CAGR of 9.6% over the period from 2016 to 2020, driven by a steady increase in both end-use applications and awareness of the beneficial effects of precision cleaning. Precision cleaning employed in the electronics industry is linked closely to the industry’s output performance.

The strong growth in semiconductor production was driven by the increasing demand from the smartphone market. In addition, a global shortage in the memory segment of semiconductor chips also led to a strong gain for Singapore’s semiconductor producers in 2020.

Precision Cleaning Equipment Manufacturing Industry in Singapore, Historic (2016–2020)

						CAGR
Industry Revenue Receipts (SGD million)	2016	2017	2018	2019	2020	2016–2020
Precision Cleaning Equipment Manufacturing	38.3	50.0	55.1	60.7	55.2	9.6%
Growth Rate (%)	3.0	30.7	10.2	10.1	–9.0	—
— Electronic Subsector	—	30.0	33.3	37.8	42.7	—

Source: Euromonitor estimates from desk research and trade interviews with precision cleaning equipment providers as well as the relevant trade associations in Singapore.

Precision cleaning equipment manufacturing in the electronics subsector, representing 77.4% of the industry at S$42.7 million in 2020, produces equipment used to clean a wide range of electrical components including printed circuit boards, silicon wafers for semiconductors, flat panel displays and consumer mobile parts, as well as the heads of hard disk drives (HDDs). An HDD is an electro-mechanical data storage device that stores and retrieves digital data using magnetic storage, and is a type of semiconductor device that is made of semiconductors.

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Market Drivers

Components, in particular those intended for consumer electronic end-use applications, are increasingly being miniaturized as manufacturers pursue compactness. This requires highly precise cleaning at the micro-level to remove microparticles to ensure the components’ reliability and performance and prevent adverse effects in their subsequent use. The miniaturization trend of components has caused companies and production managers to increasingly pay attention to cleanliness, as they realize that their intricately engineered devices can be rendered inoperable by undesired microcontaminants.

Historically, Singapore has long been a manufacturing hub for HDD because of the prime location stationed in the fast-growing ASEAN economies, as well as business-friendly legislation and political stability. Seagate, one of the key leading manufacturers of HDDs, began establishing its manufacturing plants in Singapore in 2006, with its first Asian manufacturing hub. Recently, the Singapore government’s strong initiative in Industry 4.0 further supports high-tech manufacturing industries including HDD manufacturing, fueling the growth of such segment. It is expected that with the continuous effort of the Singapore government to develop the country into the regional powerhouse for advanced manufacturing technologies, which provides a platform for the U.S. to enter ASEAN markets, the HDD industry will continue to grow steadily.

Market Constraints

In the short term, precision cleaning equipment market players face growth constraints posed by a shrinking labor pool and rising labor costs. Precision cleaning equipment manufacturers face steep competition for a shrinking pool of highly skilled labor in an ageing Singaporean population. In addition, as labor regulations prevent the mass hiring of foreign skilled labor, companies increasingly pay wage premiums to retain these employees. This can, however, be mitigated in the long term as companies invest in innovation and technology to automate manufacturing processes.

The Singapore Purchasing Managers’ Index (“PMI”), which indicates the industry consensus of the market condition of Singapore’s manufacturing sectors monthly, recorded growth in May 2020 at 46.8, after three consecutive months of decline from 50.3 in January 2020 to 44.7 in April 2020. A PMI below 50 indicates that the overall manufacturing sector is under contraction. Since then, the market condition started to grow and by February 2021, a PMI of 50.5 was recorded, showing that the overall manufacturing sector continues to expand. Singapore’s manufacturing PMI in March 2022 was 50.1.

The electronics sector PMI also posted a decline from 50.1 in January 2020, down to 42.8 in April 2020. Such decline in manufacturing activities indicates that the domestic demand for precision cleaning equipment from the manufacturing sector, including the electronics sector, has been weakened since the COVID-19 outbreak in Singapore in February 2020. The decline stopped in April 2020, when the electronics sector PMI recorded 42.8, and started to grow. By August 2020, with a PMI of 50.6, it had overtaken the PMI of the overall manufacturing sectors. By February 2021, a PMI of 50.8 was recorded for the electronics sector. Although in February 2022 it had receded slightly to 50.5 from 50.8 in January 2022, and in March 2022 it receded further to 50.4, a PMI above 50 indicates that the overall sector continues to expand.

Singapore’s manufacturing PMI of 50.1 in March 2022 was relatively low compared to regional neighbors’ including Indonesia and the Philippines, which were 51.3 and 53.2, respectively, but higher than Malaysia, which dropped to 49.6 in March.

Operating Costs

Manufacturers that produce precision cleaning equipment in Singapore face high set-up, production and operating costs, which pose high barriers to entry for potential new firms. This is split generally into about 30–40% for direct labor costs, staff costs and sub-contracting costs, 10% for utilities and overhead, and the remaining 50–60% for raw materials. The predominant raw material for production of precision cleaning equipment is stainless steel, with minimal plastic components for certain machines.

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Source: Department of Statistics Singapore, The Ministry of Manpower Singapore; Euromonitor findings from custom research.

According to the Ministry of Manpower in Singapore, the median gross monthly income from work of full-time employed residents increased from S$4,056 in 2016 to S$4,534 in 2020, recording a CAGR of 2.8% over the historic period. With no significant change in terms of the foreign labor policy as well as the low unemployment rate in the country, it is expected that Singapore’s median gross monthly income will grow at a steady rate of 3.8% CAGR over the forecast period, from S$4,706.3 in 2021, to S$5,463.5 by 2025.

In comparison, the steel bar price per ton fluctuated throughout the historic period with dramatic growth from approximately S$397.1 in 2015 to approximately S$649.6 in 2016, an increase of approximately 63.6% in a year time, driven by the rapid increase in construction contracts in Singapore, at the cost of the resulting in reduced profit margins for the manufacturing and construction industries. Although growth of construction contracts, value and volume was sluggish in 2017 and was recorded at only approximately 4.1% and 3.6% in 2018 and 2019, the steel bar price per ton, once again, recorded double digit growth of 12.5% in 2020. Such growth is the result of the reduced logistic capacity in the steel bar export and import business, caused by the COVID-19 pandemic.

Over the forecast period, both the construction and the manufacturing sectors are expected to further drive up the price of steel. On the construction side, the Mega 2 infrastructure projects such as the Integrated Waste Management Facility, Tuas Water Reclamation Plant and Tuas Mega Port all commenced in the latter part of 2019.

On the manufacturing side, foreign investment in the industry sector is increasing, with Toll Group setting up a S$228 million logistic hub in Tuas, and Canadian-based Bombardier quadrupling the size of its aircraft maintenance center in Seletar Aerospace Park. British home appliance manufacturer Dyson recently announced that it will set up its first electric car plant here in Singapore, and also double the size of its existing technology center at Science Park One.

The active infrastructure and commercial activities give momentum for the steel price in Singapore to grow steadily in the foreseeable future, from S$784.1 per ton in 2021 to S$816.7 per ton by 2025, an estimated CAGR of 1.0% over the forecast period.

Source: Department of Statistics Singapore, The Ministry of Manpower Singapore; Euromonitor findings from custom research.

*Forecast period figures of Median Gross Monthly Income and Steel Bar Price in Singapore, are estimated by Euromonitor International based on available information from the Passport, Department of Statistics Singapore and custom research.

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Market Outlook

The precision cleaning equipment manufacturing market in Singapore is estimated to be valued at S$88.8 million in 2020 and is expected to reach an estimated S$143.0 million by 2025, marking a CAGR of 9.0% over the forecast period. The stable growth after the drop in 2020 will be largely driven by moderate expansion in the electronics sector and sustained growth of the emerging pharmaceutical and biomedical sectors in Singapore. With no significant change in the requirement of precision cleaning services in the pharmaceutical and biomedical sectors, it is expected that the rapidly expanding sector of electronics will continue to outgrow other subsectors and continue to be the most significant segment of the precision cleaning equipment market.

The precision equipment market for electronics in Singapore is expected to grow, but at a moderate pace in line with expected electronics output in Singapore. The longer-term trends, including the emergence of new technologies such as autonomous vehicles and the proliferation of the IoT in healthcare and robotic applications, is expected to sustain demand for semiconductors in the electronics industry for the forecast period.

With automation, digitization and robotic processes at the forefront of technological developments, it is expected that automated assembly lines with digitized control panels will be the new standard manufacturing process for industrial industries, especially for the precision cleaning equipment industry.

The global pessimistic outlook of the economy in 2020 due to COVID-19 caused a delay of orders for precision cleaning equipment as the market was not certain how long the pandemic would persist. However, as the COVID-19 vaccination progress began in early 2021, orders started to resume at a more normal pace as the global economy was preparing for the post COVID-19 recovery.

The delay of the orders caused a slowdown in cash flow and revenue generation, but the overall demand for precision cleaning equipment is currently unaffected. It is expected that industry activities will resume to normal after the COVID-19 crisis.

Precision Cleaning Equipment Manufacturing in Singapore, Forecast (2021F–2025F)

						CAGR
Industry Revenue Receipts (SGD million)	2021F	2022F	2023F	2024F	2025F	2021F–2025F
Precision Cleaning Equipment	61.8	70.0	78.2	85.4	92.8	10.7%
Growth Rate (%)	12.0	13.2	11.8	9.2	8.7	—

Source: Euromonitor estimates from desk research and trade interviews with precision cleaning equipment providers as well as the relevant trade associations in Singapore.

Competitive Landscape

Singapore’s precision cleaning equipment manufacturing market is niche and relatively consolidated, served by approximately 10 companies, consisting of a handful of larger global companies that operate offices in Singapore, as well as several small and medium-sized players. High barriers to entry in the form of high set-up and operating costs, as well as the importance that end-user clients place on a strong track record, explains the absence of notable new entrants into the market.

The market for precision cleaning equipment manufacturing in the electronics sector mirrors that of the wider industry, given that is the dominant end-use application in the market. End-use application clients in general place a premium on quality of equipment performance and after-sales service. There is also a trend towards procuring high-quality equipment that would last longer, thereby reducing repair and replacement costs. Hence, precision equipment manufacturers that can strike the balance between quality products and price competitiveness will continue to gain inroads into market share.

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Industry players also see a trend towards consolidation in the wider precision cleaning market, as companies move towards offering total solutions in the value chain (both cleaning equipment and cleaning services) in order to stand out from the competition.

Multinational companies (“MNCs”) are one of the major client types, especially for the HDD and semiconductor industries, of the precision cleaning equipment manufacturing industry. MNCs often have a stringent vendor selection process in order to ensure the suppliers meet their specific needs and standards. The rationale behind the rigid and stringent standard in the vendor selection process is to ensure the vendors can provide high-quality products in order for the HDD manufacturers to meet the heightened internal cleanliness standard of ensuring all components of the hard disk drive are free from submicron particulate contamination (less than 0.1 micrometer). Any existing vendor who does not pass its required standard will be removed from the MNC’s approved vendor list. Therefore, suitable suppliers are not easily available and existing suppliers are not easily replaceable.

Generally, precision cleaning equipment and systems have an average life span of two to seven years. It is a common practice for HDD manufacturers to allocate a certain amount of their annual budget to fund the acquisition of machines and equipment, including upgrading of existing machines and equipment, to ensure their production facilities work smoothly, to cater to changes in technology and to meet their production demand and expansion plans. As reported by Euromonitor, the annual budget allocated by MNCs for the purchasing and upgrading of precision cleaning machinery, equipment and systems ranges from 5% to 25% of the cost of owned plant, equipment and machinery. Since the average life span of precision cleaning systems and equipment ranges from two to seven years, upgrading and replacement of those machines have to be done progressively in order to maintain a stable production capacity of MNCs, hence, to avoid the upgrade or replacement process results in under-capacity. There are uncertainties including the system and machines’ stability after the upgrade or replacement. Moreover, if the upgrade or replacement of machines all take place at the same time, the production capacity could drop to zero during the process. It is a risk management consideration to better carry out such process progressively, rather than putting the MNC’s production capacity at risk. Hence, MNCs usually upgrade or replace their entire precision cleaning systems and equipment progressively, in order to level the cost associated with the upgrading and purchasing of machinery while maintaining product capacity throughout the years. Such practice explains the frequency with which MNCs purchase and upgrade precision cleaning systems and equipment on an annual, or on-demand basis. Several factors could cause variation in terms of the frequency and amount of budget allocation for MNCs to replace and upgrade the existing precision cleaning equipment and machinery. These include but are not limited to the life cycle of the currently owned precision cleaning equipment and machinery, technology advancement and product innovation of the company, as well as business expansion need. Under the threat of SSD, in order for leading HDD manufacturers to maintain the low-cost advantage of HDD against SSD, they are encouraged to further develop HDD technology, to not only upgrade existing storage technology but also to improve overall durability.

Precision cleaning systems are generally custom-made to cater to the clients’ requirements and specifications, which involves a detailed understanding of the clients’ production processes and product specifications, which are often highly confidential. Therefore, MNCs generally prefer not to use many different vendors for precision cleaning systems, in order to protect their trade secrets. It would also be costly and time consuming to teach a new vendor the technical requirements of the client. Euromonitor is of the view that this makes HDD and semiconductor manufacturers loyal to only a few qualified vendors and to not change their suppliers from time to time. These factors give a strong competitive advantage to existing vendors in the industry, and make it difficult for new industry players to enter this key industry client segment.

The Precision Cleaning Equipment Manufacturing Industry In Malaysia

Market Overview

Precision cleaning is a key part of Malaysia’s electronics manufacturing sector, driven by the nation’s large electrical and electronics manufacturing industry. Within the sector, the manufacturing of semiconductors, printed circuit boards, HDD and precision metal components are key users of precision cleaning equipment. Apart from the electronics and components sectors, medical and pharmaceutical, as well as automotive sectors are the other two key end-use sectors that demand precision cleaning equipment and services.

During the period from 2016 to 2020, the precision cleaning equipment manufacturing industry experienced the strongest growth in 2020 with revenue receipts posting growth of 166.8%. The industry’s strong performance in 2020 was driven primarily by increased global demand for semiconductors, as well as the rapidly expanding electrical and electronics industries manufacturing facilities in Malaysia, as per announced in 2020.

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Precision Cleaning Equipment Manufacturing Industry in Malaysia, Historic (2016–2020)

						CAGR
Industry Revenue Receipts (MYR million)	2016	2017	2018	2019	2020	2016–2020
Precision Cleaning Equipment Manufacturing	35.1	41.9	46.3	51.1	136.3	40.4%
Growth Rate (%)	9.2	19.5	10.5	10.3	166.8	—
— Electronic Subsector	—	—	27.9	30.2	79.1	—

Source: Euromonitor estimates from desk research and trade interviews with precision cleaning equipment providers as well as the relevant trade associations in Malaysia.

The electronics industry accounts for the bulk of revenue receipts from the sale of precision cleaning equipment in 2020, representing approximately 60% of the precision cleaning equipment industry, or approximately MYR79.1 million in terms of value. As the world’s seventh-largest electronics exporter and the leading hub for semiconductor assembly and testing, precision cleaning catering to Malaysia’s HDD and electronics industry is well-positioned for growth. In line with the trend of an increase in global demand for semiconductors, precision cleaning equipment manufacturing companies catering to manufacturers in this sector are expected to post positive growth.

Historically, the Malaysia HDD industry has been growing since the 1990s, thanks to the relatively low cost associated with the establishment of HDD factories and production. In addition, the increasing demand for consumer electronics such as desktop and laptop computers in the region further supports the growth of demand for HDDs over the historic period. However, the uprising of neighboring markets, such as the Philippines and Indonesia, which offer a better cost advantage for HDD manufacturers, has reduced the comparative advantage of Malaysia. On the other hand, the competition from SSD also hinders the demand for HDD. In 2019, Western Digital shut down its HDD assembly facility near Kuala Lumpur and opened up an SSDs factory in Penang to support the growing demand for SSD.

Despite challenges from neighboring markets as well as SSD, the uprising trend of data centers, where HDD remains a better choice of data storage device compared to SSD, continues to grow in Malaysia and bolster the demand for HDD. In 2021, Microsoft announced plans to establish its first data center region in Malaysia, with AWS and Google set to follow. With the advantage of land available for corporations to build data centers at, as well as the long history of HDD and technology devices manufacturing, it is expected that Malaysia’s data center market size will continue to grow and that it will reach revenues of over US$800 million by 2025, hence further fueling growth in the demand for HDD industry.

Market Drivers

The positive growth of Malaysia’s precision cleaning industry is primarily due to the rising global demand for consumer electronics such as smartphones, tablets and wearables. Such demand has attracted investments from electrical and electronics companies, which are key users of products and services offered by precision cleaning equipment manufacturing companies. According to the Malaysian Investment Development Authority (the “MIDA”), approved investments in the manufacturing sector from January 2020 to September 2020 were worth MYR65.3 billion. Malaysia saw a total of 56 electrical and electronics projects with approved investments of MYR7.7 billion in 2020. The MIDA expects investments in the industry to further increase in 2021 and 2022.

Precision cleaning equipment manufacturers benefit from the increased investments as a rise in local manufacturing capacity or requirements are key drivers of revenue, especially for investments from the United States. The American Malaysian Chamber of Commerce also expects US investments in Malaysia to expand over the forecast period.

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Market Constraints

End users often turn to companies that are well established in the precision cleaning equipment manufacturing industry as they are perceived to be more reliable than lesser-known companies. In line with this trend, industry players selling precision cleaning equipment often work towards establishing a long-term partnership with their clients such as through collaborating with precision cleaning chemical suppliers to provide a one-stop-shop solution and offering customization services and after-sales support. As a result of this, new players in the precision cleaning equipment manufacturing industry often struggle to secure new sales opportunities.

Similar to Singapore, COVID-19 caused the overall manufacturing sector of Malaysia to contract in 2020. Malaysia’s PMI declined from 48.8 in January 2020, down to 31.3 in April 2020, which showcased the heavy pressure faced by the manufacturing sectors due to the production suspension or the necessity for factories to operate under capacity. While Singapore’s PMI started to grow again in the middle of 2020, likewise, Malaysia’s PMI grew back to 45.6 in May 2020, and the PMI has remained fairly stable since then. By February 2021, the PMI of Malaysia’s manufacturing sector was recorded at 47.7 and in March 2022 it was 49.6.

Despite the impact of the COVID-19 pandemic on the global chain of manufacturing activities, including the semiconductor sector, the semiconductor industry in Malaysia remains relatively stable compared to other sectors due to the increased demand for electronics products caused by the work from home arrangement during the COVID-19 crisis, which mitigated the decline caused by the lockdown measures imposed from January to May 2020 arising from the COVID-19 outbreak.

Market Outlook

The precision cleaning industry is projected to post positive growth over the forecast period, driven primarily by the semiconductor industry. With emerging megatrends such as IoT and AI creating new application opportunities for semiconductors, global demand for semiconductors is expected to rise. The strong demand for semiconductors will likely lead to increased investment in Malaysia as the country has over the review period emerged as a design, development and manufacturing hub for semiconductors. Increased investment in the semiconductor industry benefits precision cleaning companies as semiconductor manufacturers are key users of precision cleaning equipment.

Similar to Singapore, the global pessimistic outlook for the economy due to COVID-19 caused delays of orders for precision cleaning equipment as the market was not certain how long the pandemic would persist. It is expected that industry activities will resume to normal after the COVID-19 crisis.

Precision Cleaning Equipment Manufacturing in Malaysia, Forecast (2021F–2025F)

						CAGR
Industry Revenue Receipts (MYR million)	2021F	2022F	2023F	2024F	2025F	2021–2025
Precision Cleaning Equipment Manufacturing	150.8	168.0	182.3	197.7	213.1	9.0%
Growth Rate (%)	10.6	11.4	8.6	8.5	7.8	—

Source: Euromonitor estimates from desk research and trade interviews with and trade interviews with precision cleaning equipment providers as well as the relevant trade associations in Malaysia.

Competitive Landscape

The precision cleaning manufacturing industry in Malaysia is highly consolidated, with the top five companies in the industry accounting for more than 80% of industry sales. The leading players in the industry are primarily in the electronics industry. These manufacturers benefit from the robust growth of Malaysia’s position as a global hub for semiconductor manufacturing. In order to remain competitive, it is common for companies providing precision cleaning equipment to collaborate with chemical suppliers to offer end-users packaged solutions.

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The barriers to entry for precision cleaning companies within the electronics industry are high due to the start-up costs involved. The costs incurred in obtaining relevant quality certifications such as the ISO9001 and ISO22000 certifications, for example, discourage small players from entering the industry. In addition, the reluctance of manufacturers within the electronics industry to engage new precision cleaning companies also increases barriers to entry. As a result, the precision cleaning industry in Malaysia is highly consolidated.

The Autonomous Robotic Floor Cleaning Equipment Industry In Singapore

Market Overview

Autonomous cleaning robots have intelligent programming to detect areas in the designated vicinity that need to be cleaned. Their functions include vacuuming, mopping and scrubbing and these robots are often paired with a platform where users can view the progress of the cleaning.

The efficiency of the cleaning makes them a complement or even substitute to manual cleaners such that they have recently become widespread in Singapore. The industry is relatively new in Singapore, with market leaders such as Lionsbot joining in as late as 2018 and still gaining a large market share. This is seen as a potential solution for the labor squeeze in Singapore’s cleaning force, especially for commercial property and food and beverage cleaning sectors.

Autonomous Robotic Floor Cleaning Equipment Industry in Singapore, Historic (2016–2020)

						CAGR
Industry Revenue Receipts (SGD million)	2016	2017	2018	2019	2020	2016–2020
Autonomous Robotic Floor Cleaning Equipment	0.8	1.2	1.7	2.3	6.5	68.2%
Growth Rate (%)	58.6	49.2	40.2	35.3	182.6	—

Source: Euromonitor estimates from desk research and trade interviews with autonomous robotic cleaning equipment manufacturers as well in Singapore.

Market Drivers

While most industries suffered during the lockdown, this industry saw mixed results depending on where most of their robots were deployed. Companies that mostly deployed to shopping malls suffered from reduced sales due to the closure of malls and offices during the lockdown. On the other hand, companies that mostly deployed to healthcare and mass rapid transit stations found increased sales due to the demand for higher frequency and a higher standard of cleanliness as preventive measures against COVID-19.

Government subsidies also play a huge role as grants are extensive, encouraging businesses to adopt the technology. The National Environment Agency of Singapore (the “NEA”) has authorized grants of 80% for approved autonomous cleaners, though there is a cap. As long as the buyer applies for the grant and is able to justify its need for it, it can claim the grant retroactively.

The launch of autonomous cleaning robots in Jewel Changi Airport, the National Gallery, Gardens by the Bay and other prominent areas have raised awareness of this industry, especially since they are often seen on the news. Jewel Changi Airport, in particular, has been spearheading the move towards autonomous cleaning by ordering one robot from every existing autonomous cleaning robot company.

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Market Constraints

The main cost is the manufacturing of the robots, which remain quite expensive due to their advanced components such as LIDAR sensors, cameras, and vacuum motors though such prices are expected to decrease in the future. The robots are also not mass-produced as they must maintain their high quality, and this results in high production costs.

Secondly, the robots need to be maintained by a team of people who understand the equipment and software. Maintenance fee depends on the type and scale of the machine but ranges from around S$3,000 to S$6,000 per year. The attachable features, such as the scrubber head, also need to be replaced regularly depending on the frequency of cleaning. Such high-costs associated with the initial purchase and the ongoing maintenance fee inhibit purchases by some property management companies due to budget concerns.

Market Outlook

Autonomous Robotic Cleaning Equipment Industry in Singapore, Historic (2021–2025)

						CAGR
Industry Revenue Receipts (SGD million)	2021F	2022F	2023F	2024F	2025F	2021–2025
Autonomous Robotic Cleaning Equipment	12.5	17.3	23.1	29.4	36.3	30.5
Growth Rate (%)	92.3	38.4	33.5	27.3	23.5	—

Source: Euromonitor estimates from desk research and trade interviews with autonomous robotic cleaning equipment manufacturers as well in Singapore.

Since the industry is still in its fast-growing stage in 2022, with a strong push due to the COVID-19 pandemic, which increased the demand for unmanned cleaning solutions for commercial properties and public spaces in Singapore, the overall industry is expected to grow at a CAGR of 30.5% over the forecast period.

The growth of the industry over the forecast period is supported by the government through grants and incentives to companies to adopt the technology. It is also expected that there will be further advancement in cloud infrastructure, AI and 5G that will make the robots more attractive and cost-competitive.

Competitive Landscape

Since this is a relatively new market, the ranking of the market leaders was uncertain though it was acknowledged that there are three major players. These companies provide larger robots for Changi Airport, Singapore Mass Rapid Transit, shopping malls and large offices. There are also a number of smaller companies in the market, though they are not seen as strong competitors as they retrofit traditional cleaning equipment with the technology rather than come up with new models like the leading three players. In light of the fast-growing stage of the industry and the strong support from the government, it is expected that more and more new players will enter the market, hence, the market is expected to move towards fragmentation over the forecast period.

The Centralized Dishwashing Services Industry In Singapore

Market Overview

Dishwashing services entail the cleaning of food preparation equipment used in the foodservice industry to the standard required by the end-user client, on a contractual basis. In Singapore’s food & beverage services sector, dishwashing providers deliver such back-end services to frontline clients which include conventional commercial food & beverage establishments and non-conventional dining. The potential client base may also include hotels, meetings, incentives, conferences and exhibitions (MICE) venues, confectioneries and bakeries.

Dishwashing is undertaken both on-site and at centralized off-site locations. On-site cleaning is traditionally labor-intensive, sometimes undertaken with the aid of small-scale dishwashing machines. In contrast, off-site cleaning is usually semi-automated, complemented by manual labor.

Apart from dishwashing, companies also provide value-added services such as the lease of dishware and related equipment, as well as consultancy services depending on their capability and clients’ needs.

Singapore’s dishwashing services market is estimated to have posted a CAGR of 0.2% from 2016 to 2020. Before COVID-19, growth was stable, driven by rising food & beverage services consumption due to rising incomes, increased eating out, growth in the tourism and MICE industry, and lack of dishwashing manpower. However, there was a huge decline in 2020 due to the lockdown and temporary or even permanent closure of food stores, though this is set to recover. Now that eating out has resumed, growth is expected because of the government’s Foreign Worker Quota limiting foreign hires.

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Centralized Dishwashing Services Industry in Singapore, Historic (2016-2020)

						CAGR
Industry Revenue Receipts (SGD million)	2016	2017	2018	2019	2020	2016-2020
Centralized Dishwashing Services	30.7	33.0	36.1	40.6	30.9	0.2
Growth Rate (%)	10.2	7.6	9.5	12.3	-23.9	—
On-site Centralized Dishwashing Services	1.9	2.7	3.5	4.2	2.4	5.7
Off-site Centralized Dishwashing Services	28.8	30.3	32.6	36.4	26.7	-1.9

Source: Euromonitor estimates from desk research and trade interviews with centralized dishwashing services providers as well as the relevant trade associations in Singapore

Market Drivers

The biggest driver of the food & beverage services industry is economic growth and rising disposable income. Although Singapore’s GDP growth rate has slowed due to the pandemic, the trend up until 2019 was a general increase and it is expected to continue to grow in the next few years. As living standards rise, the ability to dine out and the propensity to try new culinary offerings also rises.

The rising consumption of food & beverage services has also boosted the number of food & beverage establishments in Singapore. The number of licensed food establishments in Singapore increased from 33,074 in 2015 to 38,373 in 2019, at a CAGR of 0.03%. Another contributing factor is the mall asset enhancement initiatives (AEI) undertaken by shopping mall landlords to adjust to changing consumption patterns. As Singaporeans increasingly engage in e-commerce, there is less need to visit shopping malls. In contrast, they gather with families and friends at restaurants and cafes. Hence, landlords have been allocating more retail space to food & beverage outlets in a bid to make their malls more ‘‘experiential’’ to fight declining retail footfall in this era of e-commerce.

Market Constraints

While the above factors may drive demand for centralized dishwashing services, growth in this traditionally labor-intensive sector is however weighed down by manpower constraints. The scarcity of manpower in the sector is attributed to an increasingly ageing population, and disinterest in manual labor among the younger generation. Dishwashing is undertaken predominantly by elderly workers, as the younger generation shun manual labor in favor of higher value-added jobs that offer high remuneration in Singapore’s knowledge economy. However, this can be alleviated in the longer term as the trend towards higher automation in line with productivity drives continues.

Operating Costs

Centralized dishwashing is a more labor-intensive service in Singapore, as compared to the precision cleaning equipment manufacturing industry. Given that dishwashing labor is in general relatively less skilled as compared to manufacturing labor, companies have an incentive to hire foreign workers even with the cost of paying levies.

Centralized dishwashing service providers in Singapore, in general, have an operational cost structure comprised of the following components: labor costs, which includes labor costs, staff costs and sub-contracting costs representing 60% to 80% of the operating costs; 5%–15% for cleaning equipment; 10% to 15% for logistical transportation; and 5% to 15% for utilities and rent. The cost structure could vary depending on the business model of the provider, for example, a company that has a stronger focus on on-site dishwashing services will incur a higher proportion of labor costs as compared to an off-site dishwashing services provider, and vice versa.

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According to Singapore’s Ministry of Manpower, ‘‘Cleaners, Laborer’s and Related Workers,’’ representing the lower skill level group of labor of the industry, exhibited a CAGR of 2.0% in basic salary over the historic period from S$1,417 in 2016 to S$1,535 in 2020, with the progressive wage model playing a role in the increase. The basic salary of such labor group is expected to grow at a slower CAGR of 2.1% over the forecast period, from S$1,594.4 in 2021 to S$1,741.0 by 2025.

Market Outlook

The dishwashing services market in Singapore was estimated to be valued at S$30.9 million in 2020 due to the lockdown in the first and second quarters. However, recovery is expected to be fast as businesses were already receiving normal crowds in the first quarter of 2021. Dishwashing is expected to reach S$75.0 million by 2024, resulting in a CAGR of 19.7% over the forecast period due to an expected sustained increase in food & beverage services consumption, the existence of remaining market potential to be tapped, the government’s drive to develop the centralized cleaning services sector (especially on-site) and persistent manpower shortages in the cleaning industry.

Demand for food & beverage services is expected to be sustained over the forecast period as the country recovers economically from the lockdown. According to the Singapore Department of Statistics survey of Business Expectations (Services Sector) in the first quarter of 2021, companies in the food & beverage services sector improved business expectations, with 21% of firms being optimistic about future business conditions. This is the first positive weighted balance after four quarters of negative sentiment due to the lockdown. Consumption levels are expected to recover and sustain in the long run as Singapore’s macroeconomic growth recovers at a stable pace.

Furthermore, the Singapore government is also supporting Industry 4.0 for centralized dishwashing services. In the longer term, automation and availability of machines will not render centralized dishwashing services obsolete as the various food & beverage establishments are still too small to possess automated cleaning machines (no economies of scale). Hence, food & beverage companies will still demand centralized dishwashing services instead of directly investing in Industry 4.0 and automation themselves.

The outbreak of COVID-19 caused a significant impact on both the retail and consumer services industries in Singapore. Several restrictions, including the ban on gatherings of more than 8 people and the shutdown of entertainment venues, have significantly reduced the number of people who dine out or shop. Additionally, the fear of COVID-19 also reduces the willingness of people to participate in any group leisure or entertainment activities. The pessimistic and tense situation brought on by COVID-19 has reduced the number of tourists, as well as the frequency at which residents dine in consumer food services venues, thereby reducing the demand for centralized dishwashing services.

Furthermore, the 85.7% drop in visitor arrivals in 2020, predicted by the Singapore Tourism Board, as well as the decline in foot traffic in shopping malls and restaurants caused by the government’s lockdown measures implemented in April 2020, has significantly reduced consumer spending and revenue of the consumer food service industry, thereby causing heavy pressure on the short-demand for centralized dishwashing services in Singapore, before the relaxation of circuit breaker measures in June 2020. Such reduction in visitor arrivals continued into 2021, causing extended pressure on the consumer spending sector.

Consumers footprint towards food halls and restaurants improved significantly subsequent to the relaxation of circuit breaker measures, as did the demand for both on-site and off-site dishwashing services. However, compared to the year-to-date performance in 2019, the demand remains relatively weak. Food and beverage providers in Singapore in general reduced prices and offered take-out options in order to better retain consumers. Dishwashing service providers, in turn, suffered from reduced service fees charged to Singapore’s food and beverage operators during the COVID-19 pandemic.

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Centralized Dishwashing Services in Singapore, Forecast (2021F-2025F)

						CAGR
Industry Revenue Receipts (SGD million)	2021F	2022F	2023F	2024F	2025F	2021F-2025F
Centralized Dishwashing Services	36.5	44.9	53.6	63.3	75.0	19.7%
Growth Rate (%)	25.7	23.0	19.5	18.0	18.5	—
On-site Centralized Dishwashing Services	3.1	3.9	4.6	5.4	6.1	18.3%
Off-site Centralized Dishwashing Services	33.4	41.0	49.0	57.9	68.9	19.9%

Source: Euromonitor estimates from desk research and trade interviews with centralized dishwashing services providers as well as the relevant trade associations in Singapore

Competitive Landscape

Singapore’s dishwashing cleaning services market is relatively consolidated with approximately 10 market players. A few large-sized companies dominate the market, while several other smaller players make up the remainder.

Competition in the sector is keen due to the low barriers to entry and low switching costs. Exit and entry to and from the sector are easy due to the relatively low set-up and labor costs compared to other industries. As a result, companies that can offer the greatest balance between cost, technical competence and track record of quality service would gain the edge in market share.

Driven by the fast-growing demand in centralized dishwashing services, competitors are required to increase productivity by either expanding their factories or by implementing automated assembly lines of dishwashing facilities. The latter is likely to be the future trend of the industry regarding the ongoing Industry 4.0 initiatives and the scarcity of land resources in Singapore.

BUSINESS

OVERVIEW

Our Group is based in Singapore and is principally engaged in (i) the sale of cleaning systems and other equipment; and (ii) the provision of centralized dishwashing and ancillary services. Our cleaning systems business started in 2006 and we design, develop, manufacture and sell cleaning systems for various industrial end-use applications to customers mainly in Singapore and Malaysia. We have also provided centralized dishwashing since 2013 and general cleaning services since 2015, mainly for food and beverage establishments in Singapore. According to Euromonitor, our Group was ranked fifth in the precision cleaning equipment manufacturing market in Singapore in 2020, with a market share of approximately 2.0% in terms of revenue, and we ranked first in the precision cleaning equipment manufacturing market in Malaysia in 2020, with a market share of approximately 27.0% in terms of revenue. (Source: Euromonitor estimates from desk research and trade interviews with leading precision cleaning equipment providers and the relevant trade associations in Singapore.) We are also a leading centralized dishwashing services provider in Singapore. Our Group was ranked second in the dishwashing services industry in Singapore in 2020, with a market share of approximately 15.0% in terms of revenue. (Source: Euromonitor estimates from desk research and trade interviews with leading centralized dishwashing services providers and the relevant trade associations in Singapore.)

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For the years ended December 31, 2019, 2020 and 2021, our Group generated approximately S$12.2 million, S$16.9 million and S$9.0 million of revenue from our sale of cleaning systems and other equipment business, representing approximately 67.1%, 79.2% and 60.8% of our total revenue, respectively.

For the fiscal years ended December 31, 2019, 2020 and 2021, our Group generated approximately S$6.0 million, S$4.5 million and S$5.8 million of revenue from our provision of centralized dishwashing and ancillary services business, representing approximately 32.9%, 20.8% and 39.2% of our total revenue, respectively.

The portion of our revenue from each business line has not changed substantially through April 24, 2022.

Our Products And Services

Our Products

The cleaning systems and other equipment we manufacture and sell can be categorized into four different categories, namely aqueous washing systems, plating and cleaning systems, train cleaning systems and other equipment, such as filtration units. The product lives of our cleaning systems and other equipment range from two to ten years.

While the focus of our sale of cleaning systems and other equipment business is on precision cleaning, we are also able to design, develop and manufacture other cleaning systems for various industrial end-use applications using our R&D and engineering capabilities.

Depending on our customers’ requirements and specifications, our cleaning systems are designed to enable our users to monitor various parameters and control the cleaning system or equipment. This enables our customers to monitor critical data and information such as water level, wash and rinse tank temperatures, flow rate of water and chemicals, megasonic or ultrasonic generator power, ultrasonic or megasonic frequency and pH value of the chemicals and waste water. Such critical data and information are crucial to our customers for their cleaning systems, particularly in the HDD, semiconductor and industrial electronic equipment/product manufacturing industries.

Our cleaning systems are mainly designed for precision cleaning, with features such as particle filtration, ultrasonic or megasonic rinses with a wide range of frequencies, high pressure drying technology, high flow rate spray and deionized water rinses, which are designed for effective removal of contaminants and to minimize particle generation and entrapment. In particular, precision cleaning systems to be installed in cleanrooms (enclosed spaces in which airborne particulates, contaminants and pollutants are kept within strict limits), such as those sold to HDD customers, will need to meet stringent cleanliness standards and requirements, and are also equipped with High Efficiency Particulate Air (HEPA) filters to trap particles that are 0.3 microns and larger in size and/or Ultra Low Particulate Air (ULPA) filters to trap particles that are 0.12 microns and larger in size, in order to ensure stringent cleanliness performance.

Our cleaning systems are designed and developed for megasonic cleaning or ultrasonic cleaning, and have megasonic or ultrasonic generators to generate rinses with a wide range of frequencies. In particular, megasonic cleaning uses higher frequencies to produce controlled cavitations, with cleaning bubbles that are smaller and less energetic but more numerous, thereby providing more gentle cleaning of fragile and delicate components and the removal of microscopic contaminants. Megasonic cleaning also reduces or eliminates cavitation erosion and the likelihood of surface damage to the product being cleaned.

The table below sets forth the revenue generated from our sale of cleaning systems and other equipment by product type during the fiscal years ended December 31, 2019, 2020 and 2021:

	2019		2020		2021
	SGD’000%		SGD’000%		SGD’000%

Aqueous washing systems	6,932	44.6	12,920	81.9	4,757	60.9
Plating and cleaning systems	1,351	2.6	-	-	-	-
Other equipment	2,440	22.8	2,863	18.1	3.056	39.1
Total	10,723	100.0	15,783	100.0	7,813	100.0

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The table below sets out the features and major types of industrial end-use applications of the different types of cleaning systems:

Our cleaning systems are designed and customized based on our customers’ requirements and specifications, and accordingly the cleaning systems that we manufacture and sell are of varying sizes and have different features and functions. Our cleaning systems also are comprised of different modules and components, parts and materials and the production and manufacturing process for each cleaning system will vary between orders, depending on the complexity of the design and the component lead time.

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In addition, we also provide repair and servicing of the cleaning systems that we sell to our customers, and we also sell related parts used in such cleaning systems which we purchase from third party suppliers such as proximity sensors and transducer plates. Provision of repair and servicing of cleaning systems and sale of related parts amounted to approximately S$1.5 million, S$1.2 million and S$1.2 million in revenue, representing approximately 8.2%, 5.4% and 7.9% of our total revenue, for the years ended December 31, 2019, 2020 and 2021, respectively.

We are the sole distributor of STICO anti-slip shoes in Singapore, and our customers are mainly food and beverage establishments in Singapore. The STICO anti-slip shoes are made of ethylene-vinyl acetate (EVA) material and are light with an anti-slip resistance function, making them suitable for wear on wet and oily surfaces. Sale of such STICO anti-slip shoes amounted to approximately S$0.2 million, S$97,000 and S$120,000 in revenue, recognized as other income, for the years ended December 31, 2019, 2020 and 2021, respectively.

We generally provide a one year warranty period for the cleaning systems manufactured and sold to our customers from acceptance of delivery of such cleaning systems. During the warranty period, we offer free replacement for components and related parts, as well as repair and servicing of our cleaning systems. After expiry of the warranty period, repair and maintenance services will be provided with additional charges, based on the complexity of the services and cost of components required for any such repair or maintenance. Other equipment is warranted to be in good working order without faulty workmanship or faulty materials. We generally do not offer any product return or refunds for our cleaning systems and other equipment as our customers acknowledge that our products are functional and met their technical specifications upon delivery and inspection by them.

Our Services

We provide centralized dishwashing services at our Hygieia Facility in Singapore. Leveraging on our expertise in designing, developing and manufacturing cleaning systems, we set up our Hygieia Facility in 2014 with semi-automated washing lines, which are designed and manufactured in-house, for our centralized dishwashing operations. As of the date of this prospectus, four semi-automated dishwashing lines are installed at our Hygieia Facility, of which two are for washing Halal dishware and another two are for washing non-Halal dishware. Our dishwashing lines have the flexibility to process dishware made of different materials including melamine, stainless steel, porcelain and glass. The Halal washing lines at our Hygieia Facility have obtained a Halal certification, and are thus suitable for the washing of Halal dishware.

Incorporating our experience and know-how from precision cleaning, each of our in-house designed semi-automated washing lines are over 20 meters in length and are designed for automated cleaning and washing of dishware, with high capacity to handle large volume and each washing line can wash up to 20 to 30 tubs per hour, depending on the size and number of items in each tub.

Our washing lines also have proper segregation to minimize cross contamination. Each of the washing lines at our Hygieia Facility is standalone and separate, and the configuration of our Hygieia Facility is such that all the soiled dishware will be loaded on the respective washing lines at the same end and the cleaned dishware is removed and unloaded from the washing lines at the other end, thus keeping the soiled dishware and tubs completely separate from the cleaned dishware and tubs and Halal dishware completely separate from the non-Halal dishware. Our technical support team at our Hygieia Facility oversees our centralized dishwashing operations and provides maintenance services for our washing lines in order to ensure high reliability for our customers.

Soiled dishware is collected from our customers’ premises and transported to our Hygieia Facility for centralized dishwashing and then sent back to our customers’ premises daily throughout the year. As the soiled dishware can be loaded into our washing lines without the need for pre-rinsing, this removes the need for dishwashers at our customers’ premises and saves time and labor costs. The risks of contamination due to food remnants or cleaning detergent is also eradicated. Our off-site centralized dishwashing services also allows our customers to cut down on manpower needed to wash dishware as well as the space allocated to dishwashing in order to maximize the dining area.

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Since 2015, we also provide general cleaning services to food courts and hawker centers in Singapore, which comprise off-site centralized dishwashing services and on-site cleaning services. For such general cleaning services, we provide the off-site centralized dishwashing services at our Hygieia Facility and generally outsource the on-site cleaning services to third party sub-contractors. Such customers enter into general cleaning service contracts with our Group to appoint us as the main contractor to provide integrated cleaning solutions and services for their food courts or hawker centers, thereby reducing their administrative burden in having to liaise with various service providers for the cleaning of different aspects of the food and beverage establishment. As our Group specializes in centralized dishwashing services, we generally outsource the labor-intensive on-site cleaning services to our sub-contractors in order to focus our resources on our core competencies. Such on-site cleaning services include, among others, cleaning and maintenance of the entire food and beverage establishment and pest control, as well as the removal and disposal of food waste, litter, rubbish and refuse.

We typically enter into contracts for our provision of centralized dishwashing and general cleaning services with our customers for a term of one to two years. As of April 24, 2022, 14 of the agreements for our provision of centralized dishwashing and general cleaning services will expire during the year ending December 31, 2022. In view of the continued long-term relationship of at least three to four years with most of the customer groups with whom the Group has expiring contracts, we are confident that the Group will be able to renew these contracts.

We generally charge our customers a fixed monthly fee for both our centralized dishwashing services and general cleaning services, and additional fees if extra services are required. Such extra services include ad hoc logistics services and extra manpower for the decolorization or de-staining of the dishware. Our sub-contractors are then paid a monthly fee for their on-site cleaning services, depending on the number of on-site staff required to work at the relevant food and beverage establishment during the relevant period. For further details, please refer to the paragraphs headed “Key contract terms with customers — Provision of general cleaning services” and “Sub-contracting” in this section.

Dishwashing equipment that we lease to customers

We also provide leasing services of dishwashing equipment to our customers, mainly for use at food and beverage establishments in Singapore. The terms of such leases are typically for a period of one to two year(s) and renew automatically, and our customers are charged a fixed monthly fee for such leasing services. For further details, please refer to the paragraphs headed “Key contract terms with customers— Provision of dishwashing equipment leasing services.” The dishwashing equipment leased to our customers typically enables a food and beverage establishment to wash up to 150 racks of items per hour, depending on the size of the equipment. Such dishwashing equipment is designed and manufactured in-house and can be customized to accommodate the needs of different customers.

Sale of Cleaning Systems

The cleaning systems designed, developed, manufactured and sold by our Group can generally be divided into two categories, namely precision cleaning systems and other cleaning systems, and are designed and customized based on our customers’ requirements and specifications. Precision cleaning systems consist of equipment and machines designed for the cleaning of critical surfaces in precision equipment with minimal particle generation and entrapment. Such cleaning processes aim to meet a measured limit of contaminants such as the particle count and/or non-volatile residue requirements, which are supplied by the customer or industry standards. Our cleaning systems are generally sold to HDD, semiconductor manufacturers or industrial electronic equipment/product manufacturers and are designed for cleaning of surfaces and product parts in various industrial end-use applications. Leveraging on our engineering know-how and expertise, we are able to design, develop and manufacture quality and customized products that suit our customers’ varying needs. Ancillary to our sale of cleaning systems, our Group also manufactures and sells other equipment such as filtration units, provides repair and servicing of cleaning systems and sells related parts.

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For the fiscal years ended December 31, 2019, 2020 and 2021 and the period from January 1, 2022 to April 24, 2022, we were engaged by 15, 14, 11 and 8 customers, respectively, and we completed 101, 134, 90 and 20 orders, respectively, for our sale of cleaning systems and other equipment.

The following table sets forth the movement in orders backlog for our sale of cleaning systems and other equipment in terms of the number of orders during the year or period.

	Year ended December 31,			Period from January 1, 2022 to April 24,
	2019	2020	2021	2022

Number of orders as of beginning of year/period(1)	14	14	20	44
Number of new orders	101	140	114	33
Number of completed orders	101	134	90	20
Number of orders as of year/period-end(2)	14	20	44	57

(1) Number of orders as of beginning of year/period represents the number of orders which were not completed as of the beginning of the relevant year or period.

(2) Number of orders as of year/period-end represents the number of ongoing orders as of the end of the relevant year/period that will be carried forward to the next year or period.

The following table sets forth the movement in orders backlog for our sale of cleaning systems and other equipment in terms of approximate contract value of orders during the fiscal years ended December 31, 2019, 2020 and 2021 and the period from January 1, 2022 to April 24, 2022.

	Year ended December 31,			Period from January 1, 2022 to
	2019	2020	2021	April 24, 2022
	(SGD’000)	(SGD’000)	(SGD’000)	(SGD’000)

Outstanding contract value as of beginning of year or period(1)	3,092	3,668	5,820	19,997
New contract value for the year	11,298	17,935	22,208	15,815
Revenue recognized for the year	10,723	15,783	8,031	1,410
Outstanding contract value as of year/period end(2)	3,668	5,820	19,997	34,402

(1) Outstanding contract value as of beginning of year/period represents the contract value of orders which were not completed as of the beginning of the relevant year or period.

(2) Outstanding contract value as of year/period-end represents the contract value of ongoing orders as of the end of the relevant year or period that will be carried forward to the next year or period.

Design, Development and Sale Process

A brief description of our design and development process of our cleaning systems is set out as follows:

(1) Customers contact our sales team to inquire about our cleaning systems or we submit tenders to potential customers to bid for contracts

Generally, customers will approach our sales team to inquire about the purchase of our cleaning systems and may inform us of their specifications or requirements. In addition, when suitable opportunities arise, we will also submit tenders to potential customers to bid for certain contracts based on customers’ tender requirements.

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(2) Our R&D and engineering team will evaluate our customer’s requirements and specifications

Based on the customer’s initial instructions, our R&D and engineering team will evaluate and will have internal discussions on the design and development plan for the proposed cleaning system. Such discussions include product functions, fabrication and assembly requirements, components, parts and materials required and any customized designs and/or functions required to be implemented in order to develop and manufacture the proposed cleaning system according to our customer’s requirements.

(3) Our R&D and engineering team will discuss the feasibility, design and specifications of the proposed cleaning system with our customer

Our R&D and engineering team will discuss the feasibility, design and specifications of the proposed cleaning system with our customer, in order to understand their specific needs and requirements, the proposed budget and intended usage for such cleaning systems. We will also discuss market developments and trends with our customer, in order to better understand the latest cleaning systems technology utilized in its industry, so that we can provide a comprehensive proposal to our customer.

After such discussions with our customer, we will provide a proposal, which may include draft designs with suggestions on the technical specifications and materials to be used for the cleaning system. The technical specifications of any cleaning system largely depend on its intended use, type and desired outcome of our customer, including washing or rinsing frequency, spray rinse flow rate, drying speed, cleanroom standards, desired residual liquid or air particle count or non-volatile residual levels. It generally takes approximately one to two weeks for us to deliver a proposal to a customer, depending on the complexity of the design.

(4) Our sales team will provide a price quotation to our customers

After the proposal and the designs of the cleaning system have been finalized and confirmed by our customer, our R&D and engineering team will discuss the proposed requirements with our procurement team in order to provide a price quotation to our customer. The quotation will take into account the complexity of the cleaning system to be manufactured and sold, the cost of the relevant parts and materials and the expected duration of the project. It generally takes approximately one to two weeks for us to deliver a quotation to a customer, depending on the complexity of the design and the time required to source for and obtain quotations from our suppliers for certain parts and components.

(5) After receiving confirmation from our customer, we will prepare detailed drawings, 3D designs and/or model simulations

After the quotation has been accepted by our customer, our R&D and engineering team will prepare the designs and detailed drawings for fabrication, manufacture and assembly of the cleaning system. Depending on the nature of the project, we may also use our software systems to prepare design simulations to enable the customer to have a preview of the proposed cleaning system upon the request of the customer, and to demonstrate the feasibility and functionality of the design. It generally takes approximately one to two weeks for our R&D and engineering team to prepare such detail drawings and designs and/or model simulations for our customer.

(6) Once the drawings and designs are finalized, we will procure the relevant parts, materials and components

Once the design and development plan for the cleaning system has been finalized, our R&D and engineering team will prepare the finalized list of relevant parts, materials and components required for the manufacturing and production process, which will then be handed over to our procurement team. Our procurement team will then proceed to source for and place orders for such parts, materials and components from our suppliers.

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(7) Production and manufacturing

Generally, our production process begins with the fabrication of the outer enclosure or tank for the cleaning system or equipment while we wait for the necessary parts, materials and components to be delivered. Once we have the necessary supplies on hand, our engineering and technical support team manufactures and assembles the various modules and components, which will comprise the cleaning system or equipment based or the detailed drawings and designs.

Our JCS Facility is well-equipped for the fabrication, production, assembly and in-house testing of our cleaning systems and equipment. In particular, our JCS Facility is fitted with machines, which utilize the CNC manufacturing process for automated control of tools and machinery using pre- programmed computer software. We also have various machinery and tools at our JCS Facility which are used in the production and manufacturing of the modules and components of the cleaning systems, including laser cutting machines and welding machines. Once the various modules and components have been produced, they are sent to our sub-assembly and system integration units for assembly and implementation. Once the final product has been assembled and completed, we conduct in-house testing on the cleaning system or equipment prior to delivery to our customer.

A brief description of the flow of our production and manufacturing process of cleaning systems and equipment is set out as follows:

(a) Fabrication of outer body of the cleaning system or equipment

Once the design and development plan for the cleaning system or equipment has been finalized, our engineers and technical support team will commence the production and manufacturing process by starting the fabrication of the outer body, which is usually the structure, enclosure or tank for the cleaning system or equipment, mainly using stainless steel. Such fabrication of the outer body is done in-house using (a) laser cutting machines which cut the metal sheets; (b) hydraulic press brake machines which bend the metal sheets to form the shape of the enclosure or tanks; and (c) welding machines to join the material together by welding.

(b) Delivery of components, parts and materials which undergo quality checks

Once the relevant components, parts and materials required for the manufacture of the cleaning system and equipment have been delivered to our JCS Facility, our quality control team will conduct an inspection upon their arrival to determine whether such components, parts and materials conform to our quality standards and the requirements stated in our purchase orders, or whether there are any defects, dents or scratches.

(c) Production and manufacturing of modules and components

Once the relevant components, parts and materials have been inspected, we will proceed to produce and manufacture the cleaning system or equipment. Our engineers and technical support team will use the designs created for our customer to start fabrication of the cleaning system or equipment. The production and manufacturing process utilizes CNC machines for automated control of tools and machinery using pre-programmed computer software, thus minimizing the manual operation and labor required, and enabling us to manufacture each component more efficiently. Once the software program has been input, we will conduct a trial run to ensure that the cleaning system or equipment meets our customer’s requirements and specifications.

The production and manufacturing processes for the modules and components of our cleaning systems and equipment include (a) laser cutting machines to cut metal sheets to form the machine cover and various parts required to assemble the cleaning system or equipment, such as brackets and air knives; (b) welding machines to weld together and assemble the fabricated tanks or enclosures with the various parts manufactured; and (c) machining tools to manufacture precision parts such as robotic arms.

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(d) Sub-assembly and system integration of modules and components

Once each module and component has been manufactured, it is sent to our sub-assembly and system integration units for assembly and implementation. At this stage, the various manufactured modules and components are assembled together, together with the additional related parts such as pipings, pumps and filters, as well as the control panels and electrical wiring to establish the electrical connection for the cleaning systems and equipment. Certain modules and components will also undergo electropolishing prior to assembly to provide additional protection to their stainless steel surface.

At the sub-assembly stage, our engineers and technical support team also conduct quality checks on the functionality and performance of each cleaning system module and component.

(e) In-house testing of assembled cleaning systems and modules

Once the final product has been assembled and completed, the cleaning system or equipment is sent for in-house testing prior to delivery to our customer. Our technical support team will conduct functionality tests to ensure that the overall performance of the cleaning system or equipment is satisfactory and that none of the modules and components are malfunctional, perform in-house quality checks and ensure that the final product functions and performs in accordance with our customer’s order and specifications. A programmer will also check all the input/output points with an electrician, before conducting the program testing and testing the cleaning system or equipment for load and dryness.

(f) Delivery, implementation and inspection by our customer

After production, manufacturing and in-house testing have been completed, the cleaning system or equipment will be delivered to our customer’s designated location. Our technical support team will assist with the implementation of the cleaning system or equipment at our customer’s premises and assist our customer during any inspection or tests conducted. Our customers will typically use cleanliness testing devices, such as a liquid particle counter which is an analytical instrument used to size and count particles in a liquid, to verify that the cleaned item achieves the desired limit of post-cleaning residual contaminants and meets their standards. After our customer conducts its inspections or tests, it is required to sign on a checklist to acknowledge that the cleaning system was functional and met their technical specifications. If required, we will also provide on-site training to our customer on the use and maintenance of the cleaning system or equipment.

The lead time from confirmation of an order by our customer to delivery of the final product generally takes approximately eight to 18 weeks, depending on the complexity of the design and the component lead time.

Provision of Centralized Dishwashing Services

We provide centralized dishwashing services at our Hygieia Facility which has four semi- automated dishwashing lines, of which two are for washing Halal dishware and the other two are for washing non-Halal dishware.

A brief description of the flow of the centralized dishwashing process is set out as follows:

(1) Customers contact our sales team and inquire about our centralized dishwashing services or we may submit tenders to potential customers to bid for contracts

Generally, customers will approach us to inquire about the scope and fees for our centralized dishwashing services and request a quotation for such services. In addition, when suitable opportunities arise, we will also submit tenders to potential customers to bid for certain contracts.

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Some customers may also request a quotation for general cleaning services for the food and beverage establishments, which will comprise both off-site centralized dishwashing services and on-site cleaning services. In such instances, we may request a quotation for such on-site cleaning services from our sub-contractors or may undertake such on-site cleaning services ourselves.

(2) Our sales team conducts site visit at our customer’s premises and assesses the services required

Our sales team will conduct a site visit at the customer’s premises, to inspect the space and the logistical arrangements to be made for collection of the soiled dishware to our Hygieia Facility and delivery of the cleaned dishware from our Hygieia Facility.

(3) Our sales team will provide a price quotation to our customer. After receiving confirmation, we proceed with provision of centralized dishwashing services

Based on our customers’ requirements, our sales team will prepare a price quotation, which will take into account, among other things, (a) the size of the food and beverage establishment, number of seats and expected customer turnover, (b) frequency of collection and delivery of dishware on a daily basis; (c) whether thermo stickers are required; (d) whether the services of a third party logistics provider for collection and return of the dishware are required; and (e) whether the services of our sub-contractor for on-site cleaning services are required.

After the quotation has been accepted by our customer and the service contract has been entered into, we will proceed with the provision of centralized dishwashing services based on the agreed terms of the contract.

(4) We or a third party logistics services provider will collect and deliver the soiled dishware from our customer to our facility

On a daily basis, the soiled dishware will be placed in tubs and trolleys provided by us at our customer’s premises, with Halal dishware being separated from non-Halal dishware. Generally, we or a third party logistics services provider will collect the soiled dishware from our customer’s premises, which will be delivered to our Hygieia Facility, usually one to two times per day depending on the customers’ needs. Upon arrival at our Hygieia Facility, the soiled dishware will be unpacked from the tubs by our staff and food remnants will be removed, if necessary, before the dishware is placed onto the respective Halal and non-Halal semi-automated washing lines for washing, rinsing and blow-drying. The rinsing is performed with high temperatures to sanitize the dishware. In addition, our customers may also request that thermo stickers are placed on a random sample of dishware to ensure that the temperature during the dishwashing process is maintained at a certain minimum temperature for sanitization purposes.

The lead time from collection of the soiled dishware from our customer’s premises to completion of the dishwashing process takes approximately four to 12 hours, depending on the location of our customer’s premises and frequency of collection.

(5) Our team will perform quality checks, and any dishware that requires further washing will be put back onto the washing lines. Cleaned dishware will be packed for delivery

After the dishware has been washed, rinsed and dried, the cleaned dishware is inspected by our staff before it is packed for delivery back to our customer’s premises. If any of the dishware does not pass our quality checks, the dishware will be put back onto the washing lines for re-washing. Once the cleaned dishware has passed our quality checks, it will be packed into clean tubs and trolleys, and moved to the storage area at our Hygieia Facility and will be ready for delivery back to our customers’ premises according to the delivery schedule, usually one to two times per day depending on our customers’ needs.

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(6) The cleaned dishware will be packed and delivered by us or the third party logistics services provider to our customer’s premises

At the scheduled time, we or our third party logistics services provider will pick up the cleaned dishware from our Hygieia Facility for delivery back to our customer’s premises.

The lead time from the inspection and quality checks on the cleaned dishware to the delivery of the cleaned dishware back to our customers’ premises takes approximately three to 12 hours, depending on the delivery schedule for each customer.

Pricing Policy

In respect of the sale of cleaning systems and other equipment, we generally determine the price on a cost-plus basis for each cleaning system or equipment that we manufacture and produce as our cleaning systems are customized. The unit selling price and gross profit margin of each product may fluctuate significantly from order to order, depending on various factors and considerations, including but not limited to the following:

● complexity of the design, particularly for aqueous washing systems and train cleaning systems, as the cleaning systems may include different features and various modules, components and parts, such as ultrasonic wash and rinse stations, spray rinse stations, vacuum oven, cleaning stations with robotic transfer functions, washing baskets, pneumatic control systems, heaters, sensors and pumps;

● the type and availability of the components and materials, such as stainless steel or aluminum, used for the cleaning system or equipment, which would vary in terms of cost price and component lead time;

● technical requirements for the production, including whether the customer’s approval is required for any changes to the processes, products or services for the production and manufacturing process;

● size and dimensions of the cleaning system or equipment, including the overall machine dimension, tank dimension and the size and number of modules, components and parts installed;

● level and number of functionality tests to be conducted, including whether test reports and certificates are to be provided to the customer;

● the customer’s specifications for certain designated suppliers and/or sub-contractors to be used for the production and manufacture of the cleaning system;

● purchase quantity, as certain customers may place orders for more than one unit of the same cleaning system or equipment;

● timeline for the production and manufacture of the cleaning system or equipment;

● provision of installation, testing and commissioning services;

● provision of on-site training by our technical personnel for our customer’s employees; and

● the expected number of units to be placed by our customer in the future.

The selling price and the corresponding profit margin for each cleaning system or equipment which we manufacture and sell will depend on the above factors and considerations, and in particular, the complexity of the cleaning system or equipment to be manufactured and sold, the cost of the relevant parts and materials and the expected duration of the project. Complex aqueous washing systems and train cleaning systems which are generally larger in size and comprised of various modules, components and parts will require a longer time for our R&D and engineering team to prepare the detailed drawings, designs and/or model simulations and will also require a longer time for production and manufacture, with a corresponding increase in the cost of production and the number of relevant parts and materials. Less complex aqueous washing systems such as standalone cleaning machines will require a comparatively shorter time for design, production and manufacture, as well as lower cost of production. From a commercial perspective, our Group will usually quote an initial higher selling price taking into consideration the aforesaid factors and with reference to the range of selling prices for similar cleaning systems and equipment sold by our Group with an aim to maximizing our profit. During the price negotiation process, our Group will adopt different negotiation strategies for different customers and our pricing is affected by various factors, such as the budget and cost consciousness of the customer, size of the customer, our relationship with the customer, the customer’s specifications and requirements, the features and functions of each product and the needs of the customer. The final selling price for each cleaning system or equipment will be arrived at after arm’s length negotiation and largely dependent on the respective bargaining power of our Group and the customer.

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In respect of the sale of related parts used in our cleaning systems, we generally determine the price based on the selling price suggested by our suppliers or at a mark-up of our own costs.

In respect of the provision of centralized dishwashing services and general cleaning services, we generally charge our customers a fixed monthly fee which is determined with reference to factors such as the size, number of seats and expected customer turnover of the food and beverage establishment, frequency of delivery and collection of dishware on a daily basis, our costs of dishwashing (including staff costs, cleaning detergent costs and utilities costs), sub-contracting costs, logistic costs, expected costs to be incurred by our customers if they had the capacity and were to engage their own staff to wash the dishware, duration of the contract and the capacity and utilization rate of our dishwashing lines. We may charge our customers additional fees if extra services are required.

In respect of the dishwashing equipment leasing services, the rental of our dishwashing equipment to our customers is determined with reference to prevailing market rates. In respect of our wholesale sale of STICO anti-slip shoes, the prices are determined with reference to the suggested retail price under our distributorship arrangement and the purchase quantity.

Credit period and payment methods

In respect of the manufacture and sale of cleaning systems, depending on, among other things, the technical requirements, project amount and size, project costs, relationship with our customers and the credit period offered by our suppliers to our Group in respect of the materials and components used in the cleaning systems, our customers may be required to pay a deposit and settle the remaining purchase price upon delivery and acceptance of the product, according to the terms of the contract. In other cases, our customers are generally offered credit terms of 30 to 60 days from delivery. In respect of the sale of other equipment, our customers are generally offered credit terms of 30 to 45 days from the day on which the order is completed.

In respect of the sale of related parts used in our cleaning systems, our customers are generally offered credit periods ranging from 30 days to 60 days.

In respect of the provision of centralized dishwashing services and general cleaning services, our customers are generally offered credit terms of seven to 30 days upon the receipt of invoice. In respect of the provision of dishwashing equipment leasing services, our customers are generally offered credit terms of 30 days upon receipt of invoice.

Settlements with our customers who purchase cleaning systems and other equipment from us are mainly in S$ or US$ by way of check or telegraphic transfers. Settlements with our customers who use our centralized dishwashing services, general cleaning services and dishwashing equipment leasing services are mainly in S$ by way of check or telegraphic transfers.

Seasonality

Our Directors believe that both our sale of cleaning systems and other equipment operations and our provision of centralized dishwashing services and ancillary services operations are not subject to any seasonality.

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Our Customers

During the fiscal years ended December 31, 2019, 2020 and 2021, our customers were from various industries, including HDD manufacturing, semiconductor manufacturing, food and beverage and public transportation. As of the date of this prospectus, our customers continue to be from such various industries. Our cleaning systems and other equipment are mainly sold in Singapore and Malaysia, and we provided centralized dishwashing and ancillary services to customers in Singapore.

Top five customers

For the years ended December 31, 2019, 2020 and 2021, our top five customers accounted for approximately 68.5%, 88.4% and 80.6% of our total revenue, respectively. Our Group’s largest customer accounted for approximately 28.8%, 61.5% and 32.7% of our total revenue, respectively, for the corresponding year. During the fiscal years ended December 31, 2019, 2020 and 2021 and up to the present, we have not experienced any material disputes with our customers.

The following table sets out information of our top five customers for the periods indicated below:

For the year ended December 31, 2019

Customer	Country of Incorporation/ Establishment	Product/Services	Year of Commencement of Business Relationship	General Payments	Credit Terms	Transaction Amounts (SGD)	% of Total Sales

Group B(1)	Malaysia and the United States	Cleaning systems	2009	60 days	By check or telegraphic transfer	5,244	28.8

Group E(4)	Taiwan, South Korea, Thailand and Belgium	Other equipment & related parts	2008	45 days	By check or telegraphic transfer	2,368	13.0

Group D(3)	Singapore	General cleaning services & leasing of dishwashing equipment	2016	7 to 30 days	By check or telegraphic transfer	2,029	11.1

Group C(2)	Singapore	Centralized dishwashing & general cleaning services, repair & servicing of cleaning systems	2015	30 days	By check or telegraphic transfer	1,672	9.2

Group F(5)	Singapore	Centralized dishwashing & general cleaning services, repair & servicing of cleaning systems	2015	30 or 60 days	By check or telegraphic transfer	1,166	6.4

					TOTAL	12,479	68.5

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For the year ended December 31, 2020

Customer	Country of Incorporation/Establishment	Product/Services	Year of Commencement of Business Relationship	General Payments	Credit terms	Transaction amounts (SGD)	% of Total Sales
Group B(1)	Malaysia, the United States and PRC	Cleaning systems	2009	60 days	By check or telegraphic transfer	$13,163	61.5

Group E(4)	Taiwan, South Korea, Thailand, Belgium and the United States	Other equipment & related parts	2008	45 days	By check or telegraphic transfer	$2,361	11.0

Group C(2)	Singapore	General cleaning services & leasing of dishwashing equipment	2015	30 days	By check or telegraphic transfer	$1,395	6.5

Group D(3)	Singapore	General cleaning services & leasing of dishwashing equipment	2016	7 to 30 days	By check or telegraphic transfer	$1,230	5.8

Group F(5)	Singapore	Centralized dishwashing & general cleaning services, repair & servicing of cleaning systems	2015	30 or 60 days	By check or telegraphic transfer	$765	3.6

					TOTAL	$18,914	88.4

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For the year ended December 31, 2021

Customer	Country of Incorporation/Establishment	Product/Services	Year of Commencement of Business Relationship	General Payments	Credit Terms	Transaction Amounts (SGD)	% of Total Sales
Group B(1)	Malaysia and the United States	Cleaning systems	2009	60 days	By check or telegraphic transfer	$4,833	32.7

Group E(4)	South Korea, Thailand, Belgium and the United States	Other equipment & related parts	2008	45 days	By check or telegraphic transfer	$3,188	21.6

Group D(3)	Singapore	General cleaning services & leasing of dishwashing equipment	2016	7 to 30 days	By check or telegraphic transfer	$1,188	8.0

Group C(2)	Singapore	General cleaning services & leasing of dishwashing equipment	2015	30 days	By check or telegraphic transfer	$1,441	9.8

Group G(6)	Singapore	Centralized dishwashing & general cleaning services	2015	30 days	By telegraphic transfer	$1,254	8.5

					TOTAL	$11,904	80.6

(1) Four of the entities in Customer Group B, which are principally engaged in the manufacture of HDD, were our customers for the years ended December 31, 2019, 2020 and 2021, respectively. The ultimate holding company of Customer Group B is headquartered in the United States with international offices, and is listed on Nasdaq.

(2) Three, four and four of the entities in Customer Group C, all of which are principally engaged as operators of food courts and retail malls or health and eldercare service providers, were our customers for the years ended December 31, 2019, 2020 and 2021, respectively. The holding entity of Customer Group C is headquartered in Singapore.

(3) Two of the entities in Customer Group D, which are principally engaged as operators of food courts, were our customers for the years ended December 31, 2019, 2020 and 2021, respectively. The shares of Customer Group D’s parent company were listed on the Mainboard of the Singapore Exchange Securities Trading Limited prior to June 5, 2020. The company is now privatized.

(4) Four, five and four entities in Customer Group E, which are principally engaged in the provision of engine and industrial solutions, were our customers for the years ended December 31 2019, 2020 and 2021, respectively. The ultimate holding company of Customer Group E is headquartered in the United States with international offices, and is listed on the New York Stock Exchange.

(5) Four entities in Customer Group F, which are principally engaged as ground-handling and in-flight catering services providers, were our customers for the years ended December 31 2019, 2020 and 2021. The parent company of Customer Group F is headquartered in Singapore and is listed on the Mainboard of the Singapore Exchange Securities Trading Limited.

(6) One entity in Customer Group G, which is principally engaged as an operator of food courts, was our customer for the year ended December 31, 2021. The company is headquartered in Singapore and is listed on the Mainboard of the Singapore Exchange Securities Trading Limited.

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Competitive Strengths

Long and proven track record in precision cleaning in Singapore

We have been providing cleaning systems to our customers for over 13 years and have accumulated extensive industry experience. We believe our strong R&D and engineering capabilities enable us to design, develop and manufacture quality precision cleaning systems and other cleaning systems for various industrial end-use applications, which are customized to each of our customers’ needs.

In April 2018, JCS was awarded the Singapore Quality Class Certification by Enterprise Singapore, which validates JCS’s commitment towards continuous improvement and sustainable business performance and commendable management practices. The management system of JCS has also been assessed as conforming to ISO 9001: 2015 and ISO 45001: 2018 for design, manufacture, supply, installation and serving of integrated cleaning systems.

We believe our strong track record in precision cleaning will facilitate the promotion and demand for our products with both existing and new customers, as well as the expansion of our business. We will continue to develop products for different industrial end-use applications and to meet the needs of our customers across various industries by expanding our product portfolio.

Stable relationships with our major customers

Since 2006, we have developed stable relationships with our major customers and we believe that our engineering know-how and ability to design, develop and manufacture customized cleaning systems to meet our customers’ requirements and specifications and our ability to provide centralized dishwashing services have been the key drivers for them to appoint us as their suppliers over the years.

We have maintained stable business relationships with a majority of our major customers. During the fiscal years ended December 31, 2019, 2020 and 2021, our top five customers included renowned HDD manufacturers, a public transportation operator and food and beverage establishment operators in Singapore, three of which have more than 10 years of business relationships with us. As of the date of this prospectus, our customers continue to be from such various industries. We believe that certain customers, such as multinational corporations, may have stringent selection processes for their suppliers and we have had to meet certain criteria and audit checks before becoming an approved qualified supplier.

Experienced R&D and engineering team

We have an experienced R&D and engineering team led by Mr. Zhao Liang, who is also a member of our senior management team. Our Directors believe that our Group has strong in-house R&D and engineering capabilities to design high quality precision cleaning systems and other cleaning systems customized to meet the standards and particular needs of our customers, including HDD, semiconductors and industrial electronic equipment/product manufacturers. As of the date of this prospectus, our R&D and engineering team has 11 members, six of whom have obtained a bachelor’s degree in engineering.

With our strong R&D and engineering team, we are able to design and develop customized cleaning systems catered to our customers’ requirements and specifications. Against the backdrop of Industry 4.0 and an increasing demand for digitized and automated machinery in the manufacturing space, we have entered into collaborations with a customer, as well as other parties, to develop new customized cleaning solutions. In addition to previously co-developing a high performance dryer with one of our customers, we have also developed an initial prototype of a robot floor scrubber, which comprises a robotic enhancement that can be attached to floor cleaning equipment, which will then enable such floor cleaning equipment to be used without manual operation. Following from this, we have entered into a collaboration with a statutory board whose functions and duties include the management and operation of the segment of the public transportation system in Singapore (“Collaboration Partner”) to co-develop an autonomous train interior cleaning robot, which is capable of cleaning the floor of the interior of public trains autonomously based on the train type and car configuration. Our Directors believe that such customized cleaning systems and collaborations demonstrate our customers’ belief in the strength of our R&D and engineering capabilities.

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Experienced management team

We have an experienced management team, led by Ms. Hong, our Chairman, executive Director, chief executive officer and founder, who has been instrumental in spearheading the growth of our Group. Ms. Hong has over 16 years of experience in the cleaning solutions industry in Singapore and she is primarily responsible for planning and execution of our Group’s business strategies, including product development, as well as managing our Group’s relationships.

Our Group is supported by a senior management team with substantial experience in the cleaning solutions industry. Our senior management team includes members such as Mr. Zhao Liang, who is the head of our R&D and engineering team and has over 13 years of experience in the precision cleaning equipment industry.

For details of the profiles of the senior management team, please refer to “Management” in this Prospectus.

Business Strategies

We intend to expand our business and strengthen our market position in the cleaning systems industry in Singapore, Malaysia and other countries and in the centralized dishwashing services industry in Singapore by implementing the following business strategies and future plans.

Expand our product portfolio and R&D and engineering team

We believe that our R&D capabilities and engineering expertise are vital in maintaining our long-term competitiveness and driving our business growth. According to the Euromonitor Report, Industry 4.0 is the current trend for automation of industrial manufacturing and it has been an ongoing process in Singapore. As part of the Industry 4.0 initiatives, the Singapore government has allocated investment in R&D projects that speed up industry transformation projects to help local manufacturers undergo the industry transformation. Such ongoing initiatives help create the demand for both digitized and automated machinery in the manufacturing space.

(1) Expand our product portfolio

We have a long track record in the manufacture and sale of precision cleaning systems and other equipment and we are committed to continuing to increase our R&D and engineering capabilities so as to align ourselves with the Industry 4.0 initiatives and to cope with the continuously increasing standards and requirements of our customers. Going forward, against the backdrop of Industry 4.0, we expect an increase in demand for total automation products and solutions and we intend to leverage on our established reputation and engineering know-how, as well as industry expertise to capture opportunities arising therefrom. In this regard, we intend to further grow our automated cleaning systems and equipment business by expanding our product portfolio and developing cleaning systems which can be used across various industries for industrial and/or commercial uses.

To expand our product portfolio and as part of our R&D efforts, we have developed an initial prototype of a robot floor scrubber, which comprises a robotic enhancement that can be attached to floor cleaning equipment, which will then enable such floor cleaning equipment to be used without manual operation. The development of this initial prototype led us to enter into a collaboration with our Collaboration Partner, to co-develop an autonomous train interior cleaning robot which is capable of cleaning the floor of the interior of public trains autonomously based on the train type and car configuration. Our Group intends to further develop, build on and customize our initial prototype of a robot floor scrubber to develop an autonomous train interior cleaning robot, which can operate in the required space and configuration of public trains, for the collaboration with our Collaboration Partner.

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Pursuant to the terms of the collaboration, the collaboration was initially agreed to be for a period of 12 months from April 30, 2019. We agreed with our Collaboration Partner to extend the timeline and in-house testing of the functions of the parts and components of the prototype of the autonomous train interior cleaning robot was conducted in the second and third quarters of 2020. On August 13, 2021, we conducted the final on-site testing of the autonomous train interior cleaning robot at the train depot and submitted the final progress and project report to our Collaboration Partner.

Under the terms of the collaboration, our Group provides in-kind contribution by undertaking the agreed scope of work to develop the autonomous train interior cleaning robot, which includes conducting the engineering study and data collection, prototyping and system testing, whereas our Collaboration Partner provides the monetary funding. The total value of the project is S$350,000. As of December 31, 2021, we had incurred approximately S$272,000 of investment cost for development of the autonomous train interior cleaning.

Further, under the terms of the collaboration, the intellectual property rights developed jointly by the parties in the course of the project belong to our Group (save for those developed solely by any party or its personnel without contribution from the other party, which shall be the sole and exclusive property of such party). In addition, we grant our Collaboration Partner an irrevocable, non-exclusive, royalty-free perpetual license to use the intellectual property for certain purposes, including non-commercial, research, development and academic purposes. Accordingly, the intellectual property and design of the autonomous train interior cleaning robot developed by our Group under the project can be further customized for other uses in the future, including for commercial sale and use in other industries.

We believe that this collaboration to develop a new and technologically-advanced cleaning system demonstrates our Collaboration Partner’s belief in the strength of our R&D and engineering capabilities. Our Group intends to develop and commence commercial sale of the autonomous train interior cleaning robot during the third quarter of 2022. Our initial customer operates train lines covering over 148 kilometers of rail tracks across 106 stations with more than 250 trains in Singapore. Total ridership of its trains amounted to approximately 830 million in 2019. Furthermore, we have an existing business relationship with this customer, our Group’s largest customer for the year ended December 31, 2018. The sale of cleaning systems used for the cleaning of train exteriors to this customer accounted for approximately 19.1% of our total revenue for that year. The sales to this customer during the fiscal years ended December 31, 2019, 2020 and 2021 were not related to such collaboration for the autonomous train interior cleaning robot. We believe the extensive operations of this customer will provide ample demand for the commercial sale of the autonomous train interior cleaning robot.

Following the development and commercial sale of such autonomous train interior cleaning robot for the public transportation industry, we intend to leverage on our know-how from the design and development of the autonomous train interior cleaning robot to expand our product portfolio by further developing autonomous robot floor scrubbers of varying sizes and functionalities to cater to potential customers in other industries, including industrial properties (such as manufacturing facilities, factories and offices), commercial properties (such as medical centers, shopping malls, commercial buildings and hotels) and food and beverage establishments (such as food courts and hawker centers). Our Directors believe that as such properties are typically larger in size, with higher footfall and/or more stringent requirements for hygiene and cleanliness, such industrial and commercial properties are more likely to require automated cleaning equipment in order to reduce the manpower required for cleaning, given that cleaning is labor-intensive in nature, and to ensure consistency in the standards of cleanliness. Our Group expects to develop and commence commercial sale of the autonomous robot floor scrubbers for industrial properties, commercial properties and food and beverage establishments by the second half of 2022. While our Group has not yet commenced the development and/or marketing of such autonomous robot floor scrubbers for such potential customers, we believe that the increasing awareness of hygiene standards and the growth in demand for total automation products and solutions as well as the increasing labor cost in Singapore will drive the demand for our Group’s autonomous robot floor scrubbers in the future.

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In particular, we believe that we will be able to market and sell the autonomous robot floor scrubbers to our existing customers in the food and beverage industry for our centralized dishwashing and ancillary services, given that such customers are already using our products and services to automate the dishwashing process at their respective food and beverage establishments and commercial properties. There is a push by the Singapore government for Industry 4.0 initiatives to elevate productivity in the food and beverage services sector, including the introduction of centralized dishwashing services at hawker centers, allocating investment into R&D projects that speed up industry transformation projects and strengthening the workforce’s skillsets, to boost productivity in the face of manpower challenges in the food and beverage industry. In light of the fact that such push will drive growth in the dishwashing cleaning sector, our Directors believe that there also will be a corresponding increase in demand for other automation cleaning products and solutions by food and beverage establishments. On the other hand, our existing customers, such as cookhouses, eldercare homes and hospitals for which we have provided centralized dishwashing and ancillary services, may become our potential customers for the sale and marketing of the autonomous robot floor scrubbers in the future.

We believe that we can leverage on our existing customer base to market and sell the autonomous robot floor scrubbers in place of or to supplement our on-site cleaning services, while still retaining the customer base for our centralized dishwashing services. We believe that there will be sufficient demand for the autonomous robot scrubbers, which will also reduce our reliance on third party sub-contractors given that our on-site cleaning services are generally outsourced to third party sub-contractors in order to focus our resources on our core competencies, and therefore the autonomous robot scrubbers will not cannibalize our general cleaning services business. The autonomous robotic cleaning equipment industry is relatively new in Singapore. This is seen as a potential solution for the labor squeeze in Singapore’s cleaning force, especially for the commercial property and food and beverage cleaning sectors. Since the industry was still in its fast-growing stage in 2021, with a strong push due to the COVID-19 pandemic which increased the demand for unmanned cleaning solutions for commercial properties and public spaces in Singapore, the overall industry is expected to grow at a CAGR of 30.5% from 2021 to 2025. With the launch of grants and incentives to companies for adoption of the technology (for example, the Ministry of Education of Singapore has put out a tender to have these cleaning robots in schools), the growth of the industry is supported by the Singapore government. It is also expected that there will be further advancement in cloud infrastructure, artificial intelligence and 5G that will make the robots more attractive and cost competitive. Accordingly, we believe that there will be sufficient market demand for the commercial sale of the autonomous robot floor scrubbers for the public transportation, food and beverage and other industries.

We intend to leverage on our know-how from the design and development of the autonomous train interior cleaning robot to acquire the necessary components and parts and engage in R&D efforts in order to further develop, refine, test and adapt the autonomous robot floor scrubbers of varying sizes and functionalities for commercial sale and use in other industries. We intend to utilize the net proceeds from our Initial Public Offering to develop, refine, test and adapt the autonomous robot floor scrubbers of varying sizes and functionalities, including autonomous robot floor scrubbers for industrial properties, commercial properties and food and beverage establishments. Such amount is expected to be sufficient to do so as it is not intended that the net proceeds from this offering will be used for the commercial production and manufacture of such autonomous robot floor scrubbers.

Expected cost of expanding our product portfolio by further developing, refining, testing and adapting our autonomous robot floor scrubbers for commercial sale and use in other industries (S$’000):

Industrial design and mechanical engineering	150
Production tooling cost for plastic enclosure	80
Production cost for mechanical enclosure and structure components	620
Total	850

We believe our engineering know-how is the key to our success and we plan to increase our R&D efforts in order to support the expansion of our product portfolio and strengthen our competitive edge. Accordingly, we intend to utilize part of the net proceeds from our Initial Public Offering to increase our manpower by hiring at least three engineers for our R&D and engineering team.

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(2) Strengthen our production capability for cleaning systems and other equipment

There is expected growth at a CAGR of approximately 10.7% from 2021 to 2025 in respect of the manufacture of precision cleaning equipment in Singapore. The growth will largely be driven by the expansion in the electronics sector in Singapore. We strive to leverage on this upward trend so as to strengthen our market presence in the cleaning equipment manufacturing industry by taking on more projects. Our ability to strengthen our production capabilities and expand our product portfolio, as well as take on more projects concurrently is dependent on, among other things, us having sufficient and quality machinery and equipment. We intend to achieve this by purchasing upgraded or new production machinery and equipment for our JCS Facility.

Accordingly, we intend to utilize part of the net proceeds from our Initial Public Offering to acquire the following machinery and equipment to replace the existing ones used at our JCS Facility:

● new vertical machining center to replace the existing one used at our JCS Facility which has fully depreciated and is past its useful life. Such new vertical machining center will be equipped with an automatic workpiece measurement system and higher spindle speed, and thus will have better accuracy and a higher cutting rate of up to 20 meters per minute, which will improve the machining process with 40% higher efficiency, hence increasing the production capacity by about 40%; and

● new CNC lathe machine to replace the existing one used at our JCS Facility which has fully depreciated and is past its useful life, which will improve the turning process with higher efficiency and productivity. The new CNC lathe machine will be equipped with higher spindle motor power to machine tougher materials and achieve a cutting speed 30% faster than our existing machine, hence increasing the production capacity by about 30%.

We do not currently have a laser welding machine or a wire cutting machine at our JCS Facility. Accordingly, we intend to utilize part of the net proceeds from this offering to acquire the following machinery which have better features and functions to strengthen our production capabilities:

● laser welding machine, which will enhance quality finishing and high precision welding application as the laser beam permits accurate micro-welding of a wide range of metals and miniature components such that the parts have minimal deformity or distortion, hence increasing the production capacity by 100%; and

● wire cutting machine, which will increase our engineering capability as such wire cutting machine is able to cut workpieces of up to 100 mm thickness and is able to produce 16 times higher output compared to laser cutting technology, with higher precision accuracy of within 0.005 mm. A wire cutting machine is also able to achieve better surface finishing and will improve productivity as fewer secondary processes are required to finish the workpieces and reduce our dependency on sub-contractors, hence increasing our production capacity by 100%.

In addition, we intend to utilize part of the net proceeds from our Initial Public Offering to purchase an additional laser cutting machine with an updated software system, which will reduce our dependency on sub-contractors for the cutting of workpieces and increase our productivity by 100%, reducing the outsourcing lead time and sub-contracting costs.

Further, we typically outsource the cutting of thicker steel plates to our subcontractors and the new wire cutting machine and the additional laser cutting machine we intend to acquire will enable us to undertake a larger quantity of workpieces in-house and will allow us to reduce the sub-contracting lead time and costs. The aggregate sub-contracting fees paid by us for the cutting of steel plates amounted to approximately S$0.4 million, S$0.8 million and S$0.3 million for the years ended December 31, 2019, 2020 and 2021, respectively. We believe that being able to undertake the cutting of a larger quantity of steel plate in-house and reducing the sub-contracting lead time will improve our production efficiency and allow us to have better quality control during the production process.

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We believe that the above machinery and equipment with new technologies will enhance our production capabilities and enable our Group to venture into potential industries such as medical equipment, aerospace and life sciences industries, which generally require higher level of precision cleaning standard. Ownership of such machinery and equipment will also enable us to have greater control over the upkeep and maintenance, as compared to outsourcing which is usually subject to the availability of the required machinery or equipment from suppliers or sub- contractors and/or quality or maintenance issues. Possessing such machinery and equipment will also reduce our sub-contracting costs, the lead time for our production and manufacturing process, as well as mitigate potential increases in such expenses.

Real Property

A description of our leased real properties is below:

Location	Usage	Lease period	Annual Rent (SGD)	Approximate gross floor area (sq. ft.)
JCS Facility 3 Woodlands Sector 1 Singapore 738361	Manufacturing facility and office	To November 15, 2027, with a further term of 30 years from expiry	36,759	31,223.9

Hygieia Facility 17 Woodlands Sector 1 Singapore 738354	Centralized dishwashing facility and office	To March 15, 2044	52,020	34,276.7

Production capacity and utilization rate

JCS Facility

It is difficult to quantify the production capacity and utilization rates of our JCS Facility as the cleaning systems and other equipment manufactured by us at our JCS Facility are customized depending on our customers’ specific requirements, and are therefore of varying sizes, scale and capacity. Our JCS Facility is fitted with various types of machinery and equipment and the manufacturing process for each cleaning system utilizes different types of machinery and equipment with different components, parts and materials. The production and manufacturing process will also vary between orders, depending on the complexity of design and component lead time. We periodically monitor the overall usage and capacity of the machinery and equipment at our JCS Facility.

The following table sets forth the average utilization rates of certain major machinery and equipment used at our JCS Facility in respect of the production and manufacture of cleaning systems and other equipment during the fiscal years ended December 31, 2019, 2020 and 2021:

	Year ended December 31,
	2019	2020	2021
	Average utilization rate(1)(2) (%)	Average utilization rate(1)(2) (%)	Average utilization rate(1)(2) (%)
CNC lathe machine	136.3	122.1	103.5
Laser cutting machine	140.3	121.6	112.5

(1) For illustration purposes only, the utilization rate is calculated by dividing the number of hours of usage of the relevant machine per year by the number of operating hours of our JCS Facility for the same financial year, which is calculated based on the assumption that there are 8.5 operating hours on weekdays and 3.5 operating hours on Saturdays per working day.

(2) While the utilization rates may serve as proxies for the overall utilization rates of our JCS Facility, the production and manufacturing process for our cleaning systems will vary among orders, depending on the type of machinery and equipment utilized, the components, parts and materials required, complexity of design and component lead time. The usage time of the machines includes engineering work and machining work (i.e. cutting). Engineering work includes machine set up and pre-programming for laser cutting and machining, and jig and fixture preparation.

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The average utilization rates of the above machinery and equipment used at our JCS Facility generally exceeded 100% as these machines have been operated past the normal operating hours of our JCS Facility in order to fill our orders for the cleaning systems and other equipment based on contract requirements. The average utilization rates were slightly lower in the year ended December 31, 2020, as compared to the year ended December 31, 2019, as our Group’s operations were restricted due to the safe distancing measures implemented from time to time by the Singapore government to pre-empt the trend of increasing local transmission of COVID-19, which resulted in lower average utilization rates for the affected months. The average utilization rates were lower in the year ended December 31, 2021, as compared to the year ended December 31, 2020, corresponding with the decrease in orders for cleaning systems completed in 2021. Other than the foregoing, there were no material fluctuations in the utilization rates for the above machinery and equipment during the fiscal years ended December 31, 2019, 2020 and 2021. As of the date of this Prospectus, there have been no material fluctuations in the utilization rates for the above machinery and equipment. For further details of the impact of COVID-19 on our business and operations, please refer to the paragraph headed “Business — Impact of COVID-19 on our business and operations” in this Prospectus.

Notwithstanding that the average utilization rate of the aforesaid machinery and equipment at our JCS Facility generally exceeded 100% during the fiscal years ended December 31, 2019, 2020 and 2021, our directors are of the view that our JCS Facility has sufficient capacity to process the orders for cleaning systems and other equipment for at least the next 12 months for the following reasons:

● during the production process, the most time-consuming process is engineering. Engineering work includes machine set up and pre-programming for laser cutting and machining, and jig and fixture preparation. All the above work could generally take more than 60% of the machine’s total production lead time. The average production lead time for the production and manufacturing of bulk orders for the same cleaning system/module is shorter as less time is required to use the relevant machinery and equipment for the aforesaid engineering work. In general, our Group can reduce the engineering process time of the subsequent units by about 90% as compared to the first machine built; and

● the operating hours of our JCS Facility may be increased from time to time in order to meet the delivery schedule of the orders for cleaning systems and other equipment as needed.

As part of our Group’s business plan, we contemplate acquiring a new CNC lathe machine to replace the existing one used at our JCS Facility in the first half of 2022. The new CNC lathe machine will be equipped with higher spindle motor power to machine tougher materials and achieve a cutting speed 30% faster than the existing machine. Accordingly, it is expected that such new CNC lathe machine will have an increased production capacity of about 30% as compared to the existing machine. In addition, our Group contemplates acquiring an additional laser cutting machine in the second half of 2022, which is expected to increase the capacity by 100%. For further details of our Group’s expansion plan, please refer to the paragraph headed “Business strategies — Strengthen our production capability for cleaning systems and other equipment” in this Prospectus.

The utilization rates of the CNC lathe machine and the laser cutting machine are calculated based on 8.5 operating hours on weekdays and 3.5 operating hours on Saturdays per working day. In the event that the current hours of usage cannot meet the demand, our Directors will consider adding one or two more shifts on weekdays, and/or increase the number of working hours on weekends to increase the production capacity of the CNC lathe machine and the laser cutting machine to meet the production schedule.

The production floor at our JCS Facility has a total usable floor area of approximately 1,470.1 square meters, approximately 78.2% of which has been utilized by the existing machinery and equipment. As we intend to acquire five new machinery and equipment, including a new vertical machining center and a new CNC lathe machine to replace the existing ones which have fully depreciated, the total estimated usable floor area which will be utilized by our machinery and equipment will be 1,219.4 square meters, representing approximately 83.0% of the total usable floor area of the production floor of our JCS Facility.

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Hygieia Facility

The processing capacity and utilization rates of our Hygieia Facility in respect of our provision of centralized dishwashing services during the fiscal years ended December 31, 2019, 2020 and 2021 are as follows:

	For the year ended December 31,
	2019			2020			2021
	Actual annual processing (tubs)	Annual processing capacity(1) (tubs)	Average daily utilization rate(2) (%)	Actual annual processing (tubs)	Annual processing capacity(1) (tubs)	Average daily utilization rate(2) (%)	Actual annual processing (tubs)	Annual processing capacity(1) (tubs)	Average daily utilization rate(2) (%)

Halal semi-automated washing line A	125,468	148,010	84.8	84,257	148,010	56.9	91,289	148,010	61.7
Halal semi-automated washing line B	153,112	214,614	71.3	95,237	214,614	44.4	78,119	214,614	36.4
Non-Halal semi-automated washing line C	262,983	310,821	84.6	175,930	310,821	56.6	196,110	310,821	63.1
Halal semi-automated washing line D	119,995	155,410	77.2	45,695	155,410	29.4	69,157	155,410	44.5

(1) For illustration purposes only, the processing capacity is determined by identifying the maximum number of tubs (which will contain the soiled dishware) we can wash per year. In this regard, the processing capacity is calculated based on the following assumptions: (a) 20.5 operating hours per working day (excluding equipment cleaning time and workers’ lunch break); and (b) 361 working days each year for the years ended December 31, 2019, 2020 and 2021 (excluding the holidays and regular maintenance).

(2) For illustration purposes only, the utilization rate is calculated by dividing the actual processing volume by the processing capacity for the same financial year, which is calculated based on the assumptions as set out above.

There was a general decrease in the utilization rates of the washing lines at our Hygieia Facility for the year ended December 31, 2020 as (i) there were reductions in fees in respect of our centralized dishwashing services from April to December 2020; (ii) lower footfall and demand for dine-in services at our customers’ food and beverage establishments due to the outbreak of COVID-19 and hence, lower volume of soiled dishware from our customers, even after dine-in services resumed; (iii) the agreements with one of our customers for the provision of centralized dishwashing services at five locations expired pursuant to the terms thereof; and (iv) two of our customers terminated our centralized dishwashing services. Please refer to the paragraph headed “Business — Impact of COVID-19 on our business and operations” in this prospectus for further details.

There was a general increase in the utilization rates of the washing lines at our Hygieia Facility for the year ended December 31, 2021 as (i) fees for our centralized dishwashing services were increased; (ii) there was higher footfall and demand for dine-in services at our customers’ food and beverage establishments as a result of the resumption of dine-in services, which resulted in a higher volume of soiled dishware from our customers; and (iii) 16 additional customers contracted for our centralized dishwashing services.

Due to the nature of the food and beverage industry, diners usually finish their meals at approximately the same time and thus, customers of our centralized dishwashing services business generally require the soiled dishware to be washed and returned to their food and beverage establishments during the day and particularly after mealtimes, with the peak hours being from 3:30 p.m. to 9:30 p.m. on weekdays, even though our Hygieia Facility operates in three shifts and 20.5 hours per day. Thus, the average utilization rate of the Halal and non-Halal washing lines at our Hygieia Facility during peak hours reaches their full capacity of 100%. The utilization rate during the peak hours was calculated based on the number of tubs washed divided by the processing capacity of the respective washing lines. The utilization rates during peak hours reaches their full capacity of 100% as we have more tubs arriving at our Hygieia Facility than we can process during peak hours.

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Impact of COVID-19 on our business and operations

Singapore Control Order Regulations

On April 3, 2020, the Multi-Ministry Taskforce of the Singapore government implemented an elevated set of safe distancing measures to pre-empt the trend of increasing local transmission of COVID-19 from April 7, 2020 (“Circuit Breaker Measures”). On April 7, 2020, the Singapore Parliament passed the COVID-19 (Temporary Measures) Act 2020 (“COVID-19 Act”) which provides the Singapore Government the legal basis to enforce the Circuit Breaker Measures, and the COVID-19 (Temporary Measures) (Control Order) Regulations 2020 (“Control Order Regulations”) under the COVID-19 Act to implement the Circuit Breaker Measures. The Control Order Regulations impose restrictions on premises and businesses in relation to the closure of premises and respective controls on essential and non-essential service providers, and the movement of people, both in public places and in places of residence. The Control Order Regulations require the closing of most physical workplace premises and suspending all business, social and other activities that cannot be conducted through telecommuting from home, save for those providing essential services and in selected economic sectors which are critical for local and global supply chains (“Essential Services”). Entities providing Essential Services were required to operate with the minimum number of staff on their premises to ensure the continued running of those services, and implement strict safe distancing measures. The Control Order Regulations could be varied or extended, depending on the assessment of the then situation by the Singapore government. The Circuit Breaker Measures were imposed under the Control Order Regulations during the period between April 7, 2020 and June 1, 2020.

On May 19, 2020, the Multi-Ministry Taskforce announced that the Circuit Breaker Measures would end on June 1, 2020 and the Multi-Ministry Taskforce would embark on a controlled approach to resume economic and community activities and progressively lift the relevant control measures in place after June 1, 2020 over three phases, with the first phase to be implemented with effect from June 2, 2020. The three phases were (a) a “Safe Re-opening” phase, implemented from June 2, 2020 to June 18, 2020 (inclusive), where economic activities that do not pose high risk of transmission (“Permitted Services”) were resumed while social, economic and entertainment activities that carry higher risk remained closed, and everyone was advised to continue to leave home only for essential activities and to wear a mask when doing so (“Phase 1”); (b) a “Safe Transition” phase with the gradual resumption of more activities including the re-opening of more firms and business (“Permitted Enterprises”), subject to safe management measures being implemented and practiced by employers and employees in these workplaces and their ability to also maintain a safe environment for their customers and social activities in small groups of not more than five persons, which were implemented with effect from June 19, 2020 (“Phase 2”); and (c) a “Safe Nation” phase, implemented with effect from December 28, 2020, whereby social, cultural, religious and business gatherings or events were resumed, although gathering sizes still had to be limited in order to prevent large clusters from arising, and services and activities that involve significant prolonged close contact or significant crowd management risk in an enclosed space also were allowed to be re-opened, subject to their ability to implement strict safe management measures effectively (“Phase 3”).

Between May 16, 2021 and August 6, 2021, the Singapore government introduced two phases, namely the Phase 2 (Heightened Alert) and Phase 3 (Heightened Alert), along with the easing of certain measures within each of such phases. In summary, the Phase 2 (Heightened Alert) measures which were in effect from May 16, 2021 to June 13, 2021, included reductions in prevailing social gathering group size, sizes of larger scale events or activities and reinstatement of “work-from-home” as the default at workplaces to minimize workplace interactions, and the Phase 3 (Heightened Alert) measures, which were in effect from June 14, 2021 to July 19, 2021, was contemplated as a calibrated reopening and included increases in social gathering group sizes, event size and capacity limits, and subsequently the resumption of dining in at food and beverage establishments. On July 20, 2021, the Singapore government announced the reversion back to Phase 2 (Heightened Alert) measures from July 22, 2021 to August 18, 2021 which superseded the measures introduced on July 19, 2021, during which “work from home” remained the default, employers who needed staff to return to workplaces were required to ensure that there was no cross-deployment at various worksites, enforce staggered start times and flexible working hours and social gatherings at workplaces were not allowed.

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On August 6, 2021, the Singapore government announced the easing of some safe management measures, with the first phase to take effect on August 10, 2021 and the second phase to take effect on August 19, 2021, which superseded those introduced on July 22, 2021 as part of Singapore’s transition towards COVID-19 resilience. The eased measures allowed for an increase in social gathering group size, event size and capacity limits for fully vaccinated individuals and easing of “work-from-home” requirements. A further easing of community measures was announced on August 19, 2021. Subsequently, given the exponential rise in COVID-19 cases from the end of August 2021, on September 24, 2021, the Singapore government announced a tightening of safe management measures during the stabilization period between September 27, 2021 and October 24, 2021, which was later extended to November 21, 2021, with a mid-point review. On November 8, 2021, the Singapore government announced calibrated adjustment of safe management measures including the easing of dine-in restrictions and updates to border measures. On December 22, 2021, in response to the global emergence of the Omicron variant, the Singapore government introduced travel restrictions for affected countries or regions and enhanced the testing requirements for travelers. Effective March 29, 2022, the Singapore government significantly eased COVID-19 restrictions by, among other things, lifting the requirement to wear masks outdoors, doubling the group size limit to 10 people and lifting the ban on alcohol sales in pubs and eateries after 10:30 p.m. It also eased testing and quarantine requirements for travelers and declared that up to 75% of employees who can work from home are allowed to return to their workplaces. Effective April 26, 2022, the Singapore government further eased COVID-19 restrictions by, among other things, (i) allowing employees to remove their masks at their workstations when they are not interacting physically with others and when they are not in customer-facing areas; (ii) removing the group size limit and safe distancing requirement between individuals or between groups; (i) allowing all employees to return to their workplaces; and (iv) removing all capacity limits.

Impact on our suppliers and sub-contractors

Our suppliers and sub-contractors were affected by the Circuit Breaker Measures if they did not constitute providers of Essential Services and were required to suspend their businesses and operations. During the Circuit Breaker Period, our Group did not experience any material supply chain disruption (including delivery time and pricing) in respect of our sale of cleaning systems and other equipment business and our centralized dishwashing and ancillary services business. In addition, during the Circuit Breaker Period, we agreed with all our sub-contractors for on-site cleaning services for food and beverage establishment and logistics service providers on reductions in fees given that they had provided reduced manpower and/or services as our customers which are food and beverage establishments were required to suspend dine-in operations under the Circuit Breaker Measures, which had resulted in reduced sub-contracting costs for our on-site cleaning services and reduced logistics costs.

During Phase 1, entities providing Permitted Services, which included manufacturing and wholesale trade, were allowed to resume normal operations. As of April 24, 2022, (a) we had not been informed by any supplier and/or sub-contractor for our sale of cleaning systems and other equipment business that their business has not yet resumed operations or that there would be any delays in parts required for our ongoing orders; and (b) we had not encountered any disruption in the supply of rinsing aids and drying aids from our supplier for our provision of centralized dishwashing services.

Our Directors do not expect any material supply chain disruption (including delivery time and pricing) in respect of our sale of cleaning systems and other equipment business and our centralized dishwashing and ancillary services business in the long run taking into consideration the above and that the Circuit Breaker Measures had already ceased on June 1, 2020. In 2021, Singapore went through a lockdown phase and a stabilization phase and it is now proceeding with its plans to treat the virus as endemic. In essence, Singapore is adapting to living with COVID permanently and our operations have essentially returned to normal.

Impact on our business and revenue

(1) Sale of cleaning systems and other equipment business

In respect of our sale of cleaning systems and other equipment business, we were permitted under our Continued Operations Plans to continue operations for the design and manufacture of cleaning systems and other equipment for the semiconductor sector during the Circuit Breaker Period. During the Circuit Breaker Period from April 7, 2020 to June 1, 2020 (inclusive), our Group obtained four new orders for the semiconductor industry and three new orders from customers in non-semiconductor sectors for sale of cleaning systems and other equipment, with total contract value of approximately S$0.6 million, and delivered 12 orders, with total contract value of approximately S$0.4 million. In addition, where there were short delays experienced for certain contracts, the relevant customers agreed to the revised delivery schedule with no additional costs or penalties to be incurred by us, and none of our customers cancelled or terminated their orders and agreements with our Group.

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During the Circuit Breaker Period, we were permitted to continue operations at our JCS Facility with a reduced workforce and with safe distancing measures in place. Notwithstanding the reduced workforce during the Circuit Breaker Period, there were sufficient employees carrying out the technical support and manufacturing function at our JCS Facility to fulfil the outstanding orders during the Circuit Breaker Period, while the rest of the employees such as those carrying out finance and accounting, and R&D and engineering functions were able to carry out their work from home. Accordingly, we were able to continue to operate with a reduced workforce physically attending work at our production facilities during the Circuit Breaker Period and fulfill outstanding orders, and to ensure continuity of our Group’s business operation, during such period.

Since the commencement of Phase 1 and during Phase 2 and Phase 3, we generally resumed normal business operations at our JCS Facility and in respect of the sale of cleaning systems and other equipment business of our Group. During the period from January 1, 2021 to November 30, 2021, we had 53 orders for our cleaning systems and other equipment with an aggregate contract value of approximately S$7.2 million, all of which were delivered during the year ended December 31, 2021. Between April 7, 2020 (the commencement date of the Circuit Breaker Measures) and April 24, 2022, none of our customers for our sale of cleaning systems and other equipment business have cancelled or terminated or expressed their intention to cancel or terminate their contracts or agreements with our Group due to the outbreak of COVID-19.

(2) Centralized dishwashing and ancillary services business

In respect of our centralized dishwashing and ancillary services business, we experienced a decrease in revenue of not more than 80% in April and May 2020 during the Circuit Breaker Period, as compared to our revenue in February 2020, given that only 17 food and beverage establishments, for which we provided centralized dishwashing services, maintained normal operations.

As dine-in operations at food and beverage establishments continued to be suspended during Phase 1, we experienced a further decrease in revenue of approximately 62.6% in June 2020, as compared to our revenue in February 2020.

Since the commencement of Phase 2 and during Phase 3, we resumed the provision of our centralized dishwashing services and general cleaning services for most of our customers. From January 1, 2021 to April 24, 2022, we obtained new contracts for 42 food and beverage establishments, with total annual contract value of approximately S$0.4 million for our provision of centralized dishwashing and general cleaning services business. As of April 24, 2022, we had ongoing contracts with 92 food and beverage establishments for the provision of centralized dishwashing services and general cleaning services, and ongoing contracts with 16 customers for the leasing of dishwashing equipment. For the period beginning from April 7, 2020 (the commencement date of the Circuit Breaker Measures) to April 24, 2022, only 11 of our customers for our provision of centralized dishwashing and ancillary services business cancelled or terminated or expressed their intention to cancel or terminate their contracts or agreements with our Group due to the outbreak of COVID-19.

In view of the exceptional situation, we agreed on a fee reduction arrangement with our customers who requested such reduction in fees due to the lower footfall at their food and beverage establishments even though dine-in services had resumed in Phase 2 and Phase 3, and hence required less centralized dishwashing and general cleaning services from our Group. Accordingly, we experienced a decrease in revenue in respect of our provision of centralized dishwashing and ancillary services business of approximately 25.7% for the year ended December 31, 2020, as compared to our revenue for the year ended December 31, 2019.

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Impact on our financial performance

Although we were able to continue operations and fulfill outstanding orders under our sale of cleaning systems and other equipment business, the global outbreak of the COVID-19 pandemic disrupted our operations, as well as the operations of our customers, suppliers and/or sub-contractors. Accordingly, during the year ended December 31, 2020, there were delays in a total of 12 orders with total contract value of approximately S$7.3 million under our sale of cleaning systems and other equipment business, of which (i) nine orders with total contract value of approximately S$4.5 million were delayed for one to three months and were subsequently delivered and the relevant revenue was fully recognized for the year ended December 31, 2020; and (ii) three orders with total contract value of approximately S$2.8 million were delayed for seven to 10 months, S$1.1 million of which were delivered during the year ending December 31, 2021and S$1.7 million of which will be delivered during the year ending December 31, 2022. The revenue from these orders will be recognized upon delivery to the respective customers. Such orders were delayed primarily due to (a) delay in delivery by the supplier of materials and components; (b) delay in finalizing the design of the products by the customer; and (c) request by the customer to delay delivery as its production facilities were not ready to receive products.

In addition, one customer requested that three orders be expedited to meet their production schedule. These orders, which have a total contract value of approximately S$0.3 million, were originally due for delivery during the year ending December 31, 2021. Instead, we completed and delivered these three orders during the year ended December 31, 2020 and the revenue from these orders was recognized upon delivery to the customer.

Impact on our workforce

During the Circuit Breaker Period, a certain number of employees per day were permitted to carry out operations at our JCS Facility with safe distancing measures in place under our Continued Operations Plans, which were sufficient to carry out the technical support and manufacturing function at our JCS Facility and fulfil outstanding orders during such period. The rest of the employees, such as those carrying out finance and accounting, and R&D and engineering functions were able to carry out their work from home. The average daily utilization rate of our major machinery, namely the CNC lathe machine and the laser cutting machine, at our JCS Facility was approximately 122.1% and 121.6%, respectively, for the year ended December 31, 2020. During the Circuit Breaker Period, all our employees employed by Hygieia were permitted to continue carrying out operations at our Hygieia Facility with safe distancing measures in place.

Further, pursuant to announcements by the Singapore government on April 21, 2020 and May 2, 2020, daily movement of workers in and out of all dormitories (i.e., purpose built dormitories, factory converted dormitories, construction temporary quarters and temporary occupation license quarters) would no longer be allowed from April 21, 2020 to the end of the Circuit Breaker Period (i.e. June 1, 2020). Notwithstanding the foregoing, JCS received the approval from MTI on April 28, 2020 for our workers to be allowed to move between the dormitory and their worksite, and the foreign workers employed by Hygieia were unaffected by the advisory as they were not housed in the dormitories or quarters to which such advisory was applicable.

Since the commencement of Phase 1, our employees resumed work at our JCS Facility and Hygieia Facility, with the appropriate safe distancing measures in place.

Control measures

Our Group has also adopted control measures to protect our employees, workers and customers from outbreaks of infectious diseases, which is in line with the advisories issued by the Singapore Ministry of Manpower (the “MOM”) on best practices to be adopted by workplaces in Singapore, which includes the following:

● we have asked our staff and workers who interact with our suppliers and other service providers to wear personal protective equipment (such as face masks and gloves), and we will monitor the stock of personal protection equipment for our staff and workers; and

● we will evaluate our existing service contracts and our customers’ food and beverage establishments which may require increased frequency of on-site cleaning services, to ensure that our services are suitable for their enhanced cleaning needs due to COVID-19.

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If any of our staff or workers or the on-site cleaning staff of our sub-contractors are suspected or confirmed to have contracted COVID-19, we may have to temporarily suspend our operations at our JCS Facilities and/or our Hygieia Facility or at some or all of our customers’ food and beverage establishments at which we provide on-site cleaning services as well as quarantine the affected staff, disinfect the affected facilities and contract sites and reallocate manpower in order to deploy additional staff to the affected contract sites. As of April 24, 2022, we had not encountered any incident where our staff and workers or the on-site cleaning staff of our sub-contractors were suspected or confirmed to have contracted COVID-19 and thus failed to report for duty. Nonetheless, we will continue to work closely with our customers to ensure that the impact of any such incidents which may occur due to unforeseen circumstances is minimized to its fullest extent, and implement our business contingency plans as outlined above in mutual agreement with our customers.

Licenses And Permits

The following licenses are material for our Group’s operations:

Description	Issuing Authority	Expiry Date	Issued to

License to operate a cleaning business	NEA	February 26, 2023	Hygieia

License / Certificate issued under the Radiation Protection Act	NEA	, 2023	JCS

Certifications

As of April 24, 2022, we have received the following certifications:

Relevant authority/organization	Recipient	Relevant list/category	Qualification/ License/Grading	Date of grant/registration	Date of expiry
Workplace Safety and Health Council	Hygieia	BizSAFE	Level 3	August 7, 2021	August 10, 2024
Workplace Safety and Health Council	JCS	BizSAFE	Level Star	August 23, 2017	July 6, 2023
Islamic Religious Council of Singapore	Hygieia	Storage management	Halal Certificate	N/A	February 28, 2023
SGS	Hygieia	Food safety management	ISO 22000: 2005	May 20, 2021	August 5, 2022
SOCOTEC Certification International	JCS	Occupational Health and Safety Management	ISO 45001: 2018	July 7, 2017	July 6, 2023
SOCOTEC Certification International	JCS	Quality management system	ISO 9001: 2015	June 23, 2017	June 22, 2023

We intend to apply for the renewal of the above relevant certifications prior to their respective expiry dates and based on past experience, our Directors do not foresee any material difficulties in renewing the certifications of our Group.

Awards and Accreditations

Throughout our operating history, our Group has received a number of awards and accreditations in recognition of our performance and quality products and services. The following table sets forth the awards and accreditations we have been granted up to April 24, 2022.

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Year	Award	Organized/Granted By	Recipient
2013	Enterprise 50 Award	KPMG and the Business Times	JCS
2016	SME 1000 Ranking — Top companies ranked by sales/turnover (745th), net profit (443th) and return on equity (680th)	Experian	JCS
2017	SME 1000 Ranking — Top companies ranked by return on equity (631st)	Experian	JCS
2017	SME 1000 Ranking — Emerging 500 companies ranked by sales turnover (1134th)	Experian	JCS
2018	Singapore Quality Class — Recognition of Commendable Performance in Business Excellence	Enterprise Singapore	JCS
2018	Clean Mark Silver Award	NEA	Hygieia
2018	SME 1000 Ranking — Emerging 500 companies ranked by sale turnover (1118th)	Experian	JCS
2019	SME 1000 Ranking — Emerging 500 companies ranked by sales turnover (1490th)	Experian	Hygieia
2021	Clean Mark Silver Award	NEA	Hygieia

Competition

The precision cleaning equipment market in Singapore is niche and relatively consolidated with just over 10 companies in play comprised of a handful of larger global companies that operate offices in Singapore, as well as several small and medium-sized players, with high barriers to entry in the form of high set-up and operating costs, and track record. The Euromonitor Report has identified a trend towards consolidation in the wider precision cleaning market by industry players, as companies move towards offering total solutions in the value chain of both cleaning equipment and cleaning services in order to stand out from the competition.

Our Group has a market share of approximately 2.0% in terms of revenue for 2020 and there is an expected growth in the precision cleaning equipment industry in Singapore at a CAGR of approximately 10.7% from 2021 to 2025. For further details, please refer to the section headed “Industry Overview — Precision cleaning equipment industry in Singapore” in this Prospectus.

Our major competitors in the precision cleaning equipment market in Singapore based on 2020 market share are Crest Ultrasonics Corp., Emerson Electric Co., Kemet Far East Pte. Ltd. and Cyclosystem Pte. Ltd.

The precision cleaning manufacturing industry in Malaysia is highly consolidated, with the top five companies in the industry accounting for more than 80% of industry sales. The leading players in the industry are primarily present in the electronics industry. These manufacturers benefit from the robust growth of Malaysia’s position as a global hub for semiconductor manufacturing. Our Group has a market share of approximately 27.0% in terms of revenue for 2020 and there is an expected growth in the precision cleaning equipment industry in Malaysia at a CAGR of approximately 9.0% from 2021 to 2025.

Our closest competitors in the precision cleaning equipment market in Malaysia based on 2020 market share by revenue are Advanced Ceramics Technology (M) Sdn. Bhd., SIP Technology (M) Sdn. Bhd., Frontken Corporation Berhad and Zestron Precision Cleaning Sdn. Bhd.

The dishwashing services market in Singapore currently has a low penetration rate, and around 80% of the potential food and beverage market remains untapped and relatively consolidated to about 10 players, with four bigger companies, including our Group, dominating the market, and several other smaller players making up the remainder. In particular, there is keen competition for dishwashing services in the food and beverage industry due to low barriers to entry and low switching costs, the relatively low set-up and labor costs compared to other industries and clients being able to easily switch service providers given the relatively short span of contracts, with quality of service as the key differentiating factor.

Our Group is also one of the leading players in the centralized dishwashing services market in Singapore, with a market share of approximately 15.0% in terms of revenue for 2020. Further, there is expected growth in the dishwashing market in Singapore at a CAGR of approximately 19.7% for the years 2021 to 2025. For further details, please refer to the section headed “Industry Overview — The centralized dishwashing services industry in Singapore” in this Prospectus.

Our major competitors in the centralized dishwashing services market in Singapore based on 2020 market share by revenue are Synnovate Solutions Pte. Ltd., Clean Mark Solutions Pte. Ltd., Clean Solutions Pte. Ltd. and Micro 2000 Group.

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Sales And Marketing

As of April 24, 2022, our sales and marketing team consisted of one full-time employee based in Singapore. Our Chairman, Ms. Hong, oversees our sales and marketing department.

One of our key channels for marketing is through word of mouth as our new customers are usually referred by our existing customers or business contacts. Our Group and our Chairman, Ms. Hong, have participated in overseas exhibitions, trade shows and industry forums to promote our Group’s products and services. Our Chairman, Ms. Hong has also taken interviews from magazines and newspapers to promote our Group’s products and services. Our Group has also participated in overseas exhibitions and trade shows where we showcase our products to potential customers in order to increase our publicity and presence in the cleaning solutions industry.

Our sales and marketing team also communicates with our existing customers to understand their needs and markets trends, so as to improve our cleaning systems and equipment. We consider customer feedback a valuable tool for improving our products and services. Our sales and marketing team is also responsible for handling customers’ complaints and any complaints arising from product defects or service quality and will relay such feedback internally to the relevant teams for follow up.

Our Group relates to a few industry associations, with JCS being a member of the Singapore Precision Engineering & Technology Association and a Technology Extension Partner of Singapore Institute of Manufacturing Technology, and Hygieia being a member of the Association of Catering Professionals Singapore.

Our Group has developed a strong existing customer base in Singapore and overseas. Our customers are corporate groups with their respective group members incorporated or established in various jurisdictions, such as Malaysia, Australia, the U.S., Thailand, Belgium, Philippines, India, South Korea, Taiwan, Japan and the PRC, for our sale of cleaning systems and other equipment business during the fiscal years ended December 31, 2019, 2020 and 2021. Please refer to the paragraph headed “Our Customers — Top five customers” in this section for further details of our top five customers and their respective countries of incorporation or establishment. We have established stable business relationships with our customers, with three out of our top five customers having more than 10 years of business relationships with us. The profile of our existing customer base, coupled with the stable business relationships we have with our customers, allowed our Group (i) to secure orders from repeat customers, which contributed to approximately 93.2%, 92.7% and 100% of the total sales of our cleaning systems and other equipment for the years ended December 31, 2019, 2020 and 2021, respectively, and (ii) to gain referrals from our existing customers. Our Group also strives to maintain good customer relationships by producing high quality products and providing professional technical support, and hence it is not necessary for our Group to actively engage in significant sales and marketing efforts for maintaining such business relationships with our existing customers. In addition, as the average utilization rate of certain major machinery and equipment used at our JCS Facility in respect of the production and manufacture of cleaning systems and other equipment during the years ended December 31, 2020 and 2021 generally exceeded 100%, our Group was unable to take on a large number of new orders from new customers. Rather, we mainly focused on fulfilling orders from repeat customers to maintain our business relationships. Under such circumstances, we did not actively engage in sales and marketing activities to pursue orders from new customers and only maintained a small sales and marketing team during the fiscal year ended December 31, 2021.

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The following tables set forth the breakdown of our revenue contributed from the sale of precision and other cleaning systems and equipment from each geographical region during the fiscal years ended December 31, 2019, 2020 and 2021:

Year ended December 31, 2019

Geographical Region	Number of Customers	Number of Completed Orders	Method of procurement	Transaction amount (SGD’000)	% of total sales
Singapore	3 1	8 1	Order from existing customer Trade exhibition	1,876 32	17.5 0.3
Malaysia	1 1	17 1	Order from existing customer Referral from existing customer	3,944 40	36.8 0.4
United States	2	1	Order from existing customer	563	5.2
Thailand	2 1	28 2	Order from existing customer Referral from existing customer	1,423 653	13.3 6.1
Belgium	1	35	Order from existing customer	1,115	10.4
Philippines	1	2	Order from existing customer	1,001	9.3
South Korea	1	4	Order from existing customer	65	0.6
Taiwan	1	2	Order from existing customer	11	0.1
Total	15	101		10,723	100.0

Year ended December 31, 2020

Geographical Region	Number of Customers	Number of Completed Orders	Method of procurement	Transaction amount (SGD’000)	% of total sales
Singapore	4 1	7 3	Order from existing customer Referral from existing customer	398 246	2.5 1.6
Malaysia	2	46	Order from existing customer	11,672	74.0
Thailand	2	36	Order from existing customer	1,380	8.7
Belgium	1	32	Order from existing customer	1,096	6.9
South Korea	1	7	Order from existing customer	77	0.5
Taiwan	1	1	Order from existing customer	1	0.01
United States	1	1	Order from existing customer	11	0.1
PRC	1	1	Referral from existing customer	902	5.7
Total	14	134		15,783	100.0

Year ended December 31, 2021

Geographical Region	Number of Customers	Number of Completed Orders	Method of procurement	Transaction amount (SGD’000)	% of total sales
Singapore	4	3	Order from existing customer	83	1.1
Malaysia	1	13	Order from existing customer	4,414	56.5
Thailand	1	42	Order from existing customer	1,559	8.6
Belgium	1	27	Order from existing customer	1,182	20.0
South Korea	1	4	Order from existing customer	73	0.9
Taiwan	1	1	Order from existing customer	-	-
United States	1	6	Order from existing customer	376	4.8
PRC	1	1	Order from existing customer	126	1.6
Total	11	97		7,813	100.0

For the year ended December 31, 2019, (a) approximately 98.3% and 1.7% of the total sales to our customers in Singapore were comprised of orders from repeat customers and orders through trade exhibitions, respectively; (b) approximately 99.0% and 1.0% of the total sales to our customers in Malaysia were comprised of orders from repeat customers and referrals from existing customers, respectively; and (c) approximately 68.5% and 31.5% of the total sales to our customers in Thailand were comprised of orders from repeat customers and referrals from existing customers, respectively, for our sale of cleaning systems and other equipment.

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For the year ended December 31, 2020, approximately 61.8% and 38.2% of the total sales to our customers in Singapore were comprised of orders from repeat customers and referrals from existing customers, respectively.

For the year ended December 31, 2021, 100% of the total sales to our customers in Singapore were comprised of orders from repeat customers.

Inventory

As we generally manufacture and sell our cleaning systems and other equipment to our customers on an order-by-order basis, we maintain minimal levels of raw materials and components required for the manufacture of cleaning systems and other equipment and we source for raw materials and other components and parts based on the orders made by our customers.

Intellectual Property

Our Group’s intellectual property rights are important to its business. As of the date of this Prospectus, the Group has:

● registered eight trademarks in Singapore and one trademark in Hong Kong;

● registered 24 patents in Singapore, Malaysia, the United States, Taiwan and the PRC, and applied for the registration of 9 patents in Singapore, Malaysia and Thailand; and

● registered one design in Singapore.

As of the date of this Prospectus, we were not involved in any proceedings with regard to, and we have not received notice of any claims of infringement of, any intellectual property rights that may be threatened or pending, in which we may be involved either as a claimant or respondent.

Employees

As of December 31, 2021, we employed a total of 90 persons, who were all located in Singapore, as compared to 88 as of December 31, 2020 and 95 as of December 31, 2019, who were also all located in Singapore. Employees are not covered by collective bargaining agreements. We consider our global labor practices and employee relations to be good.

Insurance

We maintain property insurance policies covering our equipment and facilities in accordance with customary industry practice. We carry occupational injury, medical, pension, maternity and unemployment insurance for our employees, in compliance with applicable regulations. We do not carry general business interruption or “key person” insurance. We will continue to review and assess our risk portfolio and make necessary and appropriate adjustments to our insurance practices to align with our needs and with industry practice in Singapore and in the markets in which we operate.

Litigation And Other Legal Proceedings

As of the date hereof, we are not party to any significant proceedings.

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REGULATORY ENVIRONMENT

This section sets forth a summary of the material laws and regulations that affect our Group’s business and operations in Singapore. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to the business and operations of our Group. This overview is provided as general information only and not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Singapore on our business and operations.

Laws And Regulations Relating To Our Business In Singapore

Our business operations are not subject to any special legislation or regulatory controls other than those generally applicable to companies and businesses incorporated and/or operating in Singapore.

Environmental Public Health Act

The Environmental Public Health Act 1987 of Singapore (the “EPHA”) is administered by the NEA and regulates, among other things, the disposal and treatment of industrial waste and public nuisances. Under the EPHA, the Director-General of Public Health of Singapore (the “DGPH”) may, upon receipt of any information with respect to the existence of a nuisance liable to be dealt with summarily under the EPHA and if satisfied of the existence of a nuisance, serve a nuisance order on the person by whose act, default or sufferance the nuisance arises or continues, or if the person cannot be found, on the owner or occupier of the premises on which the nuisance arises. Some of the nuisances which are liable to be dealt with summarily under the EPHA include any factory or workplace which is not kept in a clean state, any place where there exists or is likely to exist any condition giving rise, or capable of giving rise to the breeding of flies or mosquitoes, any place where there occurs, or from which there emanates noise or vibration as to amount to a nuisance and any machinery, plant or any method or process used in any premises which causes a nuisance or is dangerous to public health and safety. If the DGPH receives any information in respect of the existence of a nuisance liable to be dealt with under the EPHA, a nuisance order may be served on the person responsible for the nuisance prescribing the measures to be taken to remedy the nuisance. Any failure to comply with the nuisance order served is an offense and such person is liable upon conviction for a fine not exceeding S$10,000 for the first offense and to a further fine not exceeding S$1,000 for every day during which the offense continues after conviction.

Cleaning Business License

The EPHA also regulates the cleaning standards and productivity of the cleaning industry through the licensing of cleaning businesses which comprises the provision of cleaning work, being work carried out in Singapore that involves, as its main or only component, the bringing of premises or any public place into, or keeping of premises or any public place in, a clean condition, and includes supervising the carrying out of such work but excludes any work that the Minister for the Environment and Water Resources declares not to be cleaning work. Any person who fails to obtain and maintain a cleaning business license while carrying on a cleaning business in Singapore will be guilty of an offense and liable on conviction for a fine not exceeding S$10,000 or to imprisonment for a term not exceeding 12 months or both, and in the case of a continuing offense, for a further fine not exceeding S$1,000 for every day or part thereof during which the offense continues after the conviction.

Prior to being licensed, cleaning businesses must meet several track record, training and salary requirements which include (a) in respect of an existing cleaning business, having at least one cleaning contract ongoing or completed in the 12 months preceding the license application (for renewal of an existing cleaning business) and in respect of new start-ups, having at least one employee with no less than 2 years of practical experience in supervising cleaning work or who has attended the requisite training modules under the Environmental Cleaning (EC) Singapore Workforce Skills Qualifications (the “WSQ”); (b) having training for its cleaning workforce, where cleaners attend at least one module under the WSQ framework or the Institute of Technical Education Skills Certificate in Housekeeping Operations (Healthcare). At the point of license application and throughout the license period, at least 50% of the cleaners are to be trained and at the point of license renewal and throughout the license period, 100% of the cleaners are to be trained; and (c) submitting and implementing a progressive wage plan for resident (i.e. Singapore citizens or permanent residents) cleaners employed.

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Progressive wage model

To obtain a cleaning business license, companies must, among other things, submit a progressive wage plan that covers employed resident cleaners (being Singapore citizens and permanent residents) whether they are full-time, part-time or casual employees, and such plan must (a) specify the basic wage for each class of cleaners; and (b) conform to the wage levels specified under the progressive wage model by the Commissioner for Labor, based on the recommendations of the Tripartite Cluster for Cleaners. A tripartite effort which is made up of seven unions, whose members are representatives from the National Trades Union Congress, Singapore National Employers Federation, Employment and Employability Institute, Building Construction and Timber Industries Employees’ Union, Environmental Management Association of Singapore, ISS Facility Services Private Limited, Integrated Property Management Pte Ltd, CapitaLand Mall Asia Limited, City Developments Limited, town councils, the Singapore Ministry of Manpower (“MOM”), the National Environmental Agency of Singapore (“NEA”) and Workforce Singapore. The progressive wage model was introduced in 2014 as a productivity-based wage progression pathway that helps to increase wages of workers through upgrading skills and improving productivity, and is regulated for the cleaning industry in Singapore by the NEA. The progressive wage model covers three broad categories of cleaning jobs: offices and commercial buildings, food & beverage establishments (which includes hawker centers and food courts), and the conservancy sector (which includes town councils and public cleansing).

In December 2016, the Tripartite Cluster of Cleaners recommended the introduction of (i) yearly wage adjustments to each wage point in the progressive wage model from 2017 to 2019; (ii) scheduled wage increases from 2020 to 2022; and (iii) an annual bonus equivalent to two weeks of basic monthly wages, for all wage points from 2020 onwards.

On June 7, 2021, the Tripartite Cluster of Cleaners recommended the introduction of a six-year schedule of sustained wage increases from July 1, 2023 to June 30, 2029, which will be reviewed in 2025.

EC WSQ Qualification

Cleaners employed by a cleaning business are required to attend at least one module under the EC WSQ framework. The WSQ is a national credentialing system. The EC WSQ is one of the 33 WSQ industry frameworks developed to date, and is designed to help workers in the cleaning industry improve their employability as well as progress in their careers. This framework caters to the training of cleaning crew, stewards and supervisors in two sub-sectors: (a) commercial and private residential cleaning; and (b) public cleaning. The types of EC WSQ qualifications available include (i) the WSQ Certificate in Environmental Cleaning, which aims to equip cleaning professionals with skills needed to perform basic cleaning activities; (ii) the WSQ Higher Certificate in Environmental Cleaning, which is suitable for cleaning professionals who want to advance their skills with in-depth training and gain the soft skills required of a cleaning steward; and (iii) WSQ Advanced Certificate in Environmental Cleaning, which aims to equip cleaning professionals with skills needed for supervisory positions. Upon the completion of each unit, the worker will be awarded a statement of attainment (“SOA”). The WSQ qualifications will be awarded after the worker completes the required number of SOAs.

To help employers meet the challenge of having to release workers for training, Workforce Singapore has introduced the Assessment Only Pathway (“AOP”) qualifying criteria, aimed at allowing workers to obtain their EC WSQ qualification through assessment without having to attend classroom training. These workers would either have some prior training in cleaning or have a number of years of relevant working experience, and will be screened before they are allowed to enroll in the AOP.

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On June 7, 2021, the Tripartite Cluster of Cleaners recommended the introduction of enhanced mandatory training requirements under the Skills Framework for Environmental Services and that the number of WSQ training modules be increased as follows:

Job Roles	Current	By December 31, 2022	Beyond 2025

All cleaners Multi-skilled cleaners Mechanical Driver Supervisor	Minimum of 1 WSQ module (for licensing conditions)	2 modules in total (1 mandatory workplace safety and health related module and 1 core module that is endorsed by the Tripartite Cluster of Cleaners)	3 modules in total 4 modules in total

Environmental Protection and Management Act

The Environmental Protection and Management Act 1999 of Singapore and its subsidiary legislation are administered by the NEA, which provide for, among other things, laws relating to pollution control in Singapore through the regulation of various industries. Pursuant to the Environmental Protection and Management (Boundary Noise Limits for Factory Premises) Regulations (the “EPM Regulations”), the owner or occupier of any factory premises shall ensure that the level of noise emitted from his premises does not exceed the maximum permissible noise levels as set out in the First Schedule to the EPM Regulations. The permissible noise levels may vary depending on the type of affected premises, which include, among others, noise sensitive premises that require peace and quiet, residential premises and commercial premises not including factory premises. Any person who fails to comply with the requirements under the EPM Regulations is guilty of an offense and liable upon conviction for (a) a fine not exceeding S$5,000 on the first conviction, and in the case of a continuing offense, to a further fine not exceeding S$200 for every day or part thereof the offense continues after the conviction; and (b) a fine not exceeding S$10,000 on a subsequent conviction, and in the case of a continuing offense, to a further fine not exceeding S$300 for every day or part thereof during which the offense continues after conviction.

Radiation Protection Act

The Radiation Protection Act 2007 of Singapore (the “RPA”) controls and regulates, among other things, the possession and use of radioactive materials and irradiating apparatus. The RPA provides that no person shall, except under and in accordance with a license, have in his possession or under his control or use or otherwise deal in any radioactive material or irradiating apparatus. Any person who contravenes the aforementioned requirement under the RPA is guilty of an offense and liable upon conviction for a fine not exceeding S$100,000 or imprisonment for a term not exceeding five years or both.

Such licenses are issued by the Radiation Protection and Nuclear Science Department under the RPA and its subsidiary legislation, such as the Radiation Protection (Non-Ionizing Radiation) Regulations of Singapore (the “Non-Ionizing Radiation Regulations”), which regulate, among other things, the licenses and requirements for the manufacture or dealing with, keeping or possession for use and the import of a consignment of certain controlled irradiating apparatus, such as ultrasound apparatus and high power lasers. Ultrasound apparatus means any industrial apparatus designed to generate and emit ultrasonic power at acoustic frequencies above 16kHz. High power lasers means any laser apparatus from Class 3b and Class 4 based on the classification set out in the Second Schedule of the Non-Ionizing Radiation Regulations, being those emitting visible and/or invisible laser radiation with specified maximum accessible emission levels and those exceeding the accessible emission limits respectively.

The Non-Ionizing Radiation Regulations further set out the requirements for (a) ultrasound apparatus, including the requirement that every ultrasound apparatus shall be designed and constructed in such a manner that all marks, labels and signs are permanently affixed thereon and clearly visible and all user controls, meters, lights or other indicators are clearly visible, readily discernible and clearly labelled to indicate their function; and (b) high power lasers, including the requirement that every high power laser shall have a protective housing that prevents human access during operation to laser and collateral radiation that exceed the specified accessible emission limits, a safety interlock for each portion of the protective housing that is designed to be removed or displaced during operation or maintenance, a readily available remote control connector, a key-actuated master control and an emission indicator which provides a visible or audible signal during emission of accessible laser radiation in excess of the specified accessible emission limits. Any person who contravenes any of the provisions of the Non-Ionizing Radiation Regulations is guilty of an offense and liable on conviction for a fine not exceeding S$2,000 or imprisonment for a term not exceeding six months or both.

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Our subsidiary, JCS, has a license issued under the RPA for the possession of four industrial ultrasound apparatus and one high powered industrial laser.

Workplace Safety and Health Act

The Workplace Safety and Health Act 2006 of Singapore (the “WSHA”) provides that every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of its employees at work. These measures include providing and maintaining for the employees a work environment that is safe, without risk to health, and adequate with regards to facilities and arrangements for employees’ welfare at work, ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by the employees, ensuring that the employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in or near their workplace and under the control of the employer, developing and implementing procedures for dealing with emergencies that may arise while those persons are at work and ensuring that the employees at work have adequate instruction, information, training and supervision as is necessary for them to perform their work. The relevant regulatory body is the MOM.

Any person who breaches his duty under the WSHA is guilty of an offense and will be liable on conviction, in the case of a body corporate, to a fine not exceeding S$500,000 and if the contravention continues after the conviction, the body corporate shall be guilty of a further offense and will be liable to a fine not exceeding S$5,000 for every day or part thereof during which the offense continues after conviction. For repeat offenders, where a person has on at least one previous occasion been convicted of an offense under the WSHA that causes the death of any person and that person is subsequently convicted of the same offense that causes the death of another person, the court may, in addition to any imprisonment, if prescribed, punish the person, in the case of a body corporate, with a fine not exceeding S$1 million and, in the case of a continuing offense, with a further fine not exceeding S$5,000 for every day or part thereof during which the offense continues after conviction.

Under the WSHA, it is the duty of any person who manufactures any machinery, equipment or hazardous substance (“MEHS”), which includes, among other things, welding equipment, for use at work to ensure, so far as is reasonably practicable, that (a) information regarding the safe use of the MEHS is supplied for use at work (which should include precautions to be taken for the proper use and maintenance of such MEHS, the health hazards associated with the MEHS and the information relating to and the results of any examinations or tests of the MEHS that are relevant to its safe use); (b) the MEHS are safe, and without risk to health, when properly used; and (c) the MEHS are examined and tested in compliance with the obligation imposed by paragraph (b). The duties imposed on any person in respect of the aforementioned shall (i) apply only if the MEHS are manufactured or supplied in the course of a trade or business carried on by the person (whether for profit or not); (ii) apply whether the MEHS are exclusively manufactured or supplied for use by persons at work; (iii) extend to the supply of the MEHS by way of sale, transfer, lease or hire and whether as principal or agent, and to the supply of the MEHS to a person for the purpose of supply to others; and (iv) not apply to a person by reason only that the person supplies the machinery or equipment under a lease-purchase agreement, conditional sale agreement or credit-sale agreement to another (“customer”) in the course of a business of financing the acquisition of the machinery or equipment by the customer from others. In the event any person contravenes the relevant provision in the WSHA that imposes the aforementioned duty on such person, that person is guilty of an offense, and liable on conviction (in the case of a natural person) for a fine not exceeding S$200,000 or imprisonment for a term not exceeding two years or both, or (in the case of a body corporate) for a fine not exceeding S$500,000.

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Further, the Commissioner for Workplace Safety and Health (the “CWSH”) may serve a remedial order or a stop-work order in respect of a workplace if he is satisfied that (a) the workplace is in such condition, or is so located, or any part of the machinery, equipment, plant or article in the workplace is so used, that any work or process carried on in the workplace cannot be carried on with due regard to the safety, health and welfare of persons at work; (b) any person has contravened any duty imposed by the WSHA; or (c) any person has done any act, or has refrained from doing any act which, in the opinion of the CWSH, poses or is likely to pose a risk to the safety, health and welfare of persons at work. The remedial order shall direct the person served with the order to take such measures, to the satisfaction of the CWSH, to, among other things, remedy any danger so as to enable the work or process in the workplace to be carried on with due regard to the safety, health and welfare of the persons at work, whereas a stop-work order will direct the person served with the order to immediately cease to carry on any work or process indefinitely or until such measures as are required by the CWSH have been taken, to the satisfaction of the CWSH, to remedy any danger so as to enable the work or process in the workplace to be carried on with due regard to the safety, health and welfare of the persons at work, and shall specify the date on which such order is to take effect.

Pursuant to the Workplace Safety and Health (Noise) Regulations 2011 of Singapore (the “WSHNR”), the occupier of a workplace must take reasonably practicable measures to reduce or control the noise from any machinery or equipment used or from any process, operation or work carried out by him in the workplace, so that no person at work in the workplace is exposed or likely to be exposed to excessive noise. This may include replacing noisy machinery, equipment, processes, operations or work with less noisy machinery, equipment, processes, operations or work, and such other measures as prescribed under the WSHNR. Where it is not practicable to reduce the noise, the occupier of a workplace shall limit the duration of time persons at work are exposed to the noise in accordance with the time limits prescribed in the Schedule under the WSHNR. Any person who contravenes the aforementioned is guilty of an offense and is liable on conviction for a fine not exceeding S$10,000, and in the case of a second or subsequent conviction, for a fine not exceeding S$20,000 or imprisonment for a term not exceeding six months or both.

Pursuant to the Workplace Safety and Health (Risk Management) Regulations, the employer in a workplace is supposed to, among other things, conduct a risk assessment in relation to the safety and health risks posed to any person who may be affected by his undertaking in the workplace, take all reasonably practicable steps to eliminate or minimize foreseeable risks, implement measures or safety procedures to address the risks, and to inform workers of the same, maintain records of such risk assessments and measures/safety procedures for a period of not less than three years and submit such records to the CWSH when required by the CWSH from time to time. Any employer who fails to comply with the aforementioned requirements is guilty of an offense and is liable on conviction for a fine not exceeding S$10,000 for the first offense, and for a fine not exceeding S$20,000 for a subsequent offense or imprisonment for a term not exceeding six months or both.

Work Injury Compensation Act

The Work Injury Compensation Act 2019 of Singapore (The “WICA”), which is regulated by the MOM, applies to all employees who are engaged under a contract of service or apprenticeship with an employer regardless of their level of earnings. The WICA does not cover self-employed persons or independent contractors. However, as the WICA provides that, where any person (referred to as the principal) in the course of or for the purpose of his trade or business contracts with any other person (referred to as the subcontractor employer), the principal shall be liable to compensate those employees of the subcontractor employer who were injured while employed in the execution of work for the principal.

The WICA provides that if an employee dies or sustains injuries in a work-related accident or contracts occupational diseases in the course of the employment, the employer shall be liable to pay compensation in accordance with the provisions of the WICA. An injured employee is entitled to claim medical leave wages, medical expenses and lump sum compensation for permanent incapacity or death, subject to certain limits stipulated in the WICA.

An employee who has suffered an injury arising out of and in the course of his employment can choose to either:

(a) report the accident to his employer in order to submit a claim for compensation through the MOM without needing to prove fault or negligence on anyone’s part. There is a fixed formula in the WICA for the amount of compensation to be awarded; or

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(b) commence legal proceedings to claim damages under common law against the employer for breach of duty or negligence.

Damages under a common law claim are usually more than an award under the WICA and may include compensation for pain and suffering, loss of wages, medical expenses and any future loss of earnings. However, the employee must show that the employer has failed to provide a safe system of work, or breached a duty required by law or that the employer’s negligence caused the injury.

Under the WICA, every employer is required to insure and maintain insurance under approved policies with an insurer against all liabilities which he may incur under the provisions of the WICA in respect of all employees employed by him, unless specifically exempted. Further, every employer is required to maintain work injury compensation insurance for all employees engaged in manual work labor regardless of their salary level, as well as all employees doing non-manual work who earn S$2,100 or less a month. Failure to provide adequate insurance is an offense carrying a fine of up to S$10,000 or imprisonment for a term of up to 12 months, or both. For further information on our Group’s insurance policies, please refer to the section headed “Business — Insurance”.

Employment Act

The Employment Act 1968 of Singapore (the “Employment Act”) is the main legislation governing employment in Singapore and is administered by the MOM. The Employment Act covers every employee who is under a contract of service with an employer and includes a workman (as defined under the Employment Act) but does not include, among others, any person employed in a managerial or executive position (subject to the exceptions set out below). The definition of “employee” under the Employment Act does not extend to freelance contractors who have entered into a contract for service. Accordingly, freelance contractors are not considered to be employees of our Group.

A workman is defined under the Employment Act as including, among others, (a) any person, skilled or unskilled, who has entered into a contract of service with an employer in pursuance of which he is engaged in manual labor, including any apprentice; and (b) any person employed partly for manual labor and partly for the purpose of supervising in person any workman in and throughout the performance of his work.

Core employment provisions of the Employment Act, such as public holiday and sick leave entitlements, minimum days of annual leave, payment of salary and allowable deductions and release for wrongful dismissal, cover all employees, including persons employed in a managerial or executive position, except public servants, domestic workers, seafarers and those who are covered separately.

In addition to the core employment provisions of the Employment Act, Part IV of the Employment Act contains provisions relating to, among other things, working hours, overtime, rest days, holidays, annual leave, payment of retrenchment benefit, priority of retirement benefit, annual wage supplements and other conditions of work or service (“Part IV”). However, such Part IV provisions only apply to: (a) workmen earning basic monthly salaries of not more than S$4,500; and (b) employees (excluding workmen) earning basic monthly salaries of not more than S$2,600.

An employer who breaches any provision of Part IV of the Employment Act is guilty of an offense and is liable on conviction for a fine not exceeding S$5,000, and for a second or subsequent offense a fine not exceeding S$10,000 or imprisonment for a term not exceeding 12 months or both.

From April 1, 2016, employers are required to issue to their employees who are covered by the Employment Act and who are employed for 14 days or more a written record of the key employment terms of the employee. The key employment terms required to be provided (unless inapplicable to such employee) include, among other things, working arrangements (such as daily working hours, number of working days per week and rest day(s)), salary period, basic salary, fixed allowances and deductions, overtime rate of pay, types of leave and other medical benefits.

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Employment of Foreign Manpower Act

The employment of foreign employees in Singapore is governed by the Employment of Foreign Manpower Act 1990 of Singapore (the “EFMA”) and is regulated by the MOM. The EFMA prescribes the responsibilities and obligations of employers of foreign employees in Singapore.

The EFMA provides that no person shall employ a foreign employee unless the foreign employee has obtained a valid work pass from the MOM in accordance with the Employment of Foreign Manpower (Work Passes) Regulations 2012, which allows the foreign employee to work for him. Any person who fails to comply with or contravenes this provision of the EFMA is guilty of an offense and will: (a) be liable on conviction for a fine not less than S$5,000 and not more than S$30,000 or imprisonment for a term not exceeding 12 months or both; and (b) on a second or subsequent conviction: (i) in the case of an individual, be liable for a fine of not less than S$10,000 and not more than S$30,000 and imprisonment for a term of not less than one month and not more than 12 months; or (ii) in any other case, be punished with a fine of not less than S$20,000 and not more than S$60,000.

In Singapore, the work pass to be issued to a foreigner is contingent on, among other things, the type of work and salary being received by the foreigner in question. Foreign professionals, managers and executives earning a fixed monthly salary of at least S$4,500 with acceptable qualifications (such as a good university degree, professional qualifications or specialist skills) may apply for an employment pass, whereas older and more experienced candidates will need higher salaries. Mid-level skilled staff earning a fixed monthly salary of at least S$2,500 who possess a degree, diploma or technical certificate and have the relevant work experience may apply for an S-pass; and semi-skilled foreign workers from approved source countries working in, among others, the manufacturing sector may apply for a work permit.

Further, under the Employment of Foreign Manpower (Work Passes) Regulations 2012, an employer is required to purchase and maintain medical insurance with coverage of at least S$15,000 per 12-month period of a foreign workers’ employment (or for such shorter period where the foreign workers’ period of employment is less than 12 months) for the foreign workers’ in-patient care and day surgery except as the Controller of Work Passes may otherwise provide by notification in writing.

In addition, the employment of foreign workers is also subject to sector-specific rules regulated by the MOM through the following policy instruments: (a) business activity; (b) approved source countries; (c) the imposition of security bonds and levies; and (d) quota (or dependency ratio ceilings) based on the ratio of local to foreign workers.

Business activity

To be considered to be under the manufacturing sector, a company must have a valid factory notification or registration, use machinery to manufacture or produce items from raw materials and operate in a designated industrial setting area.

Approved source countries

The approved source countries for manufacturing workers are Malaysia, the PRC, and NAS countries. The minimum age for all foreign workers (other than domestic foreign workers) is 18, and all workers can only work up to 60 years of age. In addition, Malaysian foreign workers must be under 58 years of age and non-Malaysian foreign workers must be under 50 years of age in order to apply for a work permit.

Further, for the manufacturing sector, the maximum number of years a foreign worker can work in Singapore on a work permit is as follows:

Nationality	Type of worker	Maximum period of employment
PRC	Basic skilled	14 years
PRC	Higher skilled	22 years
NAS, Malaysia	All	No maximum period of employment

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Quota and levies

The number of foreign workers that employers can hire under a work pass is limited by the quota or dependency ratio ceiling, and employers pay the requisite levy according to the qualification of the foreign worker employed. The levy rates are tiered so that employers who hire close to the maximum quota will be required to pay a higher levy, and the levy rates are subject to changes as and when announced by the Singapore government. The levy rates for the manufacturing sector are set out in the table below:

	Basic skilled		Higher skilled
	Monthly	Daily(1)	Monthly	Daily(1)
Quota
Tier 1:
Up to 25% of the total workforce	SGD370	SGD12.17	SGD250	SGD8.22
Tier 2:
Above 25% of the total workforce	SGD470	SGD15.46	SGD350	SGD11.51
Tier 3:
Above 50% to 60% of the total workforce	SGD650	SGD21.37	SGD550	SGD18.09

The levy rates for the services sector are set out in the table below:

	Basic skilled		Higher skilled
	Monthly	Daily(1)	Monthly	Daily(1)
Tier 1:
Up to 10% of the total workforce	SGD450	SGD14.80	SGD300	SGD9.87
Tier 2:
Above 10% to 25% of the total workforce	SGD600	SGD19.73	SGD400	SGD13.16
Tier 3:
Above 25% to 35% of the total workforce	SGD800	SGD26.31	SGD600	SGD19.73

(1) The daily levy rate only applies to work permit holders who did not work for a full calendar month. The daily levy rate is calculated as follows: (Monthly levy rate X 12)/365 = rounding up to the nearest cent.

The quota for the services sector is set at 35%. A Singaporean or Permanent Resident employee employed under a contract of service, including the company’s director, is counted as (a) one local employee if they earn the LQS of at least S$1,400 per month; and (b) 0.5 local employee if they earn half the LQS of at least S$700 to S$1,400 per month.

Based on the information extracted from the MOM website, as of March 7, 2022 the maximum number of foreign workers JCS and Hygieia can hire is 27 and 15, respectively, which means that three additional foreign workers can be hired by JCS and three additional foreign workers can be hired by Hygieia based on the number of local employees employed by each of JCS and Hygieia, calculated based on the applicable dependency ratio ceiling.

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Employers pay less levy for higher skilled foreign workers. Foreign workers with the following certificates will qualify as higher skilled workers:

Type of qualification	Certificates needed
Academic qualifications	- Malaysia: Sijil Pelajaran Malaysia - NAS: High school certificates - PRC: Diploma Skills

Evaluation Test (“SET”) conducted by the Institute of Technical Education (“ITE”)	SET Level 1 or National ITE Certificate (Nitec)

Workforce skills qualification	Composite Assessment for Generic Manufacturing

Market-Based Skills Recognition Framework	Earn a fixed monthly salary of at least S$1,600 and worked at least four years in Singapore as a work permit holder

Required safety courses

For the manufacturing sector, foreign workers who handle metals and machinery in the metalworking industry, such as our foreign workers employed under JCS, must take a Metalworking Safety Orientation Course or an Apply Workplace Safety and Health in Metal Work course before their work permits can be issued, and such courses may be conducted by either the Occupational Safety and Health Training and Promotion Centre or other training institutions approved by the Chief Inspector appointed by the Minister of Manpower.

A work permit cannot be issued to the foreign worker until he has taken the safety course. Employers are responsible for their workers passing the test. If the foreign workers fail the course, they should retake it as soon as possible and are required to pass the course within three months of their arrival or their work permit could be revoked. Foreign workers in the metalworking industry that have worked in the metalworking industry for (a) less than six years must pass the safety course once every two years; and (b) more than six years must pass the safety course once every four years.

Employers renewing a work permit must ensure that the foreign worker’s safety course certificate has a validity period of more than one month on the day of renewal, otherwise the work permit will not be renewed.

Infectious Diseases Act

The Infectious Diseases Act 1976 of Singapore (the “IDA”) relates to the quarantine and the prevention of infectious diseases. Under the IDA, if the Director of Medical Services (the “DMS”) has reason to believe that there exist on any premises conditions that are likely to lead to the outbreak or spread of any infectious disease, he may, among other things, by written notice, order the closure of the premises for a period not exceeding 14 days, and require the owner or occupier of the premises to cleanse or disinfect the premises in the manner and within the time specified in the notice or carry out such additional measures as the DMS may require in the manner and within the time specified in the notice. Such notice directing the owner or the occupier of the premises to close the premises may be renewed by the DMS from time to time for such period, not exceeding 14 days, as the DMS may, by written notice, specify.

In addition, the DMS may order any person who is, or is suspected to be, a case or carrier or contact of an infectious disease to be detained and isolated in a hospital or other place for such period of time and subject to such conditions as the DMS may determine. The DMS may also direct any person carrying on any occupation, trade or business in a manner as is likely to cause the spread of infectious disease to take preventative action that the DMS reasonably believes is necessary to prevent the possible outbreak or prevent or reduce the spread of the infectious disease. Under the IDA, “preventative action” in the case of such direction, includes, among other things, requiring the person to stop carrying on, or not carry on, the occupation, trade or business during a period of time specified in the direction.

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Any person who, without reasonable excuse, fails to comply with any requirement of such notice or direction given to that person by the DMS is guilty of an offense. While there are no specific penalties for such offense, any person guilty of an offense under the IDA for which no penalty is expressly provided shall (a) in the case of a first offense, be liable on conviction for a fine not exceeding S$10,000 or imprisonment for a term not exceeding 6 months or both; and (b) in the case of a second or subsequent offense, be liable on conviction for a fine not exceeding S$20,000 or imprisonment for a term not exceeding 12 months or both.

Infectious Diseases (COVID-19 — Stay Orders) Regulations 2020

On March 26, 2020, the Ministry of Health of Singapore (“MOH”) promulgated the Infectious Diseases (COVID-19 — Stay Orders) Regulations 2020 (the “SHN Regulations”) under the Infectious Diseases Act of Singapore.

Under the SHN Regulations, an at-risk individual may be ordered to go directly to one or more places of accommodation specified in an order given under the SHN Regulations and not leave the place of accommodation if, among other things, the individual is a traveler entering Singapore on or after October 7, 2021, for the period starting upon the issue of the order and ending on the later of (i) a day specified in the order, which must not be later than the 21st day after the date the order was issued; and (ii) the day that the individual knows that he tests negative for COVID-19 after undergoing any antigen rapid test or polymerase chain reaction test as prescribed under the SHN Regulations, and if the individual is required to undergo a serology test, also tests positive after undergoing a serology test as prescribed under the SHN Regulations. The penalty for an offense under the SHN Regulations is a fine of up to S$10,000 or imprisonment of up to six months or both.

COVID-19 (Temporary Measures) Act 2020

On April 3, 2020, the Singapore government announced the implementation of elevated safe distancing measures to prevent, protect against, delay or otherwise control the incidence or transmission of COVID-19 in Singapore, including, among other things, closures of schools and most physical workplace premises (except for those providing essential services and in selected economic sectors critical for local and global supply chains) in favor of home-based learning and telecommuting, closures of retail outlets (except for those providing items and services necessary to support daily living needs of the population), and closures of recreation venues, attractions and places of worship (the “Circuit Breaker Measures”). On April 7, 2020, the Singapore Parliament passed the COVID-19 Act.

Under Section 34(1) of the COVID-19 Act, the Minister of Health was authorized to make regulations by way of a control order for the purpose of preventing, protecting against, delaying or otherwise controlling the incidence or transmission of COVID-19 in Singapore if the Minister of Health was satisfied that the incidence and transmission of COVID-19 in the community in Singapore constituted a serious threat to public health, and a control order was necessary or expedient to supplement the IDA, and any other written law. This included control orders to require an individual to stay at a specified place and not to leave except for certain purposes, require the closure of premises such as workplaces and impose restrictions such as those relating to the manner of carrying on business or work or the gathering of individuals in any place.

COVID-19 (Temporary Measures) (Control Order) Regulations 2020

The Control Order Regulations came into effect on April 7, 2020 under the COVID-19 Act to implement the Circuit Breaker Measures. The Control Order Regulations impose restrictions on, among other things, (a) individuals in relation to (i) the wearing of face masks or face shields outside their ordinary place of residence; (ii) movement and gatherings outside their ordinary place of residence; and (iii) keeping a safe distance from other individuals; (b) owners or occupiers of non-residential premises; and (c) permitted enterprises occupying a permitted premises and providing an authorized service in accordance with the Control Order Regulations.

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Circuit Breaker Period

During the Circuit Breaker Period, the restrictions imposed under the Control Order Regulations effecting the Circuit Breaker Measures included, among others, (a) restrictions on leaving or entering a place of residence, such that every individual must stay at or in, and not leave, his or her ordinary place of residence in Singapore except only to the extent necessary for any of the prescribed purposes; (b) prohibitions on social gatherings, such that a person must not meet another individual not living in the same place of residence for any social purpose unless otherwise permitted under the Control Order Regulations; and (c) closure of premises, such that an owner or occupier of any premises other than residential premises must ensure that the premises are closed to entry by any individual, save as otherwise provided under the Control Order Regulations.

Phase 1

On May 19, 2020, the Singapore government announced three phases to introduce the gradual resumption of activities and progressively lift the relevant Circuit Breaker Measures in place with the first phase to be implemented from June 2, 2020 to June 18, 2020 (inclusive) (“Phase 1”). In addition to essential services provided during the Circuit Breaker Period, Phase 1 included the resumption of economic activities that did not pose a high risk of transmission with social, economic and entertainment activities that carry a higher risk of transmission to remain closed. A list of permitted services was provided on the prescribed website operated by the MTI. Entities providing permitted services must put in place and enforce safe management measures at the workplace, and employees are to strictly adhere to them. With effect from June 2, 2020, the Control Order Regulations were amended to implement a revised set of measures in order to facilitate the transition from the Circuit Breaker Period to Phase 1.

Phase 2

After continuous monitoring of the daily COVID-19 infection rates during Phase 1, the Singapore government subsequently introduced the second phase of the progressive lifting of the Circuit Breaker Measures (“Phase 2”) in due course to allow for a gradual resumption of more activities. With effect from June 19, 2020, the Control Order Regulations were amended to implement a revised set of measures in order to facilitate the transition from Phase 1 to Phase 2. Phase 2 commenced on June 19, 2020 and allowed for more businesses to re-open and activities to resume subject to the continued adherence to safe management measures. The Control Order Regulations imposed restrictions on (a) individuals in relation to (i) the wearing of face masks or face shields outside their place of residence; and (ii) movement and gatherings outside their place of residence; (b) owners or occupiers of non-residential premises; and (c) permitted enterprises occupying a permitted premises and providing an authorized service in accordance with the Control Order Regulations.

Phase 3

On December 14, 2020, the Singapore government announced that the third phase of re-opening would start from December 28, 2020 (“Phase 3”). The Singapore government had assessed that the preconditions and enablers, being adherence to safe management measures, sufficient testing capabilities for early detection and public health action and high adoption of the Trace Together Programme for quick and effective contact tracing, for moving into Phase 3 were in place and thus allowed for the further reopening of activities in the community. With effect from December 28, 2020, the Control Order Regulations were amended to implement a revised set of measures in order to facilitate the transition from Phase 2 to Phase 3. Such transition has since seen a number of changes in the measures being imposed and revised by the Singapore government in response to the developments in the COVID-19 situation, as further elaborated under “Heightened Alert Measures” below.

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Heightened Alert Measures

Between May 16, 2021 and August 6, 2021, the Singapore government introduced two phases, namely the Phase 2 (Heightened Alert) and Phase 3 (Heightened Alert), along with the easing of certain measures within each of such phases. In summary, the Phase 2 (Heightened Alert) measures, which were in effect from May 16, 2021 to June 13, 2021, included reductions made in prevailing social gathering group size, sizes of larger scale events or activities and reinstatement of “work-from-home” as the default at workplaces to minimize workplace interactions, and the Phase 3 (Heightened Alert) measures, which were in effect from June 14, 2021 to July 19, 2021, was contemplated as a calibrated reopening and included increases in social gathering group sizes, event size and capacity limits and subsequently the resumption of dining in at food and beverage establishments. On July 20, 2021, the Singapore government announced the reversion back to Phase 2 (Heightened Alert) measures from July 22, 2021 to August 18, 2021 which superseded the measures introduced on July 19, 2021, during which “work from home” remained the default and employers who needed staff to return to workplaces were required to ensure that there was no cross-deployment at various worksites, enforce staggered start times and flexible working hours, and social gatherings at workplaces were not allowed.

On August 6, 2021, the Singapore government announced the easing of some safe management measures. The first phase, which took effect on August 10, 2021, and the second phase, which took effect on August 19, 2021, superseded those introduced on July 22, 2021 as part of Singapore’s transition towards COVID-19 resilience. The eased measures allowed for an increase in social gathering group size, event size and capacity limits for fully vaccinated individuals and easing of “work-from-home” requirements. A further easing of community measures was announced on August 19, 2021. Subsequently, given the exponential rise in COVID-19 cases from the end of August 2021, on September 24, 2021, the Singapore government announced a tightening of safe management measures during the stabilization period between September 27, 2021 and October 24, 2021, which was later extended to November 21, 2021, with a mid-point review. On November 8, 2021, the Singapore government announced calibrated adjustment of safe management measures including the easing of dine-in restrictions and updates to border measures. On December 22, 2021, in response to the global emergence of the Omicron variant, the Singapore government introduced travel restrictions for affected countries or regions and enhanced the testing requirements for travelers. However, on December 31, 2021, the Singapore government announced that all non-vaccinated travel lane travelers entering Singapore from certain categories of countries will no longer be required to undergo a COVID-19 polymerase chain reaction test on arrival with effect from January 8, 2022.

On February 16, 2022, the Singapore government announced the further simplification of existing healthcare protocols, workplace testing requirements and safe management measures, including focusing the mandatory rostered routine testing on sectors where there are interactions with vulnerable populations as well as the provision of essential services, such as the healthcare and eldercare sectors and selected essential services sectors, with effect from February 18, 2022, and workplace requirements will be aligned with those for community safe management measures. The border measures for travelers were also simplified with effect from February 22, 2022, including the standardization of the stay-home notice duration to seven days across all country/region categories in view of the Omicron variant’s shorter incubation period and the cessation of the enhanced testing regime for travelers arriving on vaccinated travel lanes.

COVID-19 Measures In Relation To Our Operations

Under the Control Order Regulations, a permitted enterprise may continue to carry out the business, undertaking or work at the permitted premises of the permitted enterprise without closing those permitted premises to entry by any individual, with the prior permission of the Multi-Ministry Taskforce, and in accordance with the prescribed restrictions for that type of business, undertaking or work or any conditions imposed in the aforementioned permission. Such owner or occupier of the permitted premises may allow any employee (including employees of such permitted enterprises or where any permitted enterprise is a principal, includes a contractor, a subcontractor or an employee of a contractor or subcontractor of such permitted enterprise, where the contractor, subcontractor or employee works under the direction of the permitted enterprise as to the manner in which the work is carried out), customer or other individual to enter the premises only for the purposes of working for or dealing with the permitted enterprise (including procuring the provision of the authorized service), subject to the continued adherence to the safe management measures under the Control Order Regulations or the conditions of the permission. Where the permitted enterprise is directing a contractor or subcontractor, they are responsible under the Control Order Regulations for implementing the necessary measures in relation to the employees of the contractor or subcontractor as well.

Although a permitted enterprise may carry on business at the permitted premises, where such permitted enterprise is not a hospital, clinic or other healthcare institution or facility for the reception, lodging, treatment or care of individuals requiring medical treatment or a premise exempted under paragraph 2 of the Workplace Safety and Health (Exemption) Order, O 1 of Singapore, they must, where reasonably practicable, direct permitted enterprise workers to work from their place of residence. A permitted enterprise must have appropriate internal policies and procedures and adequate controls to monitor and ensure compliance with the relevant requirements by the permitted enterprise and its permitted enterprise workers, to remedy without delay any instances of noncompliance and to conduct an adequate analysis of the risks of COVID-19 infections arising from the permitted enterprise’s business, undertaking or work and make recommendations to mitigate any risks identified to the permitted enterprise, which may include more stringent requirements than in the Control Order Regulations.

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Central Provident Fund Act

The Central Provident Fund (“CPF”) system is a mandatory social security savings scheme funded by contributions from employers and employees. Pursuant to the Central Provident Fund Act 1953 of Singapore (“CPFA”), an employer is obliged to make CPF contributions for all employees who are Singapore citizens or permanent residents who are employed in Singapore by an employer (save for employees who are employed as a master, a seaman or an apprentice in any vessel, subject to an exception for non-exempted owners). CPF contributions are not applicable for foreigners who hold employment passes, S passes or work permits. CPF contributions are required for both ordinary wages and additional wages (subject to an ordinary wage ceiling and a yearly additional wage ceiling) of employees at the applicable prescribed rates which is dependent on, among other things, the amount of monthly wages and the age of the employee. An employer must pay both the employer’s and employee’s share of the monthly CPF contribution. However, an employer can recover the employee’s share of CPF contributions by deducting it from their wages when the contributions are paid for that month.

Where the amount of the contributions which an employer is liable to pay under the CPFA in respect of any month is not paid within such period as may be prescribed, the employer shall be liable for the payment of interest on the amount for every day the amount remains unpaid commencing from the first day of the month succeeding the month in respect of which the amount is payable and the interest shall be calculated at the rate of 1.5% per month or the sum of S$5, whichever is greater. Where any employer who has recovered any amount from the monthly wages of an employee in accordance with the CPFA fails to pay the contributions to the CPF within such time as may be prescribed, he will be guilty of an offense and will be liable on conviction for a fine not exceeding S$10,000 or imprisonment for a term not exceeding seven years or both. Where an offense has been committed under the CPFA but there are no penalties provided, the offender may be liable for a fine not exceeding S$5,000 or imprisonment for a term not exceeding six months or both, and where the offense is repeated by the same offender, the offender may be liable for a fine not exceeding S$10,000 or imprisonment for a term not exceeding 12 months or both.

Customs Regulations

Goods exported from Singapore are regulated under the Customs Act 1960 of Singapore (the “Customs Act”). To export goods from Singapore, the exporter is required to declare the goods to Singapore Customs, a department under the Ministry of Finance, which is the lead agency for trade facilitation and revenue enforcement. The Singapore Goods and Services Tax (the “GST”) is not levied on goods exported from Singapore. A Customs export permit is required for, among other things, the export of locally manufactured goods or local GST paid goods, the export of goods from free trade zones, dutiable goods from licensed warehouses and non-dutiable goods from a zero-rated warehouse. The exporter will be the party that issues the commercial invoice to his overseas customer. Exporters who intend to engage in import and/or export activities in Singapore or appoint a declaring agent to apply for Customs import, export and transhipment permits or certificates will need to activate their Customs Account with Singapore Customs, further to which a declaring agent may be appointed to apply for Customs permits on their behalf. Declaring agents have to be registered with Singapore Customs. Exporters may be penalized if they do not comply with the requirements and conditions imposed under the Customs Act. Making an incorrect declaration or failing to make a declaration of goods imported into, exported from or transhipped in Singapore will result in being liable on conviction for a fine not exceeding S$10,000, or the equivalent of the amount of the customs duty, excise duty or GST payable, whichever is the greater amount, or imprisonment for a term not exceeding 12 months, or both.

Intellectual Property Rights

The protection of industrial designs is provided for under the Registered Designs Act 2000 of Singapore. There are two key criteria for registration: the subject matter must be (a) a ‘design’, which means features of shape, configuration, pattern or ornament applied to article by any industrial process; and (b) ‘new’, being a design that is not the same, or substantially the same, as any other design that has been registered or published in Singapore or elsewhere, and publication includes sale or use of any article which embodies the design.

Inventions are protected in Singapore under the Patents Act 1994 of Singapore and may be registered either through a domestic application filed with the Registry of Patents within the Intellectual Property Office of Singapore (the “IPOS”) or an international application filed in accordance with the Patent Cooperation Treaty, with the Registry of Patents acting as the receiving office for the application. A patent may be granted for an invention which is a product or a process, and such invention must (a) be new; (b) involve an inventive step (being a step that is not obvious to a person who is skilled in the relevant art); (c) be capable of industrial application; and (d) not encourage offensive, immoral or anti-social behavior through its publication or exploitation.

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Trademarks may be protected both under the Trade Marks Act 1998 of Singapore (the “TMA”) and under common law. These two systems are independent of each other. Protection under the TMA is conditional upon registration of the trademark with the Registry of Trade Marks within the IPOS. There are three key criteria for registration: the subject matter must be (a) a ‘trademark’, which is any sign capable of being graphically represented that is used, or proposed to be used, by a trader to distinguish his goods or services from those of other traders; (b) ‘distinctive,’ if it is not descriptive of those goods or services. It is a question of degree in every case whether the sign is so descriptive of the goods or services in question that it will be refused registration; and (c) does not conflict with an earlier trademark, that is an earlier registered trade mark or a trademark (whether registered or not) which is well known in Singapore.

MANAGEMENT

The following table sets forth the names, ages and titles of our directors, executive officers and key personnel:

Name	Age	Title

Executive Officers and Directors:

Hong Bee Yin	49	Chairman, executive Director and Chief Executive Officer
Long Jia Kwang	43	Executive Director and Chief Financial Officer

Independent Non-executive Directors:

Singh Karmjit	74	Independent non-executive Director
Tay Jingyan, Gerald	33	Independent non-executive Director
Khoo Su Nee, Joanne	47	Independent non-executive Director

Key Personnel:

Zhao Liang	39	Head of design department
Wui Chin Hou	48	Field operations manager

No arrangement or understanding exists between any such Director or officer and any other persons pursuant to which any Director or executive officer was elected as a Director or executive officer. Our Directors are elected annually and serve until their successors take office or until their death, resignation or removal. The executive officers serve at the pleasure of the board of directors.

Executive Officers and Directors:

Ms. Hong Bee Yin is the founder of our Group, having incorporated JCS in November 1999. Ms. Hong is currently our Chairman, executive Director and Chief Executive Officer. She was appointed as our Director on January 29, 2019 and re-designated as our executive Director on March 5, 2020. Ms. Hong is primarily responsible for planning and execution of our Group’s strategies including product innovation and customization, as well as managing our Group’s relationship with major customers and suppliers. She is also responsible for overseeing all day-to-day aspects of our Group’s operation including production, inventory and material control.

She commenced her start-up business in November 1999 by incorporating JCS and since then has accumulated more than 20 years of operational experience in providing cleaning solutions for the cleaning industry. Prior to forming our Group, Ms. Hong worked at JLW Property Consultants Pte Ltd. from June 1993 to June 1998 with her last position as assistant manager (Industrial Department). From June 1998 to around September 1999, she worked at JCS Automation Pte Ltd. (now known as JCS Biotech Pte. Ltd.) as marketing manager.

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Ms. Hong obtained a Diploma in Electronic and Computer Engineering from Ngee Ann Polytechnic, Singapore in August 1993. She also completed the Tsinghua SEM Indonesia-Singapore Executive Program and SPRING CEO Leadership Circle Program in May 2014 and November 2016, respectively. Ms. Hong has been appointed as the deputy chairman of Singapore Precision Engineering and Technology Association from April 2017 to April 2019.

Mr. Long Jia Kwang joined our Group as financial controller in December 2014 and was appointed as our executive Director and Chief Financial Officer on March 5, 2020. Mr. Long is primarily responsible for managing accounting and finance, human resources and administrative functions of our Group.

Mr. Long has over 20 years of experience in auditing, accounting and financial management. Prior to joining our Group, Mr. Long worked at KPMG in Johor Bahru, Malaysia from February 2000 to September 2007 with his last position as deputy audit manager. From October 2007 to October 2014, he worked at KPMG Services Pte. Ltd. in Singapore with his last position as senior manager.

Mr. Long obtained a Bachelor of Commerce degree from the University of Adelaide, Australia in December 1999. Mr. Long was a certified practicing accountant of CPA Australia from November 2004 to April 2015, a chartered accountant of the Malaysian Institute of Accountants from September 2006 to February 2010 and a member of the Institute of Singapore Chartered Accountants (formerly known as Institute of Certified Public Accountants of Singapore) since April 2013.

Independent Non-executive Directors:

Mr. Karmjit Singh was appointed as a non-executive Director of the Company on March 5, 2020 and redesignated as our independent non-executive Director on November 12, 2021. Mr. Singh serves as the chairman of the nomination committee and as a member of the audit and compensation committees. Mr. Singh is primarily responsible for providing guidance to the management team on corporate strategies and governance matters.

Mr. Singh has over 45 years of experience in business management. From 1974 to 1998, Mr. Singh worked at Singapore Airlines Limited serving in a variety of managerial capacities covering corporate affairs, planning, aviation fuel and administrative services. Mr. Singh joined SATS Ltd. in July 1998 as the chief executive of SATS Airport Services Pte Ltd. and then became the chief operating officer of SATS Ltd. in July 2004 overseeing the ground handling and inflight catering operation of the SATS group of companies until his retirement in September 2009. He then became the consultant to the president and chief executive officer of SATS Ltd. from October 2009 until September 2010.

Mr. Singh has been an independent director of Keppel Telecommunications & Transportation Ltd. since October 2020, chairman of that company’s nominating committee from October 2012 to July 2019, a member of its audit committee from January 2011 to July 2019 and a member of its board safety committee since July 2019. Keppel Telecommunications & Transportation Ltd. was listed on Singapore Exchange Limited (stock code: K11) and subsequently delisted on May 8, 2019.

Mr. Singh obtained a Bachelor of Arts degree in Geography from the National University of Singapore in June 1970. Mr. Singh has been actively engaged in prominent civil and industry affairs in Singapore. Mr. Singh has served as the chairman of Chartered Institute of Logistics and Transport Singapore since 1994. Mr. Singh was a council member of the Public Transport Council, Singapore from August 2005 to May 2019.

Mr. Tay Jingyan, Gerald was appointed as an independent non-executive Director of the Company on January 19, 2022. Mr. Tay will serve as chairman of the compensation committee and as a member of the audit and nomination committees.

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October 2014, Mr. Tay has been the group chief executive officer of TPS Group Alliance, an alliance of companies offering a variety of professional services including corporate services, statutory compliance, accounting, corporate advisory, real estate and family office services. Mr. Tay worked with TPS Group Alliance as an associate from January 2005 until his promotion as the chief executive officer. From August 2013 to January 2014 and from May 2014 to the present, Mr. Tay was and has also been a director of Capilion Corporation Pte. Ltd., a company together with companies within its group engaging in private equity, corporate services, real estate and financial securities. Mr. Tay also founded and has acted as the director of Excelsus Tech Pte Ltd. (formerly known as Excelsus Capital Pte. Ltd.), a holding company for technology-related businesses and projects, since February 2014, and Galacthor International Pte Ltd, a company for general physical commodities trading, since December 2011.

Mr. Tay obtained a Bachelor of Arts degree in Communication from the University at Buffalo, The State University of New York in February 2012.

Ms. Khoo Su Nee, Joanne was appointed as an independent non-executive Director of the Company on January 19, 2022. Ms. Khoo will serve as the chairman of the audit committee and as a member of the compensation and nomination committees.

Ms. Khoo has over 23 years of experience in corporate finance and business advisory services. Ms. Khoo started her career at PricewaterhouseCoopers in January 1997 and her last position was senior associate in February 2000. From May 2000 to August 2004, she worked at Stone Forest Consulting Pte Ltd., a business advisory company, and her last position was an assistant manager. She was responsible for providing consultancy services including IPO advisory, working capital consulting, business turnaround and profit improvement. Ms. Khoo worked in the corporate finance industry at several companies, which include (i) Hong Leong Finance Limited from September 2004 to November 2005 as an assistant vice president; (ii) Phillip Securities Pte Ltd. from November 2005 to January 2008 as an assistant vice president; and (iii) Canaccord Genuity Singapore Pte. Ltd. (formerly known as Collins Stewart Pte. Limited) from February 2008 to October 2012 with her last position as a director. She founded and has acted as an executive director of Bowmen Capital Private Limited, a management consultancy company, since February 2013. From October 2019 to April 2020, she also served as a director of PayLinks Pte. Ltd., a financial service company.

Ms. Khoo served as an independent director of Kitchen Culture Holdings Limited (a company listed on the Catalist of the Singapore Exchange Limited (stock code: SGX:5TI)) from October 2012 to February 2019. Since January 2014, she has served as an independent director of Teho International Inc Ltd. (a company listed on the Catalist of the Singapore Exchange Limited (stock code: SGX:5OQ)). Ms. Khoo served as an independent director of Excelpoint Technology Ltd. (a company listed on the main board of the Singapore Exchange Limited (stock code: SGX: BDF)) from September 2016 to April 2022. She has also served as an independent non-executive director of Netccentric Limited (a company listed on The Australian Securities Exchange (stock code: ASX: NCL)) since July 2017. Since June 2020, she has also served as an independent non-executive director of ES Group (Holdings) Limited (a company listed on the Catalist of the Singapore Exchange Limited (stock code: SGX:5RC).

Ms. Khoo obtained a Bachelor of Business degree in Accountancy from Royal Melbourne Institute of Technology in November 1997. She was admitted as a Certified Practicing Accountant of the CPA Australia in October 1999 and a Chartered Accountant of the Malaysian Institute of Accountants in July 2000. Ms. Khoo was a member of the Women Corporate Directors from September 2018 to June 2019.

Key Personnel:

Mr. Zhao Liang joined our Group as the head of the design department in October 2010 and is mainly responsible for leading the design of the mechanical and process aspects of cleaning systems and other equipment.

Mr. Zhao has over 13 years of experience in engineering and mechanical design. From February 2006 to September 2010, Mr. Zhao worked in JCS Automation Pte Ltd. with his last position as the head of the design department.

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Mr. Zhao obtained a Bachelor of Engineering degree in Mechanical Engineering from the Nanyang Technological University, Singapore in February 2012 and a Master of Science degree in Management from the Singapore Management University in August 2016.

Mr. Wui Chin Hou is the field operations manager of our Group and is mainly responsible for managing the operation of dishwashing facilities and the cleaning operation of food courts. Mr. Wui joined our Group in September 2016.

Mr. Wui has over 24 years of experience in production management. Prior to joining our Group, Mr. Wui worked at Mitsubishi Chemical Infonics Pte Ltd. from January 1996 to September 2008 with his last position as a production supervisor. From September 2008 to September 2016, Mr. Wui worked at Armstrong Industrial Corporation Limited with his last position as an assistant production manager.

Mr. Wui obtained a Diploma in Computer Studies from the Comsertrac School of Computer Training in Singapore in June 1992.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nomination committee, each of which will operate pursuant to a charter adopted by our board of directors that will be effective upon the effectiveness of the registration statement of which this prospectus is a part. The board of directors may also establish other committees from time to time to assist our company and the board of directors. Upon the effectiveness of the registration statement of which this prospectus is a part, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations, if applicable. Upon our listing on Nasdaq, each committee’s charter will be available on our website at http://www.jecleantech.sg. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

Audit committee

Ms. Khoo, Mr. Singh and Mr. Tay will serve on the audit committee, which will be chaired by Ms. Khoo. Our board of directors has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Ms. Khoo as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly/semi-annual financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Prospectus on Form 20-F;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing earnings releases.

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Compensation committee

Mr. Tay, Ms. Khoo and Mr. Singh will serve on the compensation committee, which will be chaired by Mr. Tay. Our board of directors has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. The compensation committee’s responsibilities include:

●	evaluating the performance of our chief executive officer in light of our company’s corporate goals and objectives and, based on such evaluation,: (i) recommending to the board of directors the cash compensation of our chief executive officer, and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans;

●	reviewing and recommending to the board of directors the cash compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

●	retaining and approving the compensation of any compensation advisors;

●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and recommending to the board of directors the compensation of our directors; and

●	preparing the compensation committee report required by SEC rules, if and when required.

Nomination committee

Mr. Singh, Ms. Khoo and Mr. Tay and will serve on the nomination committee, which will be chaired by Mr. Singh. Our board of directors has determined that each member of the nomination committee is “independent” as defined in the applicable Nasdaq rules. The nomination committee’s responsibilities include:

●	developing and recommending to the board of directors criteria for board and committee membership;

●	establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders; and

●	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and board of directors will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and board of directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Foreign Private Issuer Status

The Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq. The application of such exceptions requires that we disclose each Nasdaq corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq corporate governance standard. We currently follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq in respect of the following:

●	the majority independent director requirement under Section 5605(b)(1) of the Nasdaq listing rules;

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●	the requirement under Section 5605(d) of the Nasdaq listing rules that a compensation committee comprised solely of independent directors governed by a compensation committee charter oversee executive compensation;

●	the requirement under Section 5605(e) of the Nasdaq listing rules that director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors;

●	the Shareholder Approval Requirements under Section 5635 of the Nasdaq listing rules; and

●	the requirement under Section 5605(b)(2) of the Nasdaq listing rules that the independent directors have regularly scheduled meetings with only the independent directors present.

Code of Conduct and Code of Ethics

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions. Following the effectiveness of the registration statement of which this prospectus is a part, a current copy of this code will be posted on the Corporate Governance section of our website, which is located at http://www.jecleantech.sg. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq.

Compensation of Directors and Executive Officers

The following table summarizes all compensation received by our directors, our executive officers and our key employees during the years ended December 31, 2019, 2020 and 2021.

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Summary Compensation Table

	Compensation Paid
Name and Principal Position	Year	Salary (SGD’000)	Bonus (SGD’000)	Other Compensation(1) (SGD’000)
Hong Bee Yin, CEO, Chairman and Executive Director	2019	287	24	50
	2020	287	-	46
	2021	292	22	51

Long Jia Kwang, CFO and Executive Director	2019	121	11	22
	2020	121	-	21
	2021	130	10	30

Zhao Liang, Departmental Head of Design	2019	62	5	22
	2020	62	3	22
	2021	68	5	24

Wui Chin Hou, Field Operations Manager	2019	50	4	20
	2020	50	-	19
	2021	51	-	23

Aye Myat Khine Win, Head of Electrical and Software Department (2)	2019	46	4	-
	2020	48	-	-
	2021	53	4	3

Karmjit Singh, Independent Non-Executive Director	2019	-	-	24	(3)
	2020	-	-	24	(3)
	2021	-	-	24	(3)

Tay Jingyan, Gerald, Independent Non-Executive Director	2019	-	-	-
	2020	-	-	-
	2021	-	-	-

Khoo Su Nee, Joanne, Independent Non-Executive Director	2019	-	-	-
	2020	-	-	-
	2021	-	-	-

(1) Other compensation includes director’s fees, transportation allowances and the employer’s contribution to the Central Provident Fund, Singapore’s mandatory social security savings scheme.

(2) Ms. Win resigned from her position with the Company effective January 31, 2022.

(3) Paid to Mr. Singh as compensation for serving as non-executive Director of a member of the Group pursuant to a prior agreement dated September 5, 2014.

Employment Agreements

Employment Agreement with Hong Bee Yin

Effective as of January 1, 2014, we entered into an employment agreement with Hong Bee Yin pursuant to which she was employed as Managing Director of JCS-Echigo Pte Ltd. The agreement provides for an annual base salary of S$330,000, which amount may be adjusted from time to time in the discretion of the Company. Under the terms of the agreement, Ms. Hong is entitled to receive an annual cash bonus in the amount of S$500,000 for any financial year in which the Company’s net profit, after tax, (inclusive of any amounts payable or to be set aside for all bonuses) equals at least S$5 million, together with such additional bonus as may be agreed from time to time with the Company. Ms. Hong’s employment will continue indefinitely, subject to termination by either party to the agreement upon 6 months’ prior written notice or the equivalent salary in lieu of such notice. The agreement also contains non-compete and non-disclosure provisions and restrictions against the unauthorized use of the Company’s intellectual property.

Employment Agreement with Long Jia Kwang

We entered into an employment agreement dated September 5, 2014 with Long Jia Kwang pursuant to which he was employed as Financial Controller for JCS-Echigo Pte Ltd. The agreement provides for a monthly base salary of S$9,750, plus a transportation allowance of S$750 per month. These amounts may be adjusted from time to time. The agreement provides that the Company may, in its discretion, transfer or assign Mr. Long to any position compatible with that of Financial Controller or to any of the companies in our Group. Under the terms of the agreement, Mr. Long’s employment will continue indefinitely, subject to termination by either party to the agreement upon 1 months’ written notice or the equivalent salary in lieu of such notice.

Employment Agreement with Wui Chin Hou

We entered into an employment agreement dated July 21, 2016 with Wui Chin Hou pursuant to which he was employed as Field Operations Manager for Hygieia Warewashing Pte Ltd. The agreement provides for a monthly base salary of S$4,150, plus a transportation allowance of S$750 per month. These amounts may be adjusted from time to time. The agreement provides that the Company may, in its discretion, transfer or assign Mr. Wui to any position compatible with that of Field Operations Manager or to any of the companies in our Group. Under the terms of the agreement, Mr. Wui’s employment will continue indefinitely, subject to termination by either party to the agreement upon 1 months’ written notice or the equivalent salary in lieu of such notice.

Employment Agreement with Zhao Liang

We entered into an employment agreement dated October 1, 2010 with Zhao Liang pursuant to which he was employed as Departmental Head of Designing for JCS-Echigo Pte Ltd. The agreement provides for a monthly base salary of S$3,400, which amount may be adjusted from time to time in the discretion of the Company. The agreement provides that the Company may, in its discretion, transfer or assign Mr. Zhao to any position compatible with that of Departmental Head of Design or to any of the companies in our Group. Under the terms of the agreement, Mr. Zhao’s employment will continue indefinitely, subject to termination by either party to the agreement upon 1 months’ written notice or the equivalent salary in lieu of such notice.

Directors’ Agreements

Each of our directors has entered into a Director’s Agreement with the Company effective upon effectiveness of the Registration Statement of which this prospectus forms a part. The terms and conditions of such Directors’ Agreements are similar in all material aspects. Each Director’s Agreement is for an initial term of one year and will continue until the director’s successor is duly elected and qualified. Each director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms and provisions of his or her Director’s Agreement will remain in full force and effect. Any Director’s Agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding Ordinary Shares entitled to vote.

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Under the Directors’ Agreements, the initial annual salary that is payable to each of our directors is as follows:

Ms. Hong Bee Yin	US$	72,000
Mr. Long Jia Kwang	US$	36,000
Mr. Karmjit Singh	US$	18,000
Mr. Tay Jingyan	US$	18,000
Ms. Khoo Su Nee, Joanne	US$	24,000

In addition, our directors will be entitled to participate in such share option scheme as may be adopted by the Company, as amended from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the board of directors; provided that each director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that director.

Other than as disclosed above, none of our directors has entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our share capital by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;

●	each of our named executive officers;

●	each of our directors and director nominees; and

●	all of our current executive officers, directors and director nominees as a group.

Applicable percentage ownership is based on 12,000,000 Ordinary Shares of our Company issued and outstanding prior to our Initial Public Offering and, with respect to percent ownership after this offering, assumes no exercise of the underwriters’ over-allotment option other than the 20,000,000 options exercised on initial closing of the offering.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each person listed on the table is 3 Woodlands Sector, Singapore 738361.

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	Shares Beneficially Owned Before this Offering				Shares Beneficially Owned After this Offering
Name of Beneficial Owner	Number		Percentage(1)		Number	Percentage(2)

Named Executive Officers and Directors:
Hong Bee Yin(3)	9,600,000		80.00%		9,600,000	63.92%
Long Jia Kwang	-		-		-	-
Karmjit Singh	-		-		-	-
Tay Jingyan, Gerald	-		-		-	-
Khoo Su Nee, Joanne	-		-		-	-

All executive officers and Directors as a group (5 persons)	9,600,000	(1)	80.00	%(1)	9,600,000	63.92%

5% Shareholders:
JE Cleantech Global Limited	9,600,000		80.00%		9,600,000	63.92%
Triple Business Limited(4)	1,680,000		14.00%		930,000	6.19%

(1) Based on 12,000,000 Ordinary Shares issued and outstanding prior to this offering.

(2) Based on 15,020,000 Ordinary Shares issued and outstanding upon the initial closing on this offering, which occurred on April 26, 2022, and assumes no additional exercise of the underwriters’ over-allotment option.

(3) Represents shares held by JE Cleantech Global Limited, a company directly owned as to 100.00% by Ms. Hong.

(4) Triple Business Limited is an investment holding company incorporated on August 4, 2016. Triple Business Limited is beneficially and wholly-owned by Fuji Investment SPC, a regulated portfolio company incorporated in the Cayman Islands, none of the shareholders of which are Directors, officers or executives of the Group.

Selling Shareholder

This prospectus covers the offering of 750,000 Ordinary Shares by the Selling Shareholder. This prospectus and any prospectus supplement will only permit the Selling Shareholder to sell the number of Ordinary Shares identified in the column “Number of Ordinary Shares to be Sold.” The Ordinary Shares owned by the Selling Shareholder are “restricted” securities under applicable United States federal and state securities laws and are being registered pursuant to this prospectus to enable the Selling Shareholder the opportunity to sell those Ordinary Shares.

The following table sets forth the name of the Selling Shareholder, the number and percentage of Ordinary Shares beneficially owned by the Selling Shareholder, the number of Ordinary Shares sold in this offering and the number and percentage of Ordinary Shares the Selling Shareholder will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the named Selling Shareholder. We did not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholder.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares Sold	Number of Ordinary Shares Owned After Offering	Percentage Ownership After Offering(1)
Triple Business Limited	1,680,000	14.00%	750,000	930,000	6.19%

(1) Based on 12,000,000 Ordinary Shares issued and outstanding immediately prior to the offering and 15,020,000 Ordinary Shares to be issued and outstanding immediately after the offering if the underwriters only exercise their over-allotment option to the extent exercised at the Initial Closing.

From April 16, 2018 to December 28, 2021, the Selling Shareholder was the record and beneficial owner of 14% of the issued and outstanding shares of JEC International. On December 28, 2021, as part of a group reorganization, the Selling Shareholder transferred all of its JEC International shares to the Company in exchange for 1,680,000 Ordinary Shares of the Company. The Selling Shareholder is wholly-owned, of record and beneficially, by an Independent Third Party.

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RELATED PARTY TRANSACTIONS

We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

Set forth below are related party transactions of our Company for the years ended December 31, 2019, 2020 and 2021, which are identified in accordance with the rules prescribed under Form F-1 and Form 20-F and may not be considered as related party transactions under Singapore law.

There were no related party transactions or amounts due to/from related parties during the years ended December 31, 2019 and 2020.

On September 24, 2021, prior to the reorganization and the Company’s Initial Public Offering, the Company declared a dividend of SGD2.9 million (approximately US$2.1 million) payable in cash to its shareholders – JE Cleantech Global Limited, which is wholly-owned by Ms. Bee Yin Hong, the Company’s controlling shareholder, and Triple Business Limited. The dividend was subsequently paid in full. Of this amount, SGD2.5 million (approximately US$1.9 million) was paid to JE Cleantech Global Limited and SGD406,000 (approximately US$0.3 million) was paid to Triple Business Limited. On October 5, 2021, the Company entered into a loan facility agreement with Ms. Bee Yin Hong, the Company’s controlling shareholder, for a revolving loan facility of up to US$1.1 million for general working capital and general corporate purposes, including the payment of expenses related to the Company’s initiative to raise capital through an initial public offering and simultaneous listing of the Company’s Ordinary Shares on a globally recognized stock exchange. Ms. Hong and the Company entered into a subsequent revolving loan facility on October 6, 2021 in the amount of US$0.7 million to be used for the same purposes. The total amount of the loan of approximately US$1.8 million from Ms. Bee Yin Hong, the Company’s controlling shareholder, is non-trade, unsecured, interest-free and payable on demand.

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated with limited liability in the Cayman Islands and, upon completion of this offering, our affairs will be governed by our Amended Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$100,000 divided into 100,000,000 Ordinary Shares, par value US$0.001 each.

The following are summaries of certain material provisions of our Amended Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Ordinary Shares

General

All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our shareholders or board of directors subject to the Companies Act and to the Articles of Association.

Voting Rights

Each ordinary share is entitled to one vote on all matters upon which the Ordinary Shares are entitled to vote. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder present in person or by proxy.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of votes attached to the Ordinary Shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of votes cast attached to the Ordinary Shares. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and Articles of Association.

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Transfer of Ordinary Shares

Subject to the restrictions contained in our Articles of Association, as applicable, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	the Ordinary Shares transferred are fully paid and free of any lien in favor of us; and

●	any fee related to the transfer has been paid to us; and

●	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of Ordinary Shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders of the Ordinary Shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

Subject to the provisions of the Companies Act and other applicable law, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner, including out of capital, as may be determined by the board of directors.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without a majority of two-thirds of the vote of all of the shares in that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

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General Meetings of Shareholders

Shareholders’ meetings may be convened by a majority of our board of directors or our chairman. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least two shareholders present or by proxy, representing not less than one-third in nominal value of the total issued voting shares in our company.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will in our Articles of Association provide our shareholders with the right to inspect our list of shareholders and to receive annual audited financial statements.

Changes in Capital

We may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	sub-divide our existing shares, or any of them into shares of a smaller amount; or

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

We may by special resolution reduce our share capital or any capital redemption reserve in any manner permitted by law.

CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

Exempted Company

We are an exempted company with limited liability under the Companies Act of the Cayman Islands. The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value, negotiable or bearer shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

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“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. Upon the closing of this offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. We currently intend to comply with the Nasdaq Rules in lieu of following home country practice after the closing of this offering. The Nasdaq Rules require that every company listed on the Nasdaq hold an annual general meeting of shareholders. In addition, our Articles of Association allow directors to call special meeting of shareholders pursuant to the procedures set forth in our articles.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our Ordinary Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Mergers and Similar Arrangements

A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a majority in number representing seventy-five percent (75%) in value of the shareholders voting together as one class and (b) if the shares to be issued to each shareholder in the surviving company are to have the same rights and economic value as the shares held in the constituent company, a special resolution of the shareholders voting together as one class.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted within four months by holders of 90% of the shares that are the subject of the offer, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority”.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and Articles of Association

Some provisions of our Amended Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

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However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Amended Memorandum and Articles of Association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our Company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Articles of Association provide that any action required or permitted to be taken at general meetings of the Company may only be taken upon the vote of shareholders at general meeting and shareholders may not approve corporate matters by way of a unanimous written resolution without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Neither Cayman Islands law nor our Articles of Association allow our shareholders to requisition a shareholders’ meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings. However, our Articles of Association require us to call such meetings every year.

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Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Act, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles of Association, directors may be removed by ordinary resolution.

Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act of the Cayman Islands and our Articles of Association, our company may be dissolved, liquidated or wound up by the vote of holders of two-thirds of our shares voting at a meeting.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

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Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Amended Memorandum and Articles of Association may only be amended by special resolution.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Amended Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 15,020,000 Ordinary Shares issued and outstanding, assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares and 15,562,500 Ordinary Shares outstanding if the over-allotment option is exercised in full.

All of the Ordinary Shares sold in this offering by the Company and by the Selling Shareholder will be freely transferable in the United States, without restriction or further registration under the Securities Act, by persons other than our “affiliates.” Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our Ordinary Shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares; however, our Ordinary Shares have been approved for listing on Nasdaq under the symbol JCSE.

Lock-Up Agreements

We have agreed with the underwriters, for a period of 12 months after the date of this prospectus, subject to certain exceptions not to (1) offer, sell, issue, pledge, contract to sell, contract to purchase, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares, (2) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, or (3) file any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or publicly disclose the intention to take any such action.

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Furthermore, each of our directors and executive officers and our 5% or greater shareholders, except for the Selling Shareholder, with respect to its Ordinary Shares sold in this offering, has also entered into a similar lock-up agreement with the underwriters for a period of 12 months from the date of this prospectus, subject to certain exceptions, with respect to our Ordinary Shares, and securities that are substantially similar to our Ordinary Shares.

We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than six months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Ordinary Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding Ordinary Shares; or

●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Non-IPO Selling Shareholders Resale Prospectus

As described in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement also contains the Resale Prospectus to be used in connection with the potential resale by the Non-IPO Selling Shareholders of our Ordinary Shares held by them. These Ordinary Shares have been registered to permit public resale of such shares, and the Non-IPO Selling Shareholders may offer the shares for resale from time to time pursuant to the Resale Prospectus. The Non-IPO Selling Shareholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Any shares sold by the Non-IPO Selling Shareholders until our Ordinary Shares are listed or quoted on an established public trading market will take place at US$4.00, which is the assumed public offering price of the Ordinary Shares we are selling in our Initial Public Offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, which have been incurred by us in connection with the offer and sale of the Ordinary Shares by us and the Selling Shareholder.

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SEC Registration Fee	US$	1,599
FINRA Filing Fee	US$	3,088
Nasdaq Market Entry Fee	US$	70,000
Printing and engraving expenses	US$	20,000
Legal fees and expenses	US$	355,500
Accounting fees and expenses	US$	280,000
Transfer agent fee	US$	4,987
DTC Advisory Fee	US$	15,000
Miscellaneous	US$	333,800	(1)
Total	US$	1,083,974.00

(1) Includes the 1% non-accountable expense allowance and the $175,00 maximum accountable expense allowance paid to the Representative, plus other miscellaneous expenses.

These expenses have been paid by the Company.

MATERIAL TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Ordinary Shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Conyers Dill & Pearman, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

We have received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of our Ordinary Shares or on an instrument of transfer in respect of our Ordinary Shares.

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United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below) that acquire our Ordinary Shares in this offering and hold our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Dividends

The entire amount of any cash distribution paid with respect to our Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

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Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Singapore dollars or another currency other than U.S. dollars on the disposition of our Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

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If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Our Ordinary Shares have been approved for listing on Nasdaq under the symbol JCSE. However, we cannot guarantee that, once listed, our Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Ordinary Shares held at the end of the taxable year over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

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Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

UNDERWRITING

We and the Selling Shareholder have entered into an underwriting agreement dated April 21, 2022 with ViewTrade Securities, Inc., or the Representative, acting as the lead managing underwriter and book-runner with respect to the Ordinary Shares subject to this offering. Subject to the terms and conditions of the underwriting agreement, we and the Selling Shareholder have agreed to sell to the underwriters, and each underwriter named below has severally agreed to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of shares
ViewTrade Securities, Inc.	3,750,000
Total

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the underwriters’ over-allotment option described below.

We have granted to the underwriters an option, exercisable until, to purchase up to an additional 562,500 Ordinary Shares at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase the same percentage of the additional shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares listed next to the names of all underwriters in the preceding table. If any additional Ordinary Shares are purchased, the underwriters will offer these Ordinary Shares on the same terms as those on which the other Ordinary Shares are being offered.

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The Representative has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$0.16 per share. The underwriters may allow, and certain dealers may re-allow, a discount from the concession not in excess of US$0.16 per share to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Discounts, Commission and Expenses

The underwriting discounts and commissions are 8.0% of the initial public offering price.

The following table shows the price per share and total public offering price, underwriting discounts and commissions and proceeds before expenses to us and the Selling Shareholder. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Total
	Per Share		No Exercise		Full Exercise
Public offering price	US$	4.00	US$	15,000,000	US$	17,250,000
Underwriting discounts and commissions	US$	0.32	US$	1,200,000	US$	1,380,000
Proceeds, before expenses and after underwriting discounts and commission, to us and Selling Shareholder	US$	3.68	US$	13,800,000	US$	15,870,000
Proceeds to us			US$	11,040,000	US$	13,110,000
Proceeds to Selling Shareholder			US$	2,760,000	US$	2,760,000

We will also pay to the Representative by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds from the sale of the Ordinary Shares in the offering.

We have agreed to reimburse the Representative up to a maximum of US$175,000 for out-of-pocket accountable expenses (including the legal fees and other disbursements as disclosed below). We agreed to pay US$70,000 as an advance towards the Representative’s accountable expenses (US$35,000 paid upon execution of the engagement letter in connection with this offering, and an additional US$35,000 to be paid upon receipt of initial comments from the SEC to the registration statement of which this prospectus forms a part), (together, the “Advance”). As of the date of this prospectus, we have paid US$70,000 of the Advance to the Representative; any portion of the Advance will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We have agreed to pay expenses relating to the offering, including but not limited to (i) all filing fees and communication expenses relating to the registration of the Ordinary Shares to be sold in this offering with the SEC and the filing of the offering materials with FINRA; (ii) all fees and expenses relating to the listing of the Ordinary Shares on Nasdaq; (iii) all reasonable fees, expenses and disbursements relating to background checks of the Company’s officers and directors; (iv) up to US$175,000 of legal fees, costs and expenses incurred by the Representative, including all reasonable travel and lodging expenses incurred by the Representative or its counsel in connection with visits to, and examinations of, the Company and any travel and lodging expenses for road show meetings and preparation of a power point presentation and translation costs for due diligence purposes; (v) all fees, expenses and disbursements relating to the registration or qualification of such Ordinary Shares under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees and the reasonable fees and disbursements of Representative’s counsel); (vi) the costs of all mailing and printing of the underwriting documents, registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the Representative may reasonably deem necessary; (vii) the costs of preparing, printing and delivering certificates representing the Ordinary Shares and the fees and expenses of the transfer agent for such shares; (viii) stock transfer taxes, if any; (ix) the fees and expenses of the Company’s accountants, legal counsel, public relations firm and other agents and representatives; and (x) the costs associated with “tombstone or Lucite” advertisements, at a total cost of US$8,000.

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The total expenses of the offering paid by us, excluding the underwriters’ discount and commissions and non-accountable expense allowance, were approximately US$924,674, including a maximum aggregate reimbursement of US$175,000 of the Representative’s accountable expenses.

Indemnification; Indemnification Escrow

We and the Selling Shareholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Concurrently with the execution and delivery of the underwriting agreement, the Company set up an escrow account with a third-party escrow agent in the United States and funded such account with US$600,000 from the offering proceeds that may be utilized by the underwriters to fund any indemnification claims of the underwriters arising during the 12 month period following the closing of the offering. The escrow account is interest bearing, and we are free to invest the assets in securities. All funds that are not subject to an indemnification claim will be returned to us after the applicable period expires. The Company will pay the reasonable fees and expenses of the escrow agent.

Lock-Up Agreements

Our officers, directors and principal shareholders (5% or more shareholders), except for the Selling Shareholder with respect to its Ordinary Shares sold in this offering, have agreed, subject to certain exceptions, to a twelve (12) month “lock-up” period from the closing of this offering with respect to the Ordinary Shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of twelve (12) months following the closing of the offering, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Representative. We have also agreed, in the underwriting agreement, to similar restrictions on the issuance and sale of our securities for 12 months following the closing of this offering, subject to certain customary exceptions, without the prior written consent of the Representative.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Right of First Refusal

For a period of twelve months from the completion of this offering, we have granted the Representative the right of first refusal to act as lead manager and bookrunner or lead placement agent with respect to any public or private sale of the securities of the Company and/or any of its subsidiaries.

Nasdaq Listing

Our Ordinary Shares are listed on the Nasdaq under the symbol “JCSE.”

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Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on the Nasdaq may engage in passive market making transactions on the Nasdaq in accordance with Rule 103 of Regulation M, during the Business Day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our Ordinary Shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our Ordinary Shares in this offering has been arbitrarily determined by the Company in its negotiations with the underwriters and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

● Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

● Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

● Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

● A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

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Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Ordinary Shares. These transactions may occur on the Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the Ordinary Shares offered in this offering and certain legal matters as to Cayman Islands law has been passed upon for us by Conyers Dill & Pearman.

Certain legal matters in connection with this offering with respect to United States federal securities law have been passed upon for us by Schlueter & Associates, Greenwood Village, Colorado. Ellenoff Grossman & Schole LLP is acting as U.S. counsel to the underwriters with respect to this offering.

EXPERTS

The financial statements as of December 31, 2020 and 2021, and for each of the three years in the period ended December 31, 2021 included in this prospectus have been audited by WWC, P.C., an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements and includes two explanatory paragraphs referring to the restatement for correction of an error and the translation of Singapore Dollars to United States Dollars). Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403, United States of America.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying Ordinary Shares to be sold in this offering. For the purposes of this section, the term “registration statement” means the original registration statement and any and all amendments thereto including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our Ordinary Shares.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC, including the registration statement, can be obtained over the Internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As we are a foreign private issuer, we are required to file our annual report on Form 20-F within 120 days of the end of each year. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders.

149

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of
JE Cleantech Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of JE Cleantech Holdings Limited and its subsidiaries (collectively the “Company”) as of December 31, 2020 and 2021, and the related consolidated statements of income and comprehensive income (loss), changes in shareholders’ equity, and cash flows in each of the years for the three-year period ended December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2021, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID No.1171

We have served as the Company’s auditor since 2021.

San Mateo, California

May 2, 2022

F-1

JE CLEANTECH HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amount in thousands, except for share and per share data, or otherwise noted)

	As of December 31,
	2020	2021	2021
	SGD’000	SGD’000	US$’000
			(Note)
Assets
Current assets:
Cash and cash equivalents	550	1,108	820
Accounts receivable, net	9,230	3,220	2,382
Prepaid expenses and other current assets, net	326	847	624
Inventory	1,380	2,557	1,892
Total current assets	11,486	7,732	5,718

Financial instrument	240	243	180
Property, plant and equipment, net	8,914	8,981	6,643
Deferred financing costs	960	1,321	977
Deferred tax assets	163	163	121
Total non-current assets	10,277	10,708	7,921
TOTAL ASSETS	21,763	18,440	13,639

Liabilities
Current liabilities:
Bank loans - current	5,654	5,457	4,036
Lease payable - current	110	158	117
Accounts payable, accruals, and other current liabilities	3,296	2,290	1,694
Warranty liabilities	28	22	16
Income taxes payable	531	-	-
Loan from controlling shareholder	-	1,523	1,126
Total current liabilities	9,619	9,450	6,989

Bank loans – non-current	4,862	4,421	3,270
Lease payable – non-current	1,149	1,395	1,032
Deferred tax liabilities	188	151	112
Total non-current liabilities	6,199	5,967	4,414

TOTAL LIABILITIES	15,818	15,417	11,403

Commitments and contingencies	-	-	-

Shareholders’ equity
Ordinary shares US$0.001 par value per share; 100,000,000 authorized as of December 31, 2020 and 2021; 12,000,000 shares issued and outstanding	16	16	12
Additional paid-in capital	3,626	3,626	2,683
Retained earnings/(deficit)	2,313	(585)	(433)
Accumulated other comprehensive income	(10)	(34)	(26)
Total shareholders’ equity	5,945	3,023	2,236

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	21,763	18,440	13,639

The accompanying notes are an integral part of these consolidated financial statements.

F-2

JE CLEANTECH HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(Amount in thousands, except for share and per share data, or otherwise noted)

	For the years ended December 31,
	2019	2020	2021	2021
	SGD’000	SGD’000	SGD’000	USD’000
				(Note)
Revenues	18,219	21,397	14,764	10,920
Cost of revenues	(13,268)	(15,493)	(12,416)	(9,183)
Gross profit	4,951	5,904	2,348	1,737

Operating expenses:
Selling and marketing expenses	(46)	(20)	(22)	(16)
General and administrative expenses	(2,592)	(2,350)	(2,267)	(1,677)
Total operating expenses	(2,638)	(2,370)	(2,289)	(1,693)

Income from operations	2,313	3,534	59	44

Other income (loss):
Other income	529	753	707	523
Interest expense	(458)	(320)	(217)	(161)
Other expense	(1,743)	(1,623)	(550)	(407)
Change in fair value in financial instrument	(57)	1	3	2
Total other income (loss)	(1,729)	(1,189)	(57)	(43)

Income before tax expense	584	2,345	2	1
Income tax expense	(242)	(618)	-	-
Net income	342	1,727	2	1
Other comprehensive income
Foreign currency translation gain/ (loss), net of taxes	(49)	54	(24)	(18)
Total comprehensive income (loss)	293	1,781	(22)	(17)

Net income per share attributable to ordinary shareholders
basic and diluted	0.03	0.14	0.00	0.00
Weighted average number of ordinary shares used in computing net income per share
basic and diluted	12,000,000	12,000,000	12,000,000	12,000,000

The accompanying notes are an integral part of these consolidated financial statements.

F-3

JE CLEANTECH HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Amount in thousands, except for share and per share data, or otherwise noted)

	Ordinary Shares			Accumulated
	No. of shares	Amount	Additional paid-in capital	Other Comprehensive income (loss)	Retained earnings	Total stockholders’ equity
		SGD’000	SGD’000	SGD’000	SGD’000	SGD’000
Balance as of January 1, 2019	12,000,000	16	3,626	(15)	1,744	5,371
Net income					342	342
Foreign currency translation adjustment	-	-	-	(49)	-	(49)
Dividend declared and paid	-	-	-		(1,500)	(1,500)
Balance as of December 31, 2019	12,000,000	16	3,626	(64)	586	4,164
Net income					1,727	1,727
Foreign currency translation adjustment	-	-	-	54	-	54
Balance as of December 31, 2020	12,000,000	16	3,626	(10)	2,313	5,945
Net income					2	2
Foreign currency translation adjustment	-	-	-	(24)	-	(24)
Dividend declared and paid	-	-	-	-	(2,900)	(2,900)
Balance as of December 31, 2021	12,000,000	16	3,626	(34)	(585)	3,023

The accompanying notes are an integral part of these consolidated financial statements.

F-4

JE CLEANTECH HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amount in thousands, except for share and per share data, or otherwise noted)

	For the years ended December 31,
	2019	2020	2021	2021
	SGD’000	SGD’000	SGD’000	US$’000
				(Note)
Net income	342	1,727	2	1
Adjustment:
Depreciation and amortization	972	769	614	454
(Gain)/Loss on disposal of property, plant and equipment	8	-	(71)	(52)
Reversal/ provision of loss allowance	(21)	63	(49)	(36)
Change in fair value of financial instruments	57	(1)	(3)	(2)
Changes in operating assets:
(Increase)/ decrease in inventories	327	1,597	(1,177)	(871)
Decrease/(increase) of accounts receivable	1,077	(4,549)	5,537	4,095
Increase/(decrease) of accounts payable, accruals and other current liabilities	(1,217)	1,508	(1,480)	(1,095)
Cash provided by operating activities	1,545	1,114	3,373	2,494

Proceeds from disposal of property, plant and equipment	41	-	71	53
Purchase of property, plant and equipment	(615)	(280)	(788)	(583)
Purchase of financial instrument	(296)	-	-	-
Release of pledged fixed deposit	200	-	-	-
Cash used in investing activities	(670)	(280)	(717)	(530)

Proceeds from bank loans	235	-	1,750	1,294
Proceeds from controlling shareholder loan	-	-	1,523	1,126
Repayment of bank loans	(1,270)	(669)	(2,094)	(1,548)
Dividends paid	(1,500)	-	(2,900)	(2,145)
Principal payment of lease liabilities	(108)	(95)	-	-
Proceeds from issuance of shares	1,577	-	-	-
Payment of deferred financing costs	(193)	(417)	(361)	(266)
Cash used in financing activities	(1,259)	(1,181)	(2,082)	(1,539)

Foreign currency effect	(49)	54	(16)	(12)
Net change in cash and cash equivalents	(433)	(293)	558	413

Cash and cash equivalents as of beginning of the year	1,276	843	550	407
Cash and cash equivalents as of the end of the year	843	550	1,108	820
Net decrease in cash	(433)	(293)	558	413

Supplementary Cash Flows Information
Cash paid for interest	458	320	217	159
Cash paid for taxes	46	62	531	388

The accompanying notes are an integral part of these consolidated financial statements.

F-5

JE CLEANTECH HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

On January 29, 2019, JE Cleantech Holdings Limited (the “Company”) was incorporated in the Cayman Islands, as an investment holding company. The Company conducts its primary operations through its indirectly held wholly owned subsidiaries that are incorporated and domiciled in Singapore, namely: 1.) by JCS-Echigo Pte. Ltd. (‘‘JCS-Echigo’’) which is principally engaged in the manufacture and sale of cleaning systems, related cleaning equipment, equipment parts and components, and 2.) Hygieia Warewashing Pte. Ltd. (‘‘Hygieia’’) which is principally engaged in the provision of centralized dishwashing and ancillary services. The Company holds JCS-Echigo via its wholly owned subsidiary JE Cleantech International Ltd (“JEC International”), a company that is incorporated and domiciled in the British Virgin Islands; Hygenia is a wholly owned subsidiary of the JCS-Echigo. JCS-Echigo wholly owns Evoluxe Pte. Ltd (“Evoluxe”) which is also incorporated and domiciled in Singapore, which, as of the date of the report, is dormant. The Company is headquartered in Singapore and conducts its operations domestically.

The Company and its subsidiaries are in the table as follows:

Percentage of effective ownership
December 31,
Name	Date of Incorporation	2019	2020	2021	Place of incorporation	Principal Activities
JE Cleantech Holdings Limited	January 29, 2019	-	-	-	Cayman Islands	Investment holding
JE Cleantech International Ltd	April 9, 2018	100%	100%	100%	The British Virgin Islands	Investment holding
JCS- Echigo Pte. Ltd.	November 25, 1999	100%	100%	100%	Singapore	Manufacturing, selling and servicing of cleaning systems, component and parts
Hygieia Warewashing Ptd. Ltd.	December 29, 2010	100%	100%	100%	Singapore	Provision of centralized dishware washing services and leasing of dishware washing equipment
Evoluxe Pte. Ltd	May 6, 2016	100%	100%	100%	Singapore	Dormant

The accompanying financial statements are presented assuming that the Company was an existence at the beginning of the first period presented.

F-6

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the regulations of the Securities and Exchange Commission (“SEC”).

(b) Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions, if any, and balances due to, due from, long-term investment subsidiary, and registered paid in capital have been eliminated upon consolidation.

(c) Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to allowance for uncollectible accounts receivable, inventory valuation, useful lives and impairment for property, plant and equipment, valuation allowance for deferred tax assets, fair value of financial instruments, warranty liabilities, and contingencies. Actual results could vary from the estimates and assumptions that were used.

(d) Risks and uncertainties

The main operations of the Company are located in Singapore. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Singapore, as well as by the general state of the economy in Singapore. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in Singapore. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Company’s operations.

The Company’s operations may be further affected by the ongoing outbreak of COVID-19 (the ‘‘Outbreak’’) which in March 2020, had been declared as a pandemic by the World Health Organization. In light of the Outbreak, the Singapore Government had implemented an elevated set of safe distancing measures to pre-empt the trend of increasing local transmission of COVID-19 from April 7 2020 to June 1 2020 (inclusive). On May 19 2020, the Singapore Government further announced that a controlled approach would be implemented to resume economic and community activities and progressively lift the relevant control measures in place after June 1 2020 over three phases. The three phases comprise (a) a ‘‘Safe Re-opening’’ phase which was implemented from June 2 2020 to June 18 2020 (inclusive) (‘‘Phase 1’’); (b) a ‘‘Safe Transition’’ phase which was implemented with effect from June 19 2020 (‘‘Phase 2’’); and (c) a ‘‘Safe Nation’’ phase, which was implemented from December 28 2020 (‘‘Phase 3’’) whereby social, cultural, religious and business gatherings or events were resumed, although gathering sizes still had to be limited in order to prevent large clusters from arising, and services and activities that involve significant prolonged close contact or significant crowd management risk in an enclosed space also were allowed to be re-opened, subject to their ability to implement strict safe management measures effectively (“Phase 3”).

Between May 1, 2020 and August 6, 2021, the Singapore government introduced two phases, namely the Phase 2 (Heightened Alert) and Phase 3 (Heightened Alert), along with the easing of certain measures within each of such phases. In summary, the Phase 2 (Heightened Alert) measures which were in effect from May 16, 2020 to June 13, 2021, included reductions in prevailing social gathering group size, sizes of larger scale events or activities and reinstatement of “work-from-home” as the default at workplaces to minimize workplace interactions, and the Phase 3 (Heightened Alert) measures, which were in effect from June 14, 2021 to July 19, 2021, was contemplated as a calibrated reopening and included increases in social gathering group sizes, event size and capacity limits, and subsequently the resumption of dining in at food and beverage establishments. On July 2, 2021, the Singapore government announced the reversion back to Phase 2 (Heightened Alert) measures from July 22, 2021 to August 18, 2021 which superseded the measures introduced on July 19, 2021, during which “work from home” remained the default, employers who needed staff to return to workplaces were required to ensure that there was no cross-deployment at various worksites, enforce staggered start times and flexible working hours and social gatherings at workplaces were not allowed.

F-7

On August 6, 2021, the Singapore government announced the easing of some safe management measures, with the first phase to take effect on August 10, 2021 and the second phase to take effect on August 19, 2021, which superseded those introduced on July 22, 2021 as part of Singapore’s transition towards COVID-19 resilience, which included an increase in social gathering group size, event size and capacity limits for fully vaccinated individuals and easing of “work-from-home” requirements. A further easing of community measures was announced on August 19, 2021. Subsequently, on September 24, 2021, the Singapore government announced a tightening of safe management measures during the stabilization period between September 27, 2021 and October 24, 2021, given the exponential rise in COVID-19 cases from the end of August 2021. Imposition of these measures was later extended to November 21, 2021. It is expected that in this phase and until an effective vaccine or treatment is developed, social, cultural, religious and business gatherings or events will resume, subject to limits on the size of such gatherings. The Company has generally resumed normal business operations during Phase 2 and Phase 3. On December 22, 2021, in response to the global emergence of the Omicron variant, the Singapore government introduced travel restrictions for affected countries or regions and enhanced the testing requirements for travelers. Effective March 29, 2022, the Singapore government significantly eased COVID-19 restrictions by, among other things, lifting the requirement to wear masks outdoors, doubling the group size limit to 10 people and lifting the ban on alcohol sales in pubs and eateries after 10:30 p.m. It also eased testing and quarantine requirements for travelers and declared that up to 75% of employees who can work from home are allowed to return to their workplaces. Effective April 26, 2022, the Singapore government further eased COVID-19 restrictions by, among other things, (i) allowing employees to remove their masks at their workstations when they are not interacting physically with others and when they are not in customer-facing areas; (ii) removing the group size limit and safe distancing requirement between individuals or between groups; (i) allowing all employees to return to their workplaces; and (iv) removing all capacity limits.

The directors of the Company consider that the impact of the Outbreak has been and will be further alleviated by the measures announced by the Singapore Government. As the situation continues to evolve, the directors of the Company will continue to closely monitor further effect that could be caused by the Outbreak on the Company’s operation and financial position.

(e) Foreign currency translation and transaction and Convenience translation

The accompanying consolidated financial statements are presented in the Singaporean dollar (“$”), which is the reporting currency of the Company. The functional currency of the Company and its subsidiary JEC International are the USD and HKD, respectively. JCS-Echigo, Hygenia, and Evoluze use the Singaporean dollar as their functional currencies.

Assets and liabilities denominated in currencies other than the reporting currency are translated into the reporting currency at the rates of exchange prevailing at the balance sheet date. Translation gains and losses are recognized in the consolidated statements of operations and comprehensive loss as other comprehensive income or loss. Transactions in currencies other than the reporting currency are measured and recorded in the reporting currency at the exchange rate prevailing on the transaction date. The cumulative gain or loss from foreign currency transactions is reflected in the consolidated statements of income and comprehensive income as other income (other expenses).

The value of foreign currencies including, the US Dollar and Hong Kong Dollar, may fluctuate against the Singaporean Dollar. Any significant variations of the aforementioned currencies relative to the Singaporean Dollar may materially affect the Company’s financial condition in terms of reporting in SGD. The following table outlines the currency exchange rates that were used in preparing the accompanying consolidated financial statements:

	December 31,
	2020	2021
SGD to HKD Year End	5.9220	5.8300
SGD to HKD Average Rate	5.7065	5.8348
SGD to USD Year End	0.7467	0.7396
SGD to USD Average Rate	0.7251	0.7450

Translations of the consolidated balance sheets, consolidated statements of comprehensive loss and consolidated statements of cash flows from SGD into US$ as of and for the year ended December 31, 2021 are solely for the convenience of the reader and were calculated at the rate of US$0.7396 = SGD$1, as set forth in the statistical release of the Federal Reserve System on December 30, 2021.

F-8

(f) Fair Value Measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

●	Level 1 applies to assets or liabilities for which there are quoted prices, in active markets for identical assets or liabilities.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical asset or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 applies to asset or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, financial instruments, deferred financing costs, bank loans, leases, accounts payables and accruals, warranty liabilities, and contract liabilities and are financial assets and liabilities. Cash and cash equivalents, accounts receivables, prepaid expenses and other currents, accounts payables and accruals, warranty liabilities, and contract liabilities are subject to fair value measurement; however, because of their being short term in nature management believes their carrying values approximate their fair value. Financial instruments are fair value financial assets that are marked to fair value and are accounted for under as Level 3 under the above hierarchy. The Company accounts for bank loans and leases at amortized cost and has elected NOT to account for them under the fair value hierarchy.

(g) Related parties

We adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions

(h) Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, the Company’s demand deposit placed with financial institutions, which have original maturities of less than three months and unrestricted as to withdrawal and use.

(i) Restricted cash

Restricted cash are bank deposits that are pledge to the bank as security for outstanding loans and bank borrowings. The carrying amount for restricted cash was $0, and $0 as of December 31, 2021 and 2020, respectively.

(j) Accounts Receivable, net

Accounts receivable, net are stated at the original amount less an allowance for expected credit loss on such receivables. The allowance for expected credit loss is estimated based upon the Company’s assessment of various factors including historical experience, the age of the accounts receivable balances, current general economic conditions, future expectations and customer specific quantitative and qualitative factors that may affect the Company’s customers’ ability to pay. An allowance is also made when there is objective evidence for the Company to reasonably estimate the amount of probable loss.

F-9

(k) Inventories

Inventories are measured at the lower of cost and net realizable value. The cost of inventories is based on the first-in, first-out principle, and includes expenditure incurred in acquiring the inventories, production or conversion costs and other costs incurred in bringing them to their existing location and condition. In the case of manufactured inventories and work in progress, cost includes an appropriate share of production overheads based on normal operating capacity.

(l) Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. Estimated useful lives are as follows:

Category	Estimated useful lives

Land use right	Over the lease term
Leasehold buildings	30 years
Plant and machinery	5 to 10 years
Equipment, furniture and fittings	1-5 years

Expenditure for repair and maintenance costs, which do not materially extend the useful lives of the assets, are charged to expenses as incurred, whereas the expenditure for major renewals and betterment that substantially extends the useful lives of property and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the consolidated statements of income.

(m) Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. No impairment of long-lived assets was recognized as of December 31, 2021 and 2020.

(n) Contract liabilities

A contract liability is recognized when the customer pays non-refundable consideration before the Company recognizes the related revenue. A contract liability would also be recognized if the Company has an unconditional right to receive nonrefundable considerations before the Company recognizes the related revenue. In such cases, a corresponding receivable would also be recognized.

(o) Commitments and contingencies

In the normal course of business, the Company is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss will occur, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

F-10

(p) Revenue recognition

In May 2014, the FASB issued Topic 606, “Revenue from Contracts with Customers”. This topic clarifies the principles for recognizing revenue and develops a common revenue standard for U.S. GAAP. Simultaneously, this topic supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the Codification. The core principle of the guidance requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

The Company currently generates its revenue from the following main sources:

Revenue from good sold and services provided

Revenue from sales of goods and services in the ordinary course of business is recognized when the Company satisfies a performance obligation (‘‘PO’’) by transferring control of a promised good or service to the customer. The amount of revenue recognized is the amount of the transaction price allocated to the satisfied PO.

The transaction price is allocated to each PO in the contract on the basis of the relative stand-alone selling prices of the promised goods or services. The individual standalone selling price of a good or service that has not previously been sold on a stand-alone basis, or has a highly variable selling price, is determined based on the residual portion of the transaction price after allocating the transaction price to goods and/or services with observable stand-alone selling price. A discount or variable consideration is allocated to one or more, but not all, of the performance obligations if it relates specifically to those performance obligations.

Transaction price is the amount of consideration in the contract to which the Group expects to be entitled in exchange for transferring the promised goods or services. The transaction price may be fixed or variable and is adjusted for time value of money if the contract includes a significant financing component. Consideration payable to a customer is deducted from the transaction price if the Group does not receive a separate identifiable benefit from the customer. When consideration is variable, if applicable, the estimated amount is included in the transaction price to the extent that it is highly probable that a significant reversal of the cumulative revenue will not occur when the uncertainty associated with the variable consideration is resolved.

Revenue may be recognized at a point in time or over time following the timing of satisfaction of the PO. If a PO is satisfied over time, revenue is recognized based on the percentage of completion reflecting the progress towards complete satisfaction of that PO. Typically, POs for products where the process is described as below, the PO is satisfied at point in time. POs for services are more typically satisfied over time such as in the contracts for sterilization and sanitation service where the Company delivers service daily over the course of a month, and the Company will recognize revenue and charge the client on a monthly basis.

For the sales of sterilization and cleaning systems, related cleaning equipment, equipment parts and components, the Company typically receives purchase orders from its customers which will set forth the terms and conditions including the transaction price, products to be delivered, terms of delivery, and terms of payment. The terms serve as the basis of the performance obligations that the Company must fulfill in order to recognize revenue. The key performance obligation is the delivery of the finished product to the customer at their location at which point title to that asset passes to the customer. The completion of this earning process is evidenced by a written customer acceptance indicating receipt of the product. The Company includes a warranty on its product for one year from the point of delivery and acceptance. The warranty is antecedent to the performance obligation set forth above; however, management develops an estimate of future warranty costs and accrues that amount to cost of sales in the period that revenue is recognized to the Company’s consolidated statements of income and the corresponding amount to the warrant liabilities on the Company’s consolidated balance sheets. Details on the changes in the warranty liabilities can be found in Note 11 below. Typical payment terms set forth in the purchase order ranges from 30 to 90 days from the date of delivery. The amount of revenue recognized from contract liabilities to the Company’s result of operations can be found in Note 12 below.

F-11

Revenue from rental of dishware washing machines

In accordance with ASC 842 Lease Topics. The Company accounts for the rental of dishware washing machines as direct finance leases where, lease income from the prospective of lessor is recognized to the Company’s statement of income straight-line basis over the term of the lease once management has determined that the lease payments are reasonably expected to be collected. The performance obligation under these leasing arrangements is to deliver the unit to the customer at their location and ensure that the equipment is ready for use, and to ensure that the equipment is available for use over the life of the lease contract.

(q) Cost of revenue

Cost of revenue mainly consists of raw material costs, labor costs, sub-contracting costs and production overhead.

(r) Selling and marketing expenses

Selling expenses mainly consists of promotion and marketing expenses and transportation expenses. The Company does not carry any capitalized contract acquisition costs that would be amortized to its results of operations over time, and potential expenses related to customer and contract acquisitions costs if any are accounted for as periodic costs.

(s) General and administrative expenses

General and administrative expenses mainly consist of staff cost, depreciation, office supplies and upkeep expenses, travelling and entertainment, legal and professional fees, property and related expenses, other miscellaneous administrative expenses.

(t) Operating leases

Prior to the adoption of ASC 842 on January 1, 2019:

Leases, mainly leases of factory buildings, offices and employee dormitories, where substantially all the rewards and risks of ownership of assets remain with the lessor are accounted for as operating leases. Payments made under operating leases are recognized as an expense on a straight-line basis over the lease term. The Company had no finance leases for any of the periods stated herein.

Upon and hereafter the adoption of ASC 842 on January 1, 2019:

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liability, and operating lease liability, non-current in the Company’s consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. When determining the lease term, the Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option, if any. As the Company’s leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company has elected to adopt the following lease policies in conjunction with the adoption of ASU 2016-02: (i) for leases that have lease terms of 12 months or less and does not include a purchase option that is reasonably certain to exercise, the Company elected not to apply ASC 842 recognition requirements; and (ii) the Company elected to apply the package of practical expedients for existing arrangements entered into prior to January 1, 2019 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and (c) initial direct costs.

F-12

(u) Income taxes

The Group accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of income for the years ended December 31, 2021 and 2020, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

(v) Earnings per share

Basic earnings per share is computed by dividing net earnings attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares.

(w) Recent accounting pronouncements

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s audited consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

F-13

3. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net, consists of the following:

	December 31,
	2020	2021
	SGD’000	SGD’000
Accounts receivable	9,312	3,254
Less: allowance for doubtful accounts	(82)	(34)
Accounts receivable, net	9,230	3,220

The movements in the allowance for doubtful accounts for the years ended December 31, 2020 and 2021 were as follows:

	2020	2021
	SGD’000	SGD’000
Balance at beginning of the year	19	82
Additions	63	-
Reversal	-	(48)
Exchange effect	-	-
Balance at end of the year	82	34

F-14

As of the end of each of the financial year, the ageing analysis of accounts receivable, net of allowance for doubtful accounts, based on the invoice date is as follows:

	2020	2021
	SGD’000	SGD’000
Within 30 days	5,097	1,511
Between 31 and 60 days	1,290	587
Between 61 and 90 days	2,073	282
More than 90 days	770	840
	9,230	3,220

4. INVENTORY

	2020	2021
	SGD’000	SGD’000
Raw materials	177	1,980
Work-in-progress	1,179	516
Finished goods	24	61
	1,380	2,557

5. FINANCIAL INSTRUMENT

The Financial instrument is key management insurance policy. The fair value of the key management insurance policy is determined by reference to the surrender cash value of the insurance policy at the end of each of the reporting period, which is primarily based on the performance of the underlying investment portfolio together with the guaranteed minimum returns of 1.5% per annum. The fair value measurement of the key management insurance contract has been categorized as a Level 3 fair value based on the inputs to the valuation technique used and is positively correlated to the surrender cash value that is valued by the policy underwriter at the end of each reporting period.

F-15

The following table shows a reconciliation from the opening balances to the ending balances for Level 3 fair value:

	2020	2021
	SGD’000	SGD’000
As of January 1,	239	240
Purchases	-	-
Change in fair value recognized in profit or loss	1	3
As of December 31,	240	243

6. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consists of the following:

	December 31,
	2020	2021
	SGD’000	SGD’000
Leasehold improvements	7,523	7,523
Right-of-use assets	2,328	2,328
Plant and machinery	5,488	5,585
Furniture and fittings	2,926	3,101
Subtotal	18,265	18,537
Less: accumulated depreciation	(9,351)	(9,556)
Property, plant and equipment, net	8,914	8,981

Depreciation expense was approximately SGD$614 thousands, SGD$769 thousands and SGD$972 thousands for the years ended December 31, 2021, 2020 and 2019, respectively.

7. RIGHT-OF-USE (“ROU”) ASSETS AND LEASE PAYABLE

The right-of-use assets relate to leases of industrial lands in Singapore and certain plant and machinery and motor vehicles under a number of leases.

F-16

The Group recognized operating lease ROU assets and lease liabilities as follows:

	December 31, 2020	December 31, 2021
	SGD’000	SGD’000
Operating lease ROU asset	1,297	1,180

	December 31, 2020	December 31, 2021
	SGD’000	SGD’000
Operating lease liabilities
Current portion	110	158
Non-current portion	1,149	1,395
Total	1,259	1,553

As of December 31, 2021, future minimum lease payments under the non-cancelable operating leases are as follows:

Future payment	SGD’000
2022	205
2023	206
2024	201
2025	185
2026	84
Thereafter	672
1,553

The following summarizes other supplemental information about the Company’s operating lease as of December 31, 2021:

Weighted average discount rate	4.67%
Weighted average remaining lease term (years)	15

8. DEFERRED FINANCING COSTS

The Company complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Deferred offering costs consist of underwriting, legal and other expenses incurred through the balance sheet date that are directly related to the intended IPO. Deferred offering costs will be charged to shareholders’ equity upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of December 31, 2021 and 2020, the Company capitalized $1,321,306 and $960,468 of deferred offering costs, respectively. Such costs will be deferred until the closing of the IPO, at which time the deferred costs will be offset against the offering proceeds.

F-17

9. BANK LOANS

The bank loans as of December 31, 2020 and 2021 are set out below:

Bank loans	Currency	Period	Interest rate	Third Party guarantee	Director’s Personal guarantee	Carrying amount
						SGD’000
Secured floating rate bank loans	SGD	2020 - 2026	SIBOR+1.25% to +1.5%	NIL		10,305
	USD	2029	London Inter Bank Offer Rate +1.25%	NIL		211
December 31, 2020					3,430	10,516

Secured floating rate bank loans	SGD	2021 - 2026	SIBOR+1.25% to +1.5%	NIL		9,692
	USD	2029	London Inter Bank Offer Rate +1.25%	NIL		186
December 31, 2021					3,430	9,878

Bank loans	Carrying amount	Within 1 year	2021	2022	2023	2024	Thereafter
	SGD’000
Secured floating rate bank loans	10,305	5,614	432	415	196	180	3,468
	211	24	24	24	24	24	91
December 31, 2020	10,516	5,638	456	439	220	204	3,559

	Carrying amount	Within 1 year	2022	2023	2024	2025	Thereafter
Secured floating rate bank loans	9,692	5,432	437	198	180	180	3,265
	186	24	24	24	24	24	66
December 31, 2021	9,878	5,456	461	222	204	204	3,331

F-18

10. ACCOUNTS PAYABLE, ACCRUALS AND OTHER CURRENT LIABILITIES

Account Payable, accrued expenses and other liabilities consists of the following:

	December 31,
	2020	2021
	SGD’000	SGD’000
Accounts Payable	2,438	1,916
Payroll payable	343	196
Insurance fees collected to be paid to insurance companies	-	-
Payable to other services	468	146
Deposits	6	7
Others	41	25
	3,296	2,290

11. WARRANTY LIABILITIES

	December 31,
	2020	2021
	SGD’000	SGD’000
As of January 1,	47	28
Additional accrual	28	22
Utilized	(30)	(28)
Expired	(17)	-
As of December 31,	28	22

The warranty for machines sold typically covers a 12-month period from the date on which the machines are delivered and accepted by the customers. The warrant liability is based on estimates made from historical warranty data associated with similar products and services. The Company expects to make use of the accrued liability over the next operating period.

12. LOAN FROM CONTROLLING SHAREHOLDER

The amount of loan from controlling shareholder is non-trade, unsecured, interest-free and repayable on demand.

F-19

13. DEFERRED TAX ASSETS/ LIABILITIES

	December 31,
	2020	2021
	SGD’000	SGD’000
Deferred tax assets	163	163
Deferred tax liabilities	(188)	(151)
	(25)	12

Following are the major deferred tax assets and liabilities recognized by the Company:

	Property, plant and equipment	Provisions	Tax losses	Total
	SGD’000	SGD’000	SGD’000	SGD’000
As of January 1, 2019	226	27	-	253
Recognized in statements of income	(363)	(21)	190	(194)
As of December 31, 2019	(137)	6	190	59
Recognized in statements of income	(56)	(1)	(27)	(84)
As of December 31, 2020	(193)	5	163	(25)
Recognized in statements of income	37	-	-	37
As of December 31, 2021	(156)	5	163	12

14. EQUITY

For the sake of undertaking a public offering of the Company’s ordinary shares, the Company has performed a series of re-organizing transactions resulting in 12,000,000 shares of ordinary shares outstanding that have been retroactively restated to the beginning of the first period presented. The Company only has one single class of ordinary shares that are accounted for as permanent equity.

On April 22, 2022, the Company issued 3,020,000 ordinary shares pursuant to the Initial Public Offering.

F-20

15. REVENUES BY PRODUCT AND GEOGRAPHY

	December 31,
	2019	2020	2021
	SGD’000	SGD’000	SGD’000
Sales of cleaning systems and other equipment	12,226	16,945	8,975
Provision of centralized dishware washing and general cleaning services	5,901	4,357	5,636
Leasing of dishware washing equipment	92	95	153
	18,219	21,397	14,764

The following tables present summary information by product type for the years ended December 31, 2019, 2020 and 2021, respectively:

	For the years ended December 31, 2021
	Cleaning Systems	Dishware Washing Services	Total
	SGD’000	SGD’000	SGD’000
Revenue	8,975	5,789	14,764
Gross Profit	2,090	258	2,348

	For the years ended December 31, 2020
	Cleaning Systems	Dishware Washing Services	Total
	SGD’000	SGD’000	SGD’000
Revenue	16,945	4,452	21,397
Gross Profit	5,721	183	5,904

	For the years ended December 31, 2019
	Cleaning Systems	Dishware Washing Services	Total
	SGD’000	SGD’000	SGD’000
Revenue	12,226	5,993	18,219
Gross Profit	4,352	599	4,951

F-21

In the following table, revenue is disaggregated by the geographical locations of customers and by the timing of revenue recognition.

	For the years ended December 31, 2021
	Cleaning Systems	Dishware Washing Services	Total
	SGD’000	SGD’000	SGD’000
Geographical location:
Singapore	651	5,789	6,440
Malaysia	4,877	-	4,877
Other countries	3,447	-	3,447
	8,975	5,789	14,764

	For the years ended December 31, 2020
	Cleaning Systems	Dishware Washing Services	Total
	SGD’000	SGD’000	SGD’000
Geographical location:
Singapore	1,075	4,452	5,527
Malaysia	12,289	-	12,289
Other countries	3,581	-	3,581
	16,945	4,452	21,397

In the following table, revenue is disaggregated by the timing of revenue recognition.

	For the years ended December 31, 2021
	Cleaning Systems	Dishware Washing Services	Total
	SGD’000	SGD’000	SGD’000
Timing of revenue recognition:
Point in time	8,975	-	8,975
Over time	-	5,789	5,789
	8,975	5,789	14,764

	For the years ended December 31, 2020
	Cleaning Systems	Dishware Washing Services	Total
	SGD’000	SGD’000	SGD’000
Timing of revenue recognition:
Point in time	16,897	-	16,897
Over time	48	4,452	4,500
	16,945	4,452	21,397

	For the years ended December 31, 2019
	Cleaning Systems	Dishware Washing Services	Total
	SGD’000	SGD’000	SGD’000
Geographical location
Singapore	2,593	5,901	8,494
Malaysia	4,771	-	4,771
Other countries	4,954	-	4,954
	12,318	5,901	18,219

	Cleaning Systems	Dishware Washing Services	Total
	SGD’000	SGD’000	SGD’000
Timing of revenue recognition
Point in time	11,946	-	11,946
Over time	372	5,901	6,273
	12,318	5,901	18,219

F-22

16. INCOME TAX EXPENSES

Caymans and BVIs

The Company and its subsidiary, JE Cleantech International Ltd. are domiciled in the Cayman Islands and the British Virgin Islands, respectively. Both localities currently enjoy permanent income tax holidays; accordingly, the Company and JE Cleantech International Ltd. do not accrue for income taxes.

Singapore

The Company’s subsidiary, JCS-Echigo Pte. Ltd. and Hygieia Warewashing Pte. Ltd are considered Singapore tax resident enterprises under Singapore tax laws; accordingly, they are subject to enterprise income tax on their taxable income as determined under Singapore tax laws and accounting standards at a statutory tax rate of 17% (2020: 17%).

The income tax provision consists of the following components:

	For the years ended December 31,
	2019	2020	2021
	SGD’000	SGD’000	SGD’000
Income tax:
Current year	29	500	-
(Over) Under provision of prior years	19	34	37
	48	534	37
Deferred tax:
Current year	194	84	(37)
(Over) Under provision of prior years	-	-	-
	194	84	(37)
	242	618	-

The income tax expense varied from the amount of income tax expense determined by applying the Singapore income tax rate of 17% (2020: 17%) to profit before income tax as a result of the following differences:

	For the years ended December 31,
	2019	2020	2021
	SGD’000	SGD’000	SGD’000
Income before tax expenses:	584	2,345	2

Tax at the domestic income tax rate	99	399	1
Tax effect of expenses that are not deductible in determining taxable profit	528	391	37
(Over) Under provision in prior years	19	34	37
Tax effect of non-taxable incomes	(11)	(98)	(44)
Tax effect of unused tax losses not recognized in prior years now recognized	(190)	-	-
Tax incentives	(203)	(110)	(31)
Others	-	2	-
	242	618	-

As of December 31, 2021 and 2020, the one of the Company’s subsidiaries in Singapore, namely Hygieia Warewashing Pte Ltd had net operating loss carryforwards of approximately SGD751,000 and SGD959,000, respectively. As of December 31, 2021 and 2020, deferred tax assets from the net operating loss carryforwards amounted to SGD163,000 and SGD163,000, respectively, and the Company has provided a valuation allowance as it has concluded that it is more likely than not that these net operating losses would not be utilized in the future.

17. RELATED PARTY TRANSACTIONS

There were neither outstanding balances due from nor due to related parties as of December 31, 2020, and the Company did not conduct any transactions with related parties during the year then ended.

On September 24, 2021, prior to the reorganization and the Company’s initial public offering, the Company declared a dividend of SGD 2.9 million (approximately US$2.1 million) payable in cash to its shareholders—JE Cleantech Global Limited, which is wholly-owned by Ms. Bee Yin Hong, the Company’s controlling shareholder, and Triple Business Limited. The dividend was subsequently paid in full. Of this amount, SGD 2.5 million (approximately US$1.9 million) was paid to JE Cleantech Global Limited and SGD 406,000 (approximately US$0.3 million) was paid to Triple Business Limited. On October 5, 2021, the Company entered into a loan facility agreement with Ms. Bee Yin Hong, the Company’s controlling shareholder, for a revolving loan facility of up to US$1.1 million for general working capital and general corporate purposes, including the payment of expenses related to the Company’s initiative to raise capital through an initial public offering and simultaneous listing of the Company’s ordinary shares on a globally recognized stock exchange. Ms. Hong and the Company entered into a subsequent revolving loan facility on October 6, 2021 in the amount of US$0.7 million to be used for the same purposes. The total amount of the loan of approximately US$1.8 million from Ms. Bee Yin Hong, the Company’s controlling shareholder, is non-trade, unsecured, interest-free and payable on demand.

Other than the above-mentioned disclosure, there were no other significant related party transactions conducted during the year ended December 31, 2021.

18. CONCENTRATIONS AND RISKS

Concentrations

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable. The Company conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

F-23

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total revenue:

	For the years ended December 31,
	2020	2021
	SGD’000	SGD’000
Amount of the Company’s revenue
Customer A	13,163	4,833
Customer B	2,361	3,188
Customer C	N/A*	N/A*

*Revenue from relevant customer was less than 10% of the Group’s total revenue for the respective year.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total accounts receivable:

	As of December 31,
	2020	2021
	SGD’000	SGD’000
Amount of the Company’s accounts receivable
Customer A	7,788	802
Customer B	N/A**	898
Customer C	N/A**	393

**Account receivable from relevant customer was less than 10% of the Group’s total accounts receivable for the respective year.

The following table sets forth a summary of suppliers who represent 10% or more of the Company’s total purchases:

	For the years ended December 31,
	2020	2021
	SGD’000	SGD’000
Amount of the Company’s purchase
Supplier A	1,418	551
Supplier B	N/A#	507

# Purchase from relevant supplier was less than 10% of the Group’s total revenue for the respective year.

The following table sets forth a summary of single supplier who represent 10% or more of the Company’s total accounts payable:

	As of December 31,
	2020	2021
	SGD’000	SGD’000
Amount of the Company’s accounts payable
Supplier A	447	-
Supplier B	N/A##	320

## Accounts payable from relevant supplier was less than 10% of the Group’s total accounts payable for the respective year.

F-24

Credit Risk

Credit risk is the potential financial loss to the Company resulting from the failure of a customer or a counterparty to settle its financial and contractual obligations to the Company, as and when they fall due. As the Company does not hold any collateral, the maximum exposure to credit risk is the carrying amounts of trade and other receivables (exclude prepayments) and cash and bank deposits presented on the consolidated statements of financial position. The Company has no other financial assets which carry significant exposure to credit risk.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 60 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

19. COMMITMENTS AND CONTINGENCIES

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of December 31, 2021 and through the issuance date of these consolidated financial statements.

20. SUBSEQUENT EVENTS

The Company has assessed all events from December 31, 2021 through May 2, 2022, which is the date that these consolidated financial statements are available to be issued, unless as disclosed below, there are not any material subsequent events that require disclosure in these consolidated financial statements other than events detailed below.

On April 22, 2022, the Company issued 3,020,000 ordinary shares pursuant to the initial public offering.

F-25

JE CLEANTECH HOLDINGS LIMITED

PROSPECTUS

Through and including June 13, 2022 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

PROSPECTUS

JE Cleantech Holdings Limited

720,000 Ordinary Shares

This prospectus relates to the resale of 720,000 Ordinary Shares held by the Non-IPO Selling Shareholders named in this prospectus. We will not receive any of the proceeds from the sale of Ordinary Shares by the Non-IPO Selling Shareholders named in this prospectus.

Any shares sold by the Non-IPO Selling Shareholders will occur at prevailing market prices or at privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Non-IPO Selling Shareholders.

On March 31, 2022, a registration statement under the Securities Act with respect to our Initial Public Offering of Ordinary Shares was declared effective by the Securities and Exchange Commission. We received approximately $10 million in net proceeds from the offering (assuming no additional exercise of the underwriters’ over-allotment option subsequent to the Initial Closing) after payment of underwriting discounts and commissions and expenses of the offering.

Concurrent with our initial public offering, our Ordinary Shares were listed on the Nasdaq under the symbol “JCSE.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

An investment in our Ordinary Shares involves significant risks. You should carefully consider the risk factors beginning on page 19 of this prospectus before you make your decision to invest in our Ordinary Shares.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 19, 2022

THE OFFERING

Ordinary Shares being offered	720,000 Ordinary Shares

Ordinary Shares outstanding after this offering	15,020,000 Ordinary Shares

Use of proceeds	We will not receive any proceeds from the sale of Ordinary Shares held by the Non-IPO Selling Shareholders being offered pursuant to this prospectus.

Proposed Nasdaq Symbol	JCSE

Risk factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 19 of this prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

USE OF PROCEEDS

The Non-IPO Selling Shareholders will receive all of the proceeds from any sales of the Ordinary Shares offered hereby. However, we will incur expenses in connection with the registration of our Ordinary Shares offered hereby.

THE NON-IPO SELLING SHAREHOLDERS

The Ordinary Shares being offered by the Non-IPO Selling Shareholders listed below were issued to the Non-IPO Selling Shareholders on December 28, 2021 as part of a group reorganization pursuant to which the Non-IPO Selling Shareholders transferred all of their shares of JEC International Limited, which they had previously purchased from JE Cleantech Global Limited for cash, to the Company in exchange for an equivalent proportional percentage of the Ordinary Shares of the Company. We are registering those Ordinary Shares in order to permit the Non-IPO Selling Shareholders to offer the shares for resale from time to time.

This prospectus covers the offering for resale of 720,000 Ordinary Shares by the Non-IPO Selling Shareholders. This prospectus and any prospectus supplement will only permit the Non-IPO Selling Shareholders to sell the number of Ordinary Shares identified in the column “Number of Ordinary Shares to be Sold.” The Ordinary Shares issued to the Non-IPO Selling Shareholders are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide the Non-IPO Selling Shareholders the opportunity to sell those Ordinary Shares.

The following table sets forth the name of each Non-IPO Selling Shareholder who is offering the Ordinary Shares for resale by this prospectus, the number and percentage of Ordinary Shares beneficially owned by such Non-IPO Selling Shareholder, the number of Ordinary Shares that may be offered for resale by this prospectus and the number and percentage of Ordinary Shares such Non-IPO Selling Shareholder will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the named Non-IPO Selling Shareholders. We will not receive any proceeds from the resale of the Ordinary Shares by the Non-IPO Selling Shareholders. The Non-IPO Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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Name of Non-IPO Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(3)	Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering(4)	Percentage Ownership After Offering(5)
Ever Bloom Properties Company Limited(1)	480,000	4.0%	480,000	Nil	0.0%
Aqua Lady Group Limited(2)	240,000	2.0%	240,000	Nil	0.0%

(1) The person having voting, dispositive or investment powers over Ever Bloom Properties Company Limited is Mr. Hui Wing Kit. The registered address for Ever Bloom Properties Company Limited is Portcullis Chambers, P.O. Box 1225, Apia, Samoa. Ever Bloom Properties Company Limited is not an affiliate of the Company.

(2) The person having voting, dispositive or investment powers over Aqua Lady Group Limited is Mr. Tong Siu Ting. The registered address for Aqua Lady Group Limited is 3rd, J&C Building, Road Town, Tortola, British Virgin Islands. Aqua Lady Group Limited is not an affiliate of the Company.

(3) Based on 12,000,000 Ordinary Shares issued and outstanding prior to completion of the Company’s initial public offering.

(4) Since we do not have the ability to control how many, if any, of their shares each of the Non-IPO Selling Shareholders will sell, we have assumed that the Non-IPO Selling Shareholders will sell all of the shares offered herein for purposes of determining how many shares they will own after the offering and their percentage of ownership following the offering.

PLAN OF DISTRIBUTION

The Non-IPO Selling Shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Ordinary Shares covered hereby on the Nasdaq or any other stock exchange, market or trading facility on which the Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Non-IPO Selling Shareholder may use any one or more of the following methods when selling its Ordinary Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Non-IPO Selling Shareholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Non-IPO Selling Shareholders may also sell their Ordinary Shares under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

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Broker-dealers engaged by a Non-IPO Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Non-IPO Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Ordinary Shares or interests therein, the Non-IPO Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Non-IPO Selling Shareholders may also sell Ordinary Shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Non-IPO Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Non-IPO Selling Shareholders and any broker-dealers or agents that are involved in selling the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Non-IPO Selling Shareholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Ordinary Shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Ordinary Shares.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Ordinary Shares may be resold by the Non-IPO Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect; or (ii) all of the Ordinary Shares held by the Non-IPO Selling Shareholders have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Ordinary Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Ordinary Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Ordinary Shares may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Non-IPO Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the Non-IPO Selling Shareholders or any other person. We will make copies of this prospectus available to the Non-IPO Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Lock-up

Each Non-IPO Selling Shareholder has agreed not to sell its Ordinary Shares for a period of 90 days after the date of this prospectus (the “Lock-up Period”) except as follows:

●	Each Non-IPO Selling Shareholder may sell up to 34% of its Ordinary Shares if (a) the closing price of the shares on Nasdaq on each of 3 consecutive trading days equals or exceeds 125% of the offering price per share in the initial public offering, and (b) the average daily trading volume on Nasdaq over such 3 consecutive trading days equals or exceeds 50,000 shares (subject to adjustment for reverse and forward stock splits and similar transactions).

●	Each Non-IPO Selling Shareholder may sell up to an additional 33% of its Ordinary Shares if (a) the closing price of the shares on Nasdaq on each of 3 consecutive trading days equals or exceeds 150% of the offering price per share in the initial public offering, and (b) the average daily trading volume on Nasdaq over such 3 consecutive trading days equals or exceeds 50,000 shares (subject to adjustment for reverse and forward stock splits and similar transactions).

●	Each Non-IPO Selling Shareholder may sell up to an additional 33% of its Ordinary Shares if (a) the closing price of the shares on Nasdaq on each of 3 consecutive trading days equals or exceeds 200% of the offering price per share in the initial public offering, and (b) the average daily trading volume on Nasdaq over such 3 consecutive trading days equals or exceeds 50,000 shares (subject to adjustment for reverse and forward stock splits and similar transactions).

After the Lock-up Period, all of the Ordinary Shares registered hereby may be freely sold in accordance with this prospectus.

LEGAL MATTERS

The validity of the Ordinary Shares being offered by this prospectus will be passed upon for us by Conyers Dill & Pearman.

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